EXHIBIT 4.7

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                     HARLEY INDUSTRIES, INC., THE SAFE SEAL
                      COMPANY, INC., VALVE REPAIR OF SOUTH
                     CAROLINA, INC., SPINSAFE CORPORATION,
                     THE SAFE SEAL COMPANY (CANADA), INC.,
                     GSV, INC. and PLANT SPECIALTIES, INC.

                                   BORROWERS

                            THE CHASE MANHATTAN BANK

                                   AGENT FOR


                            THE CHASE MANHATTAN BANK
                                      AND
                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    LENDERS
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                                 TABLE OF CONTENTS


ARTICLE I       DEFINITIONS..................................................  1
      1.1       DEFINITIONS..................................................  1
      1.2       OTHER DEFINITIONS............................................ 23

ARTICLE II      REVOLVING CREDIT LOANS AND LETTERS OF CREDIT................. 24
      2.1       REVOLVING LOAN COMMITMENTS................................... 24
      2.2       LETTERS OF CREDIT............................................ 24
      2.3       BORROWING BASE............................................... 25
      2.4       LOAN VALUE OF ELIGIBLE INVENTORY............................. 26
      2.5       BORROWING PROCEDURE.......................................... 26
      2.6       USE OF PROCEEDS.............................................. 28
      2.7       REDUCTION OF REVOLVING CREDIT COMMITMENT..................... 28
      2.8       REQUIRED PAYMENTS............................................ 29

ARTICLE III     TERM LOANS................................................... 29
      3.1       TERM LOANS................................................... 29
      3.2       USE OF PROCEEDS.............................................. 29

ARTICLE IV      STEAM SUPPLY LOANS........................................... 29
      4.1       STEAM SUPPLY LOANS........................................... 29
      4.2       BORROWING BASE............................................... 29
      4.3       LOAN VALUE OF STEAM SUPPLY ELIGIBLE INVENTORY................ 30
      4.4       BORROWING PROCEDURE.......................................... 30
      4.5       USE OF PROCEEDS.............................................. 32
      4.6       REDUCTION OF STEAM SUPPLY COMMITMENT......................... 32
      4.7       REQUIRED PAYMENTS............................................ 33

ARTICLE V       NOTES........................................................ 33
      5.1       REVOLVING CREDIT NOTES....................................... 33
      5.2       TERM NOTES................................................... 33
      5.3       STEAM SUPPLY NOTES........................................... 33
      5.5       APPLICABLE MARGIN............................................ 36
      5.6       INTEREST RECAPTURE........................................... 37
      5.7       DEFAULT RATE................................................. 38
      5.8       MAXIMUM INTEREST............................................. 38
      5.9       PAYMENTS ON THE NOTES........................................ 38
      5.10      CALCULATION OF INTEREST RATES................................ 42
      5.11      PREPAYMENTS.................................................. 42
      5.12      MANNER OF PAYMENTS........................................... 43
      5.13      PRO RATA TREATMENT........................................... 43
      5.14      LENDING OFFICE............................................... 44

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      5.15      RENEWALS OF NOTES............................................ 44
      5.16      TAXES........................................................ 44
      5.17      SHARING OF PAYMENTS.......................................... 45
      5.18      SHARING OF SETOFFS........................................... 45
      5.19      COMMITMENT FEES.............................................. 46
      5.20      LETTERS OF CREDIT FEES....................................... 46
      5.21      CONSEQUENTIAL LOSS........................................... 46
      5.22      PAYMENTS IN RESPECT OF INCREASED COSTS....................... 47

ARTICLE VI      SPECIAL PROVISIONS FOR EURODOLLAR LOANS...................... 48
      6.1       INADEQUACY OF EURODOLLAR LOAN PRICING........................ 48
      6.2       ILLEGALITY................................................... 49
      6.3       EFFECT ON INTEREST OPTIONS................................... 49
      6.4       PAYMENTS NOT AT END OF INTEREST PERIOD....................... 49
      6.5       SURVIVAL OF OBLIGATIONS...................................... 50

ARTICLE VII     COLLATERAL FOR LOANS......................................... 50
      7.1       COLLATERAL FOR LOANS......................................... 50
      7.2       COLLATERAL DOCUMENTS......................................... 51
      7.3       FURTHER ASSURANCES........................................... 51
      7.4       OTHER LOANS.................................................. 52

ARTICLE VIII    CUSTODY, INSPECTION, COLLECTION AND MAINTENANCE OF
                COLLATERAL................................................... 52
      8.1       CASH COLLATERAL ACCOUNT...................................... 52
      8.2       COLLECTION OF ACCOUNTS....................................... 52
      8.3       VERIFICATION OF ACCOUNTS..................................... 54
      8.4       SALES OF INVENTORY........................................... 54
      8.5       INSPECTIONS AND FIELD EXAMINATIONS........................... 54
      8.6       REPORTS...................................................... 55
      8.7       COMPLIANCE WITH LAW.......................................... 55
      8.8       ACCESS....................................................... 55
      8.9       PROTECTION................................................... 55
      8.10      RIGHT TO RECEIVE............................................. 56
      8.11      STEAM SUPPLY CASH COLLATERAL ACCOUNT......................... 56

ARTICLE IX      COVENANTS.................................................... 56
      9.1       AFFIRMATIVE COVENANTS........................................ 56
      9.2       FINANCIAL COVENANTS.......................................... 60
      9.3       OTHER COVENANTS.............................................. 61
      9.4       ERISA COMPLIANCE............................................. 63
      9.5       INDEMNITY.................................................... 64

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ARTICLE X       CONDITIONS PRECEDENT......................................... 65
      10.1      INITIAL ADVANCES OF LOANS.................................... 65
      10.2      SUBSEQUENT ADVANCES.......................................... 69

ARTICLE XI      REPRESENTATIONS AND WARRANTIES............................... 69
      11.1      REPRESENTATIONS AND WARRANTIES CONCERNING THE BORROWERS...... 69
      11.2      REGULATORY MATTERS........................................... 73
      11.3      REPRESENTATIONS REGARDING ACCOUNTS........................... 75
      11.4      REPRESENTATIONS REGARDING INVENTORY.......................... 76
      11.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES................... 76

ARTICLE XII     DEFAULTS AND REMEDIES........................................ 77
      12.1      EVENTS OF DEFAULT............................................ 77
      12.2      REMEDIES..................................................... 80
      12.3      NOTICES OF DEFAULT........................................... 80

ARTICLE XIII    AGENT........................................................ 80
      13.1      APPOINTMENT.................................................. 80
      13.2      AUTHORIZATION................................................ 80
      13.3      RESPONSIBILITIES OF AGENT.................................... 81
      13.4      RESIGNATION AND SUCCESSOR.................................... 82
      13.5      NOTEHOLDERS.................................................. 82
      13.6      CONSULTATION WITH COUNSEL.................................... 82
      13.7      INDEPENDENT INVESTIGATION.................................... 83
      13.8      EXPENSES AND INDEMNIFICATION................................. 83
      13.9      INDEPENDENT STATUS........................................... 83
      13.10     BENEFIT AND APPLICABILITY OF ARTICLE......................... 83

ARTICLE XIV     MISCELLANEOUS................................................ 83
      14.1      NOTICES...................................................... 83
      14.2      SEVERABILITY................................................. 84
      14.3      CAPTIONS..................................................... 84
      14.4      SUCCESSORS AND ASSIGNS....................................... 84
      14.5      SYNDICATIONS................................................. 84
      14.6      PARTICIPATIONS............................................... 84
      14.7      NON-LIABILITY OF THE AGENT AND THE LENDERS................... 86
      14.8      FINANCING STATEMENTS......................................... 87
      14.9      LIST OF EXHIBITS AND SCHEDULES............................... 87
      14.10     MODIFICATION................................................. 87
      14.11     WAIVER....................................................... 87
      14.12     GOVERNING LAW................................................ 87
      14.13     CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION......... 88
      14.14     WAIVER OF JURY TRIAL.  ...................................... 88
      14.15     NO THIRD PARTY BENEFICIARY................................... 88
      14.16     PAYMENT OF EXPENSES.......................................... 88

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      14.17     CONFLICTS.................................................... 89
      14.18     ENTIRETY..................................................... 89
      14.19     RIGHT OF SETOFF.............................................. 89
      14.20     JOINT AND SEVERAL OBLIGATIONS................................ 89
      14.21     MULTIPLE COUNTERPARTS........................................ 90

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                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    This Second Amended and Restated Credit Agreement (the "SECOND RESTATED AGREEMENT") is made and entered into effective July 28, 1997 (the "EFFECTIVE DATE OF THIS SECOND RESTATED AGREEMENT"), by and among:

    HARLEY INDUSTRIES, INC. ("HARLEY"), THE SAFE SEAL COMPANY, INC. ("SAFE SEAL"), VALVE REPAIR OF SOUTH CAROLINA, INC. ("VALVE"), SPINSAFE CORPORATION ("SPINSAFE"), THE SAFE SEAL COMPANY (Canada), INC. ("SAFE SEAL CANADA"), GSV, INC. ("GSV") and PLANT SPECIALTIES, INC. ("PSI," sometimes with Harley, Safe Seal, Valve and Spinsafe, Safe Seal Canada and GSV being herein collectively called the "BORROWERS," and singly called a "BORROWER"); and,

    TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TEXAS COMMERCE") and THE CHASE MANHATTAN BANK ("CHASE" and Texas Commerce and Chase being herein sometimes collectively, the "LENDERS", and individually, a "LENDER"); and,

    THE CHASE MANHATTAN BANK (the "AGENT"), as Agent for the Lenders as set out herein.

                                     RECITALS

    Harley, Safe Seal, Valve, Spinsafe, Safe Seal Canada, the Agent and the Lenders entered into a Credit Agreement dated January 31, 1997, as amended in First Amendment to Credit Agreement dated January 31, 1997 (collectively, the "PRIOR AGREEMENT"). The Borrowers, the Agent and the Lenders modified the terms of the Prior Agreement and entered into an Amended and Restated Credit Agreement (the "RESTATED AGREEMENT") dated June 12, 1997. The Prior Agreement and the Restated Agreement are sometimes collectively herein referred to as the "PRIOR CREDIT AGREEMENTS." The Borrowers, the Agent and the Lenders desire to further amend and restate the provisions of the Prior Credit Agreements as herein set out. Subject to the terms hereof, the Lenders agree to make the Loans available for the purposes herein set out to the Borrowers.

    In consideration of the premises, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and for other valuable consideration, the parties agree as set out herein.

                                     ARTICLE I
                                    DEFINITIONS

    1.1 DEFINITIONS. For the purposes of this Second Restated Agreement and the other Loan Documents, unless the context requires otherwise, the following terms shall have the respective meanings ascribed to them in this Article or in the Sections referred to below:

"ACCOUNT DEBTORS" means all, and "ACCOUNT DEBTOR" means any account debtor, customer or other obligor with respect to any of the Accounts.

"ACCOUNTS", "CHATTEL PAPER", "CONTRACTS", "CONTRACT RIGHTS", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", and "INSTRUMENTS" shall have the meanings ascribed to such terms in the UCC, and shall mean the Accounts, Chattel Paper, Contracts, Contract Rights, Docu-

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ments, Equipment, Fixtures, General Intangibles, Goods, and Instruments of each of the Borrowers in which the Agent is granted security interests for the benefit of the Lenders pursuant to the Loan Documents.

"ACT OF COLLATERAL MORTGAGE" means the first priority Act of Collateral Mortgage and Collateral Assignment of Proceeds executed and delivered pursuant to the Prior Agreement.

"ADJUSTED LIBOR RATE LOANS" means all, and "ADJUSTED LIBOR RATE LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the LIBOR Rate for such Interest Period.

"ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBOR Rate in effect for such Interest Period, and (ii) Statutory Reserves.

"ADVANCES" means all, and "ADVANCE" means any, of the disbursements by the Lenders of the sums loaned to the Borrowers pursuant to this Second Restated Agreement.

"AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds five per cent or more of any class of Voting Shares of such Person or five per cent or more of the equity interest in such Person,
(ii) any Person of which such Person beneficially owns or holds five per cent or more of any class of Voting Shares or in which such Person beneficially owns or holds five per cent or more of the equity interest in such Person and (iii) any director, officer, member, manager or employee of such Person. For the purposes of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

"AGENT" shall have the meaning ascribed to such term in the preamble hereof.

"AGREEMENT" means this Second Restated Agreement and the Prior Credit Agreements, as amended and restated herein, and as it may, from time to time, be further amended and restated.

"ALLWASTE GUARANTY AGREEMENT" means the limited guaranty agreement executed by Allwaste pursuant to the Prior Agreement for the benefit of the Lenders, the Guaranty Confirmation Letter executed by Allwaste pursuant to the terms of the Restated Agreement and the Guaranty Confirmation Letter executed by Allwaste pursuant to the terms of this Second Restated Agreement

"ALLWASTE" means Allwaste, Inc., a Delaware corporation.

"ALTERNATE BASE RATE LOANS" means that portion of any Loan which bears interest at a rate of interest determined by reference to the Alternate Base Rate.

"ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Base Rate in effect on such day, (ii) the Base CD Rate in effect on such day PLUS one (1) per cent, or (iii) the Federal Funds Effective Rate in effect on such day PLUS one-half (1/2) of one (1) per cent. If the

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Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

"APPLICABLE MARGIN" shall have the meaning ascribed to such term in Section 5.5.

"APPRAISAL" means the appraisals rendered in connection with the Prior Credit Agreements.

"ASSESSMENT RATE" means the annual assessment rate (net of refunds) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance to such Governmental Authority (or such successor) of time deposits made in Dollars at the Agent's U.S. offices during the current calendar year.

"ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form attached to the Restated Agreement.

"ASSIGNMENT OF LEASES" means all, and "ASSIGNMENT OF LEASE" means any, of the Assignment of Leases and Rents executed pursuant to the Prior Credit Agreements.

"AVAILABILITY" means, at any time, with respect to the Revolving Credit Loans, the Revolving Credit Commitment (as such amount may be reduced or increased in accordance with the provisions of this Second Restated Agreement), MINUS the sum, at such time, of (i) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans, (ii) the amounts of outstanding Letters of Credit and Letters of Credit fees, and (iii) the Reserves established by the Agent pursuant to Section 2.3.B.

"BASE CD RATE" means the sum of (i) the product of (a) the Three-Month Secondary CD Rate, and (b) Statutory Reserves, and (ii) the Assessment Rate.

"BASE RATE" means the variable rate of interest announced from time to time by Chase as the prime rate, and used by Chase as a general reference rate of interest, but which rate of interest may not be the lowest rate charged by Chase on similar loans. If Chase shall, during the term of this Second Restated Agreement, abolish or abandon the practice of announcing or publishing a "PRIME RATE", then the "BASE RATE" used during the remaining term of this Second Restated Agreement shall be that interest rate or other general reference rate then in effect and used by Chase, which, from time to time, in the judgment of Chase, most effectively approximates the initial definition of the "BASE RATE".

"BOARD" means the Board of Governors of the Federal Reserve System of the U.S.

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"BORROWERS" means all, and "BORROWER" means any, of Safe Seal, Harley, Valve,
Spinsafe, Safe Seal Canada, GSV, PSI and any other Consolidated Subsidiary of Safe Seal which the Lenders may, at the time of its acquisition or formation by a Borrower, or at any subsequent time, require to be a Borrower hereunder.

"BORROWING BASE CERTIFICATE" means any of the certificates attached to a Certificate of Compliance and delivered by Borrowers to the Agent calculating the Borrowing Base pursuant to Section 9.1.A.(6).

"BORROWING BASE" means the total amounts calculated pursuant to Section 2.3 to determine Availability.

"BORROWING DATE" means the date (which must be a Business Day) specified in (i) any Notice of Revolving Credit Advance, (ii) a Notice of Term Loan Advance,
(iii) Letter of Credit Agreement, or (iv) any Notice of Steam Supply Advance, as a date on which the Borrowers request the Agent make an Advance or issue a Letter of Credit.

"BORROWING" means any amount disbursed by the Agent, (i) to or on behalf of the Borrowers under the Loan Documents, whether such amount advanced constitutes an original disbursement of funds, the continuation of an amount outstanding, (ii) amounts advanced and outstanding under a Letter of Credit (until such payment is reimbursed in accordance with the applicable Letter of Credit Agreement or the Letter of Credit is returned to the Agent), or (iii) a disbursement of funds in accordance with and to satisfy the Obligations.

"BUILDINGS" shall have the meaning ascribed to such term in the Mortgages.

"BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York, New York except that, if any determination of a "BUSINESS DAY" shall relate to a Eurodollar Loan, the term "BUSINESS DAY" shall, in addition, exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"CAPITAL EXPENDITURE" means any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as equipment, real property, improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP.

"CAPITAL LEASE" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including, without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

"CASH COLLATERAL ACCOUNT" means the non-interest bearing cash collateral account maintained by the Borrowers with Texas Commerce in the names of the Borrowers pursuant to Section 8.1, and the Lockbox Agreement.

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"CERCLA" means the Comprehensive Environmental Response Compensation and
Liability Act of 1980, as amended from time to time, and all regulations and rulings issued thereunder.

"CERTIFICATE OF COMPLIANCE" means any of the certificates delivered by the Borrowers pursuant to Section 9.1.A.(6).

"CHANGE OF CONTROL" means (i) if any Person, or group of Persons acting together shall acquire sufficient stock ownership of any of the Borrowers or any of the Steam Supply Group to permit such Person or group to elect a majority of the Board of Directors of any Borrower or member of the Steam Supply Group or otherwise control any Borrower or member of the Steam Supply Group, (ii) if there shall occur any merger, consolidation or dissolution of any Borrower or any member of the Steam Supply Group with any other Person, or (iii) if there shall occur any sale, lease or other disposition of all or substantially all of the assets or capital stock of any Borrower or any member of the Steam Supply Group to any other Person.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COLLATERAL ASSIGNMENT OF LEASES AND RENTS" means the first priority Collateral Assignment of Leases and Rents executed and delivered pursuant to the Prior Agreement.

"COLLATERAL DOCUMENTS" means all mortgages, acts of collateral mortgage and collateral assignment of proceeds, assignments of leases, collateral assignments of leases, security agreements, collateral pledge and security agreements, pledge agreements, guaranty agreements, security agreement-collateral assignments of notes, and any other agreements or documents executed or delivered to secure the repayment of the Obligations or any part thereof.

"COLLATERAL MORTGAGE NOTE" means that one certain promissory note in the original principal sum of $300,000.00, dated January 31, 1997, executed by Harley payable to the order of Bearer pursuant to the Prior Agreement.

"COLLATERAL PLEDGE AND SECURITY AGREEMENT" means the first priority Collateral Pledge and Security Agreement executed and delivered pursuant to the Prior Agreement.

"COLLATERAL" means and includes all of each Borrower's assets now owned or hereafter acquired, except for the interests owned by Valve in a real property tract in Charleston, South Carolina, the interests owned by GSV in real property tract in Florida and the interests owned by PSI in a real property tract in Sulphur, Louisiana.

"COMMITMENT LETTER" means the commitment letter dated January 17, 1997, from Chase and Texas Commerce addressed to the Safe Seal and Allwaste, as the same may be amended, modified or supplemented from time to time.

"COMMITMENT TERMINATION DATE" means January 30, 2000, or if such date is not a Business Day, then the Business Day preceding such date.

"COMMITMENT" means, with respect to each Lender, the obligation of the Lender to extend credit to the Borrowers in an amount equal to its respective Percentage of the Revolving Credit Commitment, the

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Total Term Loan Commitment, and the Steam Supply Commitment, as each such
Commitment may be adjusted from time to time pursuant to the terms of this Second Restated Agreement.

"CONSEQUENTIAL LOSS" shall have the meaning set forth in Section 5.21.

"CONSOLIDATED SUBSIDIARIES" means Spinsafe, Safe Seal Canada, GSV and PSI as to Safe Seal, and Valve as to Harley, and any other entity acquired by Safe Seal or Harley, the capital stock of which is owned in its entirety by Safe Seal, Harley or a wholly owned direct subsidiary of either of them, and "CONSOLIDATED SUBSIDIARY" means any of them.

"CONTRACT RATE" means each, as applicable, of the rates of interest described in
Section 5.4.

"CONTROLLED GROUP" means (i) the controlled group of corporations as defined in ss.1563 of the Code, or (ii) the group of trades or businesses under common control as defined in ss.414(c) of the Code, of which a Borrower is or may become a part.

"CONVERSION DATE" shall have the meaning ascribed to such term in Section 5.4.A.(4) or Section 5.4.B.(3), as applicable.

"DEBT SERVICE COVERAGE RATIO" shall have the meaning ascribed to such term in
Section 9.2.B.

"DEBT SERVICE EXPENSE" means, with respect to any Person for any period, the aggregate of regularly scheduled principal payments of all long-term Indebtedness (including, without limitation, Subordinated Indebtedness) made or to be made by such Person during such period in accordance with GAAP.

"DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws, from time to time in effect, affecting the rights of creditors generally.

"DEFAULT RATE" shall have the meaning ascribed to such term in Section 5.7.

"DEFAULT" shall have the meaning ascribed to such term in Section 12.1.

"DIVIDENDS" means in respect of any Person, (i) cash distributions or any other distributions (including distributions by tax-option corporations) on, or in respect of, any class of capital stock of such Person, whether in cash, property, securities or a combination thereof (whether by reduction of capital or otherwise), except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments (or the setting aside of any amounts for any such purpose) made in respect of the redemp tion, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

"DOLLARS" and the symbol "$" shall refer to currency of the U.S.

"DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" opposite its name as set out in the Prior Agreement, or such other office of such Lender as such Lender may, from time to time, specify to the Borrowers and the Agent.

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"EBITDA" means for any fiscal period of the Borrowers, the sum of the following which would be reflected on the consolidated income statement of the Borrowers prepared in accordance with GAAP, (i) net income; PLUS, (ii) income taxes; PLUS
(iii) Interest Expense; PLUS, (iv) non-cash charges in respect of depreciation and amortization.

"EFFECTIVE DATE OF THE PRIOR AGREEMENT" shall mean January 31, 1997.

"EFFECTIVE DATE OF THE RESTATED AGREEMENT" shall mean June 12, 1997.

"EFFECTIVE DATE OF THIS SECOND RESTATED AGREEMENT" shall mean July 28, 1997.

"EFFECTIVE DATES OF THE PRIOR CREDIT AGREEMENTS" shall mean, respectively, the effective dates of the execution and delivery of the Prior Credit Agreements.

"ELIGIBLE ACCOUNTS" means, at the time of any determination thereof, each Account of Harley (and for the purposes of the term "ELIGIBLE ACCOUNTS" as it relates to Harley shall mean and include Harley and Valve) or Safe Seal (and for the purposes of the term "ELIGIBLE ACCOUNTS" as it relates to Safe Seal shall mean and include Safe Seal, Spinsafe, GSV and PSI) as to which the following requirements have been fulfilled to the satisfaction of the Agent. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's judgment. In general, without limiting the foregoing, an Account shall in no event be deemed to be an Eligible Account unless:

    A. Harley or Safe Seal has lawful and absolute title to the Account and the Account constitutes an "ACCOUNT" within the meaning of the UCC.

    B. All payments due on the Account have been invoiced and the Account is not evidenced by any Chattel Paper, promissory note, or other Instrument.

    C. The Account is a valid, legally enforceable obligation of an Account Debtor who is obligated under the Account for goods or services previously delivered or rendered to the Person and the Account has not been outstanding for more than ninety (90) days from invoice date.

    D. There has been excluded from the Account any portion that is subject to any dispute, setoff, counterclaim, contras, chargebacks, net-out contract, deduction, credits, returns, discounts, and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, and other claim or defense on the part of the Account Debtor or any claim on the part of the Account Debtor denying liability for the Account.

    E. The Account Debtor has finally accepted the goods or services from the sale out of which the Account arose and has not objected to goods or services or returned any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return.

    F. Harley or Safe Seal has the full and unqualified right to assign and grant a security interest in the Account to the Agent as security for the Obligations.

    G. The Account is subject to a fully perfected first priority security interest and Lien in favor of the Agent for the benefit of the Lenders pursuant to the Loan Documents, prior to the rights of, and enforceable as such, against any other Person.

    H. The Account is not subject to any Lien in favor of any Person other than the Lien of the Agent pursuant to the Loan Documents.

    I. The Account arose from a transaction in the ordinary course of business of Harley or Safe Seal from a completed, outright and lawful sale of goods to which title (subject to any security interests retained by Harley or Safe Seal or created by an Account Debtor in favor of Harley or Safe Seal) has passed to the Account Debtor, or for the rendering of services by or on behalf of Harley or Safe Seal to the Account Debtor.

    J. The Account Debtor has not asserted that the Account, and neither Harley nor Safe Seal is aware that the Account, arises out of a bill and hold, consignment or progress billing arrangement.

    K. An Eligible Account shall not include any Account from an Account Debtor who is obligated to Harley or Safe Seal on any Account whatsoever if more than fifty (50) per cent of the Accounts of that Account Debtor has been due and payable for more than ninety (90) days from the invoice date.

    L. The Account Debtor is a U.S. Person and no Account Debtor in respect of the Account is, (i) primarily conducting business in any jurisdiction located outside the U.S., except those Accounts secured by letters of credit specifically approved by the Agent, (ii) an Affiliate of a Borrower or a Consolidated Subsidiary, (iii) any Governmental Authority, domestic or foreign, unless secured by an assignment of claims in form and content satisfactory to the Agent, and duly confirmed by the Governmental Authority, or (iv) the subject of a proceeding under any Debtor Laws.

    M. An Eligible Account shall not include an Account from or among any Affiliates of the Borrowers or an Account which arises out of a transaction in which any Borrower or Consoli dated Subsidiary shall have provided any surety or guaranty bond to the Account Debtor or other Person.

    N. The Account complies with all material requirements of all applicable laws and regulations, whether Federal, state or local.

    O. The Account is denominated in and provides for payment by the Account Debtor in Dollars.

    P. The Account has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practice of Harley or Safe Seal.

    Q. The Agent shall have the right to approve, in the Agent's business judgment, the credit-worthiness of the Account Debtor.

"ELIGIBLE INVENTORY" shall mean the Inventory described in Section 2.4, however, there shall be excluded from Eligible Inventory any item in which the Lenders do not have a perfected first priority Lien except as permitted in Section 2.4.

"EMPLOYEE PLAN" means any, and "EMPLOYEE PLANS" means all, employee benefit or other plans maintained, in whole or in part, for the employees of the Borrowers and the Consolidated Subsidiaries or any ERISA Affiliate, and covered by Title IV of ERISA, or subject to the minimum funding standards under ss.412 of the Code.

"ENVIRONMENTAL LAWS" means all Requirements relating to pollution or protection of the environment (including, but not limited to, ambient air, surface water, groundwater, land surface, and subsurface strata), including, but not limited to, CERCLA/SARA, RCRA/HSWA, and other laws relating to (i) Hazardous Materials, or (ii) the generation, manufacture, processing distribution, use treatment, handling, storage, disposal or transportation of Hazardous Materials.

"ENVIRONMENTAL SITE ASSESSMENTS" means the Phase I Environmental Site Assessment and a Phase II Environmental Site Assessment of the Mortgaged Property in Tulsa, Oklahoma performed pursuant to the Prior Agreement.

"ERISA AFFILIATE" means any Person which, together with a Borrower or any Subsidiary, would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

"EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "EURODOLLAR LENDING OFFICE" opposite its name as set out in the Prior Agreement (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may, from time to time, specify to the Borrowers and the Agent.

"EURODOLLAR LOANS" means all, and "EURODOLLAR LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate for such Interest Period.

"EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 12.1.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

"FINANCIAL OFFICER" means, with respect to any Person, the chairman, the president, the chief executive officer, or the chief financial officer of such Person.

"FINANCIAL STATEMENTS" means all, and "FINANCIAL STATEMENT" means any, of the balance sheets, income statements stockholders statements and statements of cash flow and contingent liabilities of, (i) the Borrowers and the Consolidated Subsidiaries, and (ii) the members of the Steam Supply Group.

"FINANCING STATEMENT" means each UCC-1 financing statement sufficient for purposes of perfecting the Agent's security interest for the benefit of the Lenders in the Collateral pursuant to the UCC.

"FISCAL YEAR" means the fiscal year of Safe Seal for accounting purposes ending each December 31.

"FREE CASH FLOW" means, with respect to any Person for any period, the amount, if any, by which Funds Flow From Operations of such Person and its Subsidiaries for such period exceeds the sum of (i) Capital Expenditures, PLUS (ii) Dividends, PLUS (iii) the Debt Service Expense of such Persons and its Subsidiaries for such period, and PLUS (iv) Capital Lease payments of such Person during such period.

"FUNDED DEBT RATIO" means Funded Debt divided by EBITDA.

"FUNDED DEBT" means interest bearing Indebtedness (including Subordinated Indebtedness) and preferred stock.

"FUNDING ACCOUNT" means the non-interest bearing account maintained by the Borrowers at Texas Commerce pursuant to Section 2.5.

"FUNDS FLOW FROM OPERATIONS" means Net Income PLUS depreciation, amortization, and changes in deferred taxes.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Effective Date of the Prior Agreement so as to properly reflect the financial condition, and the results of operations and cash flows, of the Borrowers, except that any accounting principle or practice required to be changed by the Accounting Principles Board or FASB (or other appropriate board or committee of the boards) in order to continue as a generally accepted accounting principle or practice, may be so changed. In the event of a change in GAAP, the Agent and the Borrowers will thereafter negotiate in good faith to revise any covenants of this Second Restated Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. If no agreement is reached, the financial covenants shall be calculated based on GAAP before any change in GAAP.

"GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority, domestic or foreign, having jurisdiction over any Borrower or Guarantor or any Borrower's business or properties.

"GUARANTORS" means all, and "GUARANTOR" means each Subsidiary of a Borrower or a Consolidated Subsidiary which the Lenders may, at the time of its acquisition or formation by a Borrower or any time subsequent thereto, require to be a guarantor of the Obligations after the Effective Date of the Prior Agreement.

"GUARANTY AGREEMENTS" means each of the guaranty agreements executed by the Guarantors and any other Person pursuant to Section 10.1.E for the benefit of the Lenders.

"GUARANTY" means any contract, agreement or understanding of any Person pursuant to which such Person guarantees, or in effect guarantees, in writing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) To purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness; (iii) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or, (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof. "GUARANTY" shall not include, however, the indorsement of negotiable instruments or documents for deposit or collection by a Borrower or Guarantor in the ordinary course of business.

"HARLEY STOCK" means all of the outstanding and issued capital stock of Harley.

"HAZARDOUS MATERIALS INDEMNIFICATION AGREEMENT" means the agreement executed pursuant to the Restated Agreement.

"HAZARDOUS MATERIALS" means hazardous substances (as defined in CERCLA/SARA and regulations promulgated thereunder), hazardous wastes (as defined in RCRA/HSWA and regulations promulgated thereunder), Class I Industrial Solid Wastes, asbestos or asbestos-containing materials or polychlorinated biphenyl, and any material quantities of any other pollutants or contaminants, including, but not limited to, any material quantities of any flammable material, explosive materials, radioactive materials, waste oil, or used oil. In the event that either CERCLA/SARA or RCRA/HSWA is ever amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment. To the extent the Environmental Laws in effect in any State wherein any of the Mortgaged Property or the Premises are located establish a meaning of "HAZARDOUS SUBSTANCES" or "HAZARDOUS WASTES" which is broader than that specified in either CERCLA/SARA or RCRA/HSWA, such broader meaning shall apply.

"HSWA" means the Hazardous and Solid Waste Amendments of 1984, as amended from time to time, and all regulations and rulings issued thereunder.

"INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including, without limitation: (i) All liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of such Person; and,
(iv) all issued and outstanding preferred stock, which is redeemable by the holder of such stock, of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

"INTANGIBLE ASSETS" means those assets of any Person which are (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses, covenants not to compete and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (iii) unamor-tized debt discount and expense, and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the U.S. unless same are backed fully by negotiable Letters of Credit issued or confirmed by U.S. banks which are satisfactory to Agent.

"INTEREST OPTION" shall have the meaning ascribed to such term in Section 5.4.

"INTEREST PAYMENT DATE" means (i) as to any Adjusted Base Rate Loan, (a) the last day of each month commencing on the first of such days to occur after such Loan is made or any Adjusted Libor Rate Loan is converted to a Base Rate Loan, and (b) the Commitment Termination Date, and (ii) as to any Eurodollar Loan, (a) the last day of each month commencing on the first of such days to occur after such Loan is made and the last day of the Interest Period for such Loan, and (b) the Commitment Termination Date.

"INTEREST PERIOD" means, with respect to any Eurodollar Loan, the period commencing on the Borrowing Date and ending on the Commitment Termination Date, consistent with the following provisions. The duration of each Interest Period shall be selected by the Borrowers in a Notice of Revolving Credit Advance as provided in Section 2.1 or the Notice of Term Loan Advance as provided in
Section 3.1, or a Rollover Notice as provided in Section 5.4.A.(3):

    A.   With respect to Eurodollar Loans requested by the Borrowers:

         (1) Initially, the period commencing on the Borrowing Date or Conversion Date with respect to such Eurodollar Loan and ending one
         (1), two (2), three (3) or six (6) months thereafter; and,

         (2) Thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrowers in a Rollover Notice.

    B. Each Interest Period shall be as selected by the Borrowers, subject to the Agent's consent, at the Agent's sole discretion. The Borrowers' choice of Interest Period is also subject to the following limitations:

         (1) No Interest Period shall end on a date after the Commitment Termination Date; and,

         (2) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which event the Interest Period shall end on the preceding Business Day).

"INTEREST RATE PROTECTION AGREEMENT" means the agreement entered into pursuant to the Prior Agreement.

"INVATEC STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated July , 1996, among Invatec, D. Bowen King and E. S. Ries.

"INVATEC" means Innovative Valve Technologies, Inc., a Delaware corporation.

"INVENTORY DESIGNATION REPORT" means each written report delivered to the Agent pursuant to Section 9.1.A.(5) designating the Inventory of Harley, Valve, GSV or PSI which is intended to be included in Eligible Inventory.

"INVENTORY" means, as of any date, (i) the inventory which would be reflected on the balance sheet of the Borrowers as of such date prepared in accordance with GAAP, and (ii) the assets of the Borrowers held for sale, and (iii) in all instances inventory in which the Agent is granted security interests pursuant to the Loan Documents.

"INVESTMENT" means any investment in any period, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to a Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

"IPO" means the consummation of the sale or issuance in a public or private offering of any debt or equity securities of the Borrowers.

"IRS" means the Internal Revenue Service, Department of the U.S. Treasury, an agency of the U.S.

"LANDLORD AGREEMENTS" means all, and "LANDLORD AGREEMENT" means any, of the agreements executed pursuant to the provisions Section 10.1.C.

"LAND" means the real estate in Tulsa, Oklahoma and Gonzales, Louisiana owned by Harley and each described in the Real Property Exhibit attached to the Prior Agreement.

"LEASEHOLDS" means all, and "LEASEHOLD" means any, (i) of the leases described in the Schedule to the Prior Credit Agreements by which a Borrower is entitled to occupy and use the Premises, and (ii) any and all other leases, subleases, licenses, concessions or other agreements, written or verbal, now or hereafter in effect, which grant a possessory interest in and to, or the right to use, all or any portion of the Premises and any other leased real property.

"LEASES" means any and all leases, subleases, licenses, concessions or other agreements, written or verbal, now or hereafter in effect, which grant a possessory interest in and to, or the right to use, all or any portion of the Mortgaged Property, and all other agreements and contracts, which, in any manner, relate to the use, occupancy, enjoyment or ownership of all or any portion of the Mortgaged Property.

"LENDERS" means all, and "LENDER" means any, of the Lenders described in the preamble hereof.

"LETTER OF CREDIT AGREEMENT" shall have the meaning ascribed to such term in
Section 2.2.A.

"LETTERS OF CREDIT" means all, and "LETTER OF CREDIT" means any, of the standby or documentary letters of credit issued by the Agent for Lenders for the benefit of a Borrower pursuant to Section 2.2.

"LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the rate at which Dollar deposits approximately equal in principal amount to the Euro- dollar Loan requested and for a maturity equal to the applicable Interest Period are offered for Euro-dollars in immediately available funds to the London branch of the Agent by leading banks in whatever

Eurodollar interbank market may be selected by the Agent, in its sole discretion, at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

"LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement, under any statute or law, or otherwise.

"LOAN DOCUMENTS" means the Prior Credit Agreements, this Second Restated Agreement, the Notes, including any renewals, extensions and modifications thereof, the Guaranty Agreements, the Allwaste Guaranty Agreement, the Allwaste Guaranty Confirmation Letter, the Collateral Documents and any agreements or documents executed or delivered pursuant to the terms of the Prior Credit Agreements or this Second Restated Agreement, and with respect to the Prior Credit Agreements or this Second Restated Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof.

"LOAN PARTIES" means the Borrowers and any Person who becomes a Borrower or a Guarantor after the Effective Date of the Prior Agreement, and the term "LOAN PARTY" means any of them.

"LOANS" means the Revolving Credit Loans, the Term Loans, and the Steam Supply Loans and the term "LOAN" means any of them.

"LOCKBOX AGREEMENT" means the agreement executed pursuant to the Restated Agreement.

"MACHINERY AND EQUIPMENT" means all machinery and equipment of Harley, exclusive of office equipment and furniture.

"MANDATORY PREPAYMENT" means an amount equal to seventy-five (75) per cent of Free Cash Flow, if any, of the Borrowers for each Fiscal Year.

"MATERIAL ADVERSE EFFECT" means any material adverse effect on, (i) the validity, performance, or enforceability of any of the Loan Documents, (ii) the financial condition or business operations of any Loan Party or Allwaste, (iii) the ability of any the Borrowers or the Guarantors to fulfill the Obligations, and/or (iv) the value of the Collateral.

"MAXIMUM RATE" and "MAXIMUM AMOUNT" respectively mean the maximum non-usurious rate and the maximum non-usurious amount of interest permitted by applicable laws that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations under the laws which are presently in effect of the U.S. and the State of New York, applicable to the holders of the Notes or, to the extent permitted by law, under such applicable laws of the U.S. and the State of New York which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"MORTGAGED PROPERTY" means the Buildings, Land and other property described in the Mortgages.

"MORTGAGES" means both, and "MORTGAGE" means each, of the Oklahoma Mortgage and the Act of Collateral Mortgage.

"NET INCOME" or "NET LOSS" means, with respect to any Person other than an individual for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to net revenues and other proper items of income for such Person less the aggregate for such Person of any and all expenses, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all of the foregoing being computed and calculated in accordance with GAAP.

"NET WORTH" means, with respect to any Person at any time, the sum of such Person's capital stock, other than mandatorily redeemable preferred stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with GAAP constitutes stockholders' equity.

"NOTEMAKER ESTOPPEL CERTIFICATE" shall have the meaning set out in Section
10.1.B.

"NOTES" means all, and "NOTE" means any of the Revolving Credit Notes and Term Notes, together with any renewals, extensions or modifications thereof.

"NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning ascribed to such term in Section 2.1.

"NOTICE OF STEAM SUPPLY ADVANCE" shall have the meaning set out in Section 4.1.

"NOTICE OF TERM LOAN ADVANCE" shall have the meaning ascribed to such term in
Section 3.1.

"OBLIGATIONS" mean:

    A. All present and future indebtedness, obligations and liabilities of any Loan Party to any of the Lenders arising pursuant to any of the Loan Documents, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

    B. All costs incurred by the Agent or any of the Lenders to obtain, preserve, perfect and enforce the Liens and security interests securing payment of such indebtedness, liabilities and obligations, and to maintain, preserve and collect the property in which any of the Lenders has been granted a Lien to secure payment of the Loans, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and,
    C. Any other Indebtedness of any Loan Party owing, or which may hereafter become owing, by any Loan Party to the Agent or any of the Lenders, arising out of any overdraft or pursuant to any agreement directly among any Loan Party with the Agent or any of the Lenders; and,

    D. All renewals, extensions and modifications of the Indebtedness referred to in the foregoing clauses, or any part thereof.

"OKLAHOMA MORTGAGE" means the first priority Mortgage executed and delivered pursuant to the Prior Agreement.

"OPERATIONS AND MAINTENANCE PLAN" shall have the meaning set out in Section
9.1.T.

"PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

"PENSION PLAN" means any Employee Plan which is subject to the provisions of Title IV of ERISA.

"PERCENTAGE" shall mean, with respect to each Lender, the percentage set forth opposite the name of such Lender on Schedule 2.1 to this Second Restated Agreement, of the Total Commitment.

"PERMITS" shall have the meaning ascribed in Section 11.1.U.

"PERMITTED LIENS" means: (i) Liens granted to the Agent for the benefit of the Lenders to secure the Obligations; and, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; and, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business securing Indebtedness the payment for which is not yet due, or if same is due, it is being contested in good faith and as to which a bond has been provided; and,
(iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; and, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appearance or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; and,
(vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; and, (vi) Scheduled Liens.

"PERSON" shall include an individual, a corporation, non-profit corporation, a professional association, a joint venture, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

"PLEDGED NOTE" shall have the meaning ascribed to such term in Section 7.1.C.

"PLEDGED STOCK" shall have the meaning ascribed to such term in Section 7.1.B.

"PREMISES" collectively means the leased properties or demised premises described in each of the Leaseholds.

"PREPAYMENT CHARGE" means a prepayment charge on, as applicable, (i) the outstanding principal amount of any of the Term Loans being prepaid, or (ii) the amount of the reduction in the Revolving Credit Commitment made pursuant to
Section 2.7 or the Steam Supply Commitment made pursuant to Section 4.6 and equal, in either instance, to (a) one and one-half (1 1/2) per cent if such prepayment or reduction occurs after July 31, 1997, but on or before January 31, 1998, (b) one (1) per cent if such prepayment or reduction occurs after January 31, 1998, but on or before July 31, 1998, or (c) one-half (1/2) of one (1) per cent if such optional prepayment or reduction occurs after July 31, 1998, but on or before January 31, 1999. No Prepayment Charge shall be due and owing by the Borrowers for any optional prepayment or reduction after January 31, 1999. No Prepayment Charge shall be payable on Mandatory Prepayments or if the there is a refinancing of the Obligations by either of the Lenders.

"RCRA" means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all regulations and rulings issued thereunder.

"REGISTER" shall have the meaning ascribed to such term in Section 14.6.C.

"REGULATION D" means Regulation D of the Board, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION G" means Regulation G of the Board, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION T" means Regulation T of the Board, 12 C.F.R. Part 220, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

"REGULATION U" means Regulation U promulgated by the Board, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation U and having substantially the same function.

"REGULATION X" means Regulation X promulgated by the Board, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation X and having substantially the same function.

"REGULATORY DEFECTS" means the failure by any Borrower, the Guarantor or member of the Steam Supply Group to comply with all laws, statutes, orders, rules and regulations of any Governmental Authority, and such failure to comply has a Material Adverse Effect.

"RENTALS" of any Person means, as of any date, the aggregate amount of the obligations and liabilities, including future obligations and liabilities not yet due and payable, of such Person to make payments under leases, subleases and similar arrangements for the use of real, personal or mixed property, other than leases which are Capital Leases.

"REPORTABLE EVENT" shall have the meaning ascribed to such term in Title IV of ERISA.

"REQUIREMENTS" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, orders, permits, certificates or ordinances of any Governmental Authority in any manner applicable to any Loan Party or any of their respective properties, and (ii) any and all contracts, written or oral, of any nature to which any Loan Party or any of their respective properties may be bound.

"RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the controller, of such Person.

"REVOLVING CREDIT ALTERNATE BASE RATE LOAN" means that portion of any Revolving Credit Loan which bears interest at a rate of interest determined by reference to the Alternate Base Rate.

"REVOLVING CREDIT COMMITMENT FEE" shall have the meaning set forth in Section 5.19.

"REVOLVING CREDIT COMMITMENT PERIOD" means the period beginning on the Effective Date of the Prior Agreement and ending on the earlier of (i) the Commitment Termination Date, or (ii) the date on which the obligations of the Lenders to fund Advances hereunder terminates after the occurrence of an Event of Default.

"REVOLVING CREDIT COMMITMENT" means the sum of $10,000,000.00, and with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in
Schedule 2.1, as the same may be reduced from time to time pursuant to Section 2.7.

"REVOLVING CREDIT EURODOLLAR LOAN" means that portion of any Revolving Credit Loan which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate.

"REVOLVING CREDIT LOANS" means the aggregate unpaid principal balance of all Borrowing made under Section 2.1.

"REVOLVING CREDIT NOTES" means all, and "REVOLVING CREDIT NOTE" means any of the Notes executed pursuant to the Prior Credit Agreements.

"REVOLVING LOAN CONTRACT RATE" means the rates of interest on the Loans calculated as set out in Section 5.4.A.

"SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all regulations and rulings issued thereunder.

"SECURITY AGREEMENT-COLLATERAL ASSIGNMENT OF NOTE" means the first priority Security Agreement-Collateral Assignment of Note executed pursuant to the Prior Agreement.

"SECURITY AGREEMENT-PLEDGES" means all, and "SECURITY AGREEMENT-PLEDGE" means each first priority Security Agreement-Pledge executed pursuant to the Prior Credit Agreements.

"SECURITY AGREEMENTS" means all, and "SECURITY AGREEMENT" means each first priority Security Agreement executed pursuant to the Prior Credit Agreements.

"SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on the Person's debts as they become absolute and matured, (iii) such Person is able to realize upon the Person's assets and pay the Person's debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"STATUTORY RESERVES" shall, on any day, mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any basic, marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board (or any successor governmental body) and any other banking authority to which any Lender is subject, however:

    A. With respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over $100,000.00 and with maturities approximately equal to three (3) months, the actual reserves established by the Board; and,

    B. With respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities, as defined in Regu- lation D, such reserve percentages ("EURODOLLAR RESERVE REQUIREMENT") shall include, with- out limitation, those imposed under Regulation D or under any similar or successor regula-tion with respect to Eurocurrency Liabilities or Eurocurrency funding. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or setoffs which may be available from time to time to any bank under Regulation D. Each determination by the Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

    C. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"STEAM SUPPLY ADVANCES" means all, and "STEAM SUPPLY ADVANCE" means any, of the disbursements by the Lenders of the sums loaned to the Borrowers pursuant to this Second Restated Agreement for the purposes of permitting the Borrowers to make loans to the Steam Supply Group.

"STEAM SUPPLY ALTERNATE BASE RATE LOAN" means that portion of any Steam Supply Loan which bears interest at a rate of interest determined by reference to the Alternate Base Rate.

"STEAM SUPPLY AVAILABILITY" means, at any time, with respect to the Steam Supply Loans, the Steam Supply Commitment (as such amount may be reduced or increased in accordance with the provisions of this Second Restated Agreement), MINUS the sum, at such time, of (i) the unpaid principal balance of, and accrued interest on, the Steam Supply Loans, and (ii) the Steam Supply Reserves established by the Agent pursuant to Section 4.2.B.

"STEAM SUPPLY BORROWING BASE CERTIFICATE" means any of the certificates attached to a Steam Supply Certificate of Compliance and delivered by Borrowers to the Agent calculating the Steam Supply Borrowing Base pursuant to the Steam Supply Credit Agreement.

"STEAM SUPPLY BORROWING BASE" means the total amounts calculated pursuant to
Section 4.2 to determine the Steam Supply Availability.

"STEAM SUPPLY CASH COLLATERAL ACCOUNT" means the non-interest bearing cash collateral account maintained by the Steam Supply Group with Texas Commerce in the names of the Steam Supply Group pursuant to the Steam Supply Credit Agreement and the Steam Supply Lockbox Agreement.

"STEAM SUPPLY CERTIFICATE OF COMPLIANCE" means any of the certificates of compliance delivered by the Steam Supply Group pursuant to the Steam Supply Credit Agreement.

"STEAM SUPPLY COMMITMENT FEES" shall have the meaning set forth in Section 5.19.

"STEAM SUPPLY COMMITMENT PERIOD" means the period beginning on the Effective Date of this Second Restated Agreement and ending on the earlier of (i) the Commitment Termination Date, or (ii) the date on which the obligations of the Lenders to fund Steam Supply Advances hereunder terminate after the occurrence of an Event of Default.

"STEAM SUPPLY COMMITMENT" means the sum of $5,000,000.00, and with respect to any Lender, the obligation of the Lender to extend credit to the Borrowers in an amount equal to its respective Percentage of the Steam Supply Commitment, as set forth in Schedule 2.1, and as the same may be reduced from time to time pursuant to Section 4.6 of this Second Restated Agreement.

"STEAM SUPPLY CONTRACT RATE" means the rates of interest on the Loans calculated as set out in Section 5.4.A.

"STEAM SUPPLY CREDIT AGREEMENT" means the agreement dated July 28, 1997, among the Steam Supply Group, as borrowers, and the Borrowers, pursuant to the terms of which the Borrowers will loan sums to the Steam Supply Group.

"STEAM SUPPLY ELIGIBLE ACCOUNTS" shall have the meaning set therefore in the Steam Supply Credit Agreement, provided further, the Agent may fix, revise and modify the standards of eligibility from time to time solely in the Agent's judgment.

"STEAM SUPPLY ELIGIBLE INVENTORY" shall mean the Eligible Inventory described in the Steam Supply Credit Agreement, however, there shall be excluded from Steam Supply Eligible Inventory any item in which the Lenders do not have a perfected first priority Lien.

"STEAM SUPPLY EURODOLLAR LOAN" means that portion of any Steam Supply Loan which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate.

"STEAM SUPPLY FUNDING ACCOUNT" means the non-interest bearing account maintained by the Borrowers at Texas Commerce pursuant to Section 4.4.

"STEAM SUPPLY GROUP" means Invatec, Puget Investments, Inc., Flickinger-Benicia, Inc, Steam Supply & Rubber Co., Inc., and Flickinger Company.

"STEAM SUPPLY LOAN DOCUMENTS" means the Steam Supply Credit Agreement, the Steam Supply Note Receivable, including any renewals, extensions and modifications thereof, the Steam Supply Security Agreement, and any other agreements or documents executed or delivered pursuant to the terms of the Steam Supply Credit Agreement and all amendments or supplements thereto or modifications thereof.

"STEAM SUPPLY LOANS" means the aggregate unpaid principal balance of all Borrowing made under Section 4.1.

"STEAM SUPPLY NOTE RECEIVABLE" means the promissory note dated July 28, 1997, in the original principal sum of $5,000,000.00, executed by the Steam Supply Group, as borrowers, bearing interest and being payable as therein set out to the order of the Borrowers, and which, pursuant to the terms of this Second Restated Agreement and the Steam Supply Security Agreement-Collateral Assignment of Note, has been collaterally assigned and pledged to the Agent for the benefit of the Lenders.

"STEAM SUPPLY NOTES" means all, and "STEAM SUPPLY NOTE" means any of the Notes executed pursuant to Section 5.3 of this Second Restated Agreement.

"STEAM SUPPLY PLEDGED STOCK" shall have the meaning ascribed to such term in the Steam Supply Credit Agreement.

"STEAM SUPPLY SECURITY AGREEMENT-COLLATERAL ASSIGNMENT OF NOTE" means the first priority Security Agreement-Collateral Assignment of Note executed pursuant to
Section 7.1.I of this Second Restated Agreement.

"STEAM SUPPLY SECURITY AGREEMENTS" means all, and "STEAM SUPPLY SECURITY AGREEMENT" means any first priority Security Agreement executed pursuant to the Steam Supply Credit Agreement creating first priority security interests in and to all of the assets of each member of the Steam Supply Group.

"STEAM SUPPLY SUBORDINATION AGREEMENT" means each subordination agreement executed pursuant to the Steam Supply Credit Agreement.

"STOCK AND REAL ESTATE PURCHASE AGREEMENT" means the Stock and Real Estate Purchase Agreement dated May 22, 1997, among Safe Seal, Curry B. Walker, Jr., Nollie J. Walker, Deborah Elaine Renfroe, Curry B. Walker, III, Cheryl Lynn Mouton, Laura Ann Thomas and PSI.

"STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated December 28, 1996, among Safe Seal, Gene Maxon, Kenneth Grounds, Hub Associates and Harley.

"STOCK TRANSFER AGREEMENT" means the Stock Transfer Agreement dated January 24, 1997, among Safe Seal, Kirk Nellis, Harley, Harley Equipment Corporation and Dennis Noyes.

"SUBORDINATED INDEBTEDNESS" means any Indebtedness of a Borrower or Consolidated Subsidiary which expressly contains in the instruments evidencing the Indebtedness or in the indenture or other similar instrument under which Indebtedness is issued (which indenture or other similar instrument shall be binding on all holders of the Indebtedness), reference to a Subordination Agreement (in form and substance satisfactory to the Lenders) substantially to the effect that the holders agree that the Indebtedness evidenced by such instrument, any renewals or extensions thereof, shall at all times and in all respects be subject to a Subordination Agreement and subordinate and junior in right of payment to the Obligations.

"SUBSIDIARY" means, with respect to any Person, the parent of such Person, any corporation, association or other business entity of which securities or other ownership interests representing more than fifty (50) per cent of the Voting Shares or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

"SURVEY" means the ALTA survey of the Land and all improvements located in Tulsa, Oklahoma, prepared pursuant to the Prior Agreement.

"TANGIBLE NET WORTH" means, with respect to any Person at any time, the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with GAAP constitutes stockholders' equity, LESS treasury stock, LESS the amount of any write-up subsequent to the Effective Date of the Prior Agreement in the value of any asset above the cost or depreciated cost thereof to such Person, LESS the book value of all Intangible Assets which would be treated as intangibles under GAAP, including, without limitation, good-will, trademarks, tradenames, patents, copyrights and licenses, covenants not to compete, and LESS the amounts outstanding on the Pledged Note.

"TEMPORARY CASH INVESTMENT" shall mean any Investment maturing within one (1) year of the date of acquisition thereof, (i) in direct, readily marketable obligations of the U.S. or obligations fully guaranteed by the U.S., (ii) commercial paper rated in the highest grade by Standard & Poor's Corporation or Moody's Investor Service, Inc. (collectively, the "RATING AGENCIES"), and (iii) Dollar time deposits with, and certificates of deposit and banker's acceptances issued by, Chase, Texas Commerce or any domestic U.S. bank having capital surplus and undivided profits aggregating at least $5,000,000,000.00 and whose long-term debt rating is at least investment grade as determined by the Rating Agencies.

"TERM EURODOLLAR LOAN" means that portion of any Term Loan which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate.

"TERM LOAN COMMITMENT" means with respect to any Lender, the Term Loan Commitment of such Lender as set forth in Schedule 2.1.

"TERM LOAN CONTRACT RATE" means the rates of interest on the Loans calculated as set out in Section 5.4.B.

"TERM LOANS" means the aggregate unpaid principal balance of all Borrowing made under Section 3.1.

"TERM NOTES" means all, and "TERM NOTE" means any of the Term A Notes or the Term B Notes executed pursuant to the Prior Credit Agreements.

"THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York, New York, received at approximately 10:00 a.m., New York, New York, time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York, New York negotiable certificate of deposit dealers of recognized standing selected by it.

"TITLE COMPANY" means Commonwealth Land Title Insurance Company, whose agent is Tulsa Abstract & Title Company, Inc.

"TITLE DOCUMENTS" means any all warehouse receipts, bills of lading or similar documents of title relating to goods in which any of the Borrowers at any time has an interest, whether now, or at any time or times hereafter, issued to the Borrowers or the Agent by any Person, and whether covering Inventory or otherwise.

"TITLE POLICY" means the ALTA title insurance policy issued by the Title Company pursuant to the Prior Agreement.

"TOTAL COMMITMENT" means the sum of the Revolving Credit Commitment, as the same may be reduced from time to time pursuant hereto, the Total Term Loan Commitment and the Steam Supply Commitment.

"TOTAL TERM LOAN COMMITMENT" means the sum of $7,500,000.00 and shall refer to the Lenders' Term Loan Commitments.

"TRANSACTIONS" shall have the meaning ascribed to such term in Section 11.1.B.

"UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction in which any of the Collateral is located and includes the Texas Business and Commerce Code Annotated ss.ss.1.101- 11.108 (Vernon Supp. 1992), as amended.

"UNITED STATES" and "U.S." each means the United States of America.

"VOTING SHARES" of any corporation or limited liability company means shares, membership certificates or interests of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the Board of Directors, or other governing bodies, of such corporation or limited liability company.

    1.2  OTHER DEFINITIONS.

    A. All terms defined in this Second Restated Agreement shall have the above-defined meanings when used in any of the Loan Documents, certificates, reports or other documents made or delivered pursuant to this Second Restated Agreement, unless the context therein shall require otherwise. Defined terms used herein in the singular shall import the plural and vice versa.

    B. As appropriate, terms used herein and defined in the Prior Credit Agreements will have the meanings ascribed to them in the Prior Credit Agreements. To the extent required, references to the Effective Dates of the Prior Credit Agreements shall be the appropriate dates for performance of the Transactions. References to Exhibits herein include the Exhibits to the Prior Credit Agreements.

    C. As appropriate, terms used herein and defined in the Steam Supply Loan Documents will have the meanings ascribed to them in the Steam Supply Loan Documents.

    D. The words "HEREOF", "HEREIN", "HEREUNDER" and similar terms when used in this Second Restated Agreement shall refer to this Second Restated Agreement as a whole and not to any particular provision of this Second Restated Agreement.

    E. Unless specifically otherwise noted, references to statutes by Popular Names are reference to the United States Code Annotated and Vernon's Annotated Texas Statutes, including the regulations promulgated thereunder, and all amendments thereof.

    F. References to any obligations or liabilities of "THE BORROWERS AND GUARANTOR" or "THE BORROWERS OR THE GUARANTORS" shall refer to the joint and several obligations of such Persons.

                                    ARTICLE II
                   REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

    2.1 REVOLVING LOAN COMMITMENTS. Subject to the terms and conditions of the Prior Credit Agreements, as amended by this Second Restated Agreement, each Lender agrees, severally, but not jointly, to lend to the Borrowers on a revolving basis, in one or more Advances from time to time during the Revolving Credit Commitment Period, an amount equal to such Lender's Percentage set out in
Schedule 2.1 of the amounts requested by the Borrowers in each Notice of Revolving Credit Advance in the form of Exhibit attached to the Restated Agreement. The Lenders shall not be obligated to make Advances, however, (i) in excess of the Lender's Percentage of the Revolving Credit Commitment, (ii) if an Event of Default or a Default shall exist, and/or, (iii) if the amount of the Advance exceeds the Availability at such time. Within the limits of this Section and subject to Section 2.3, the Borrowers may borrow, repay and re-borrow in accordance with the terms and conditions of this Second Restated Agreement.

    2.2 LETTERS OF CREDIT. Subject to the terms and conditions of the Prior Credit Agreements, as amended by this Second Restated Agreement, each Lender agrees, severally, but not jointly, to have the Agent issue, from time to time, during the Revolving Credit Commitment Period, documentary and standby Letters of Credit on behalf of Safe Seal in amounts equal to the amounts requested by Safe Seal in a Letter of Credit Agreement. The Agent shall not be obligated to issue Letters of Credit, however, (i) if the aggregate amount of outstanding Letters of Credit and the Advances made on the Revolving Credit Loans are in excess of the lesser of (a) the Availability, or (b) the Revolving Credit Commitment, (ii) if the total amounts of outstanding Letters of Credit exceed or would exceed $750,000.00, and/or, (iii) if an Event of Default or a Default shall exist.

    A. The Borrowers shall execute and deliver the Agent's then current form of Application and Agreement for Letter of Credit ("LETTER OF CREDIT AGREEMENT"). Stand-by Letters of Credit shall be issued for periods not in excess of one (1) year and shall have an expiry date not later than thirty days prior to the Commitment Termination Date. Documentary Letters of Credit shall have an expiry date not later than one hundred twenty days after issuance, and in any event not later than thirty days prior to the Commitment Termination Date.

    B. The Borrowers agree to pay or reimburse the Agent the amount paid or to be paid by the Agent on the date when any draft or draw request is presented under any Letter of Credit. If the Borrowers have not reimbursed the Agent for any drafts or draws paid or to be paid within twenty-four (24) hours following the Agent's demand for reimbursement, the Agent is irrevocably authorized to fund the Borrowers' reimbursement obligations as an Advance pursuant to Section 2.1 if there is availability and the proceeds of such Borrowing shall be in payment of the Borrowers' unpaid reimbursement obligations. If an Advance cannot be made, then the Borrowers' reimbursement obligation shall constitute a demand obligation. The Borrowers' obligations under this Section are absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment that any Loan Party may have at any time against the Agent or any of the Lenders. From the date that a draw has occurred to the date paid, unpaid reimbursement amounts shall accrue interest as set out in Section 5.4.A.

    C. The Agent shall notify the Borrowers of the date and amount of any draft or draw request presented for honor under any Letter of Credit, but failure to give notice will not affect the Obligations of the Loan Parties. The Agent shall pay the requested amount upon present- ment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable Letter of Credit. When making payment, the Agent may disregard (i) any Default or Event of Default that has occurred, and (ii) obligations under any other agreement that have or have not been performed by the beneficiary of the Letter of Credit or any other Person. The Agent is not responsible for, and the Borrowers' reimbursement obligations for honored drafts and draws will not be affected by, any matter or event what- soever, including, without limitation, the validity or genuineness of documents or endorse- ments, even if the documents should in fact prove to be in any respect invalid, fraudulent, or forged, or any dispute among a Borrower and the beneficiary of any Letter of Credit, or any other Person to whom any Letter of Credit may be transferred, or any claims whatso- ever of a Borrower against any beneficiary of any Letter of Credit or its transferee.

    D. The Loan Parties acknowledge that each Letter of Credit is deemed issued upon delivery to the beneficiary or a Borrower. If a Borrower requests any Letter of Credit be delivered to the Borrower rather than the beneficiary, and the Borrower subsequently cancels that Letter of Credit, the Borrower agrees to return the Letter of Credit to Agent together with the Borrower's certification that the Letter of Credit has never been delivered to its beneficiary. If any Letter of Credit is delivered to its beneficiary under a Borrower's instructions, the Borrower's cancellation shall be ineffective without the Agent's receipt of the beneficiary's written consent and the Letter of Credit.

    E. Although this Second Restated Agreement may be referenced in any Letter of Credit, the terms of an agreement related thereto or other obligation to the beneficiary of the Letter of Credit, such other agreements are not incorporated into this Second Restated Agreement in any manner.

    2.3 BORROWING BASE. The aggregate principal amount at any time remaining unpaid on the Revolving Credit Loans will not be in excess of the amounts arrived at by the computation provided for in the following formula not to exceed, however, the Revolving Credit Commitment.

    A. Availability will be computed daily and the aggregate principal amount at any time remaining unpaid on the Revolving Credit Loans will be the lesser of the Revolving Credit Commitment and the sum of the following (the "BORROWING BASE"):

         (i)  Up to eighty-five (85) per cent of the Eligible Accounts; and,

         (ii) Up to sixty-five (65) per cent of the Loan Value of Eligible Inventory, not to exceed, however, $4,000,000.00.

    B. The Agent retains the right to establish reasonable reserves ("RESERVES") as it deems appropriate under the Revolving Credit Commitment, based on such factors as the Agent deems appropriate, including, but not limited to, increases in dilution of Accounts, the value of Eligible Inventory or if the Borrowers shall fail to obtain Landlord Agreements. The Borrowers acknowledge that the establishment of Reserves will have the effect of limiting or restricting Advances.

    2.4 LOAN VALUE OF ELIGIBLE INVENTORY. The "LOAN VALUE OF ELIGIBLE INVENTORY" means the lowest of (i) Harley's or Safe Seal's, as applicable, (and for the purposes of the term "LOAN VALUE OF ELIGIBLE INVENTORY" as it relates to Harley shall mean and include Harley and Valve and as it relates to Safe Seal shall mean and include GSV and PSI) net purchase cost or manufacturing cost of domestic finished goods Inventory (on a first-in/first-out basis), and (ii) the lowest bulk market price of Inventory minus estimated expenses for packing, selling and delivery. The Agent shall have the sole right, in the Agent's judgment, to determine which Inventory is marketable and saleable at any particular time for inclusion in the Borrowing Base. Without limiting the Agent's judgment, work-in-progress, obsolete or out of condition Inventory, Inventory classified as long term assets, used Inventory, remanufactured Inventory, returned Inventory, foreign Inventory, Inventory in transit, damaged Inventory, supplied Inventory and slow moving Inventory shall not be included in the Borrowing Base. Inventory in the possession of third parties shall not be included in the Borrowing Base. In the event that Inventory previously included in an Inventory Designation Report ceases to be Eligible Inventory, the Borrowers shall promptly pay to the Lenders an amount sufficient to continue to be in compliance with Section 2.3.

    2.5 BORROWING PROCEDURE. The Borrowers will maintain a bank account (the "FUNDING ACCOUNT") with Texas Commerce into which account all Advances on the Revolving Credit Loans will be deposited. No other deposits will be made to the Funding Account.

    A. Advances on the Revolving Credit Loan shall be made pursuant to a Notice of Revolving Credit Advance signed by a Responsible Officer of Safe Seal, which shall specify (i) the aggregate amount of such Borrowing, (ii) the requested Borrowing Date of such Borrowing, and
         (iii) the Interest Option selected in accordance with Section 5.4. If Safe Seal shall specify a Eurodollar Loan, the Notice of Revolving Credit Advance shall also specify the length of the Interest Period selected by Safe Seal for such Borrowing. Safe Seal shall give the Agent the Notice of Revolving Credit Advance not later than 12:00 noon (New York, New York time), (i) at least three (3) Business Days prior to a proposed Eurodollar Loan Advance or conversion, and (ii) one (1) Business Day prior to a proposed Alternate Base Rate Loan Advance or conversion. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months duration shall be deemed to have been selected (subject to the provisions of the definition of "INTEREST PERIOD").

    B. The Agent shall be entitled to rely and act upon requests made or purportedly made by any Responsible Officer of Safe Seal and each Notice of Revolving Credit Advance shall be irrevocable and binding on the Borrowers. The Borrowers shall be unconditionally and absolutely estopped from denying (i) the authenticity and validity of any transaction so acted upon by the Agent once the Agent has made an Advance and has deposited or transferred such funds as requested in any such Notice of Revolving Credit Advance, and (ii) the Borrowers' liability and responsibility therefor. The Borrowers covenant and agree to assume liability for and to protect, indemnify and save the Agent and the Lenders harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Agent or any of the Lenders by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with the transfer of funds pursuant to a Notice of Revolving Credit Advance.

    C. After receiving a properly completed Notice of Revolving Credit Advance, the Agent shall promptly notify each Lender by telephone (confirmed immediately by telex or cable), telex or cable of the terms of such notice and such Lender's Percentage of such Borrowing. Each Lender shall, before 12:00 noon (New York, New York time), on the date a Borrowing is requested as specified in a Notice of Revolving Credit Advance, deposit with the Agent such Lender's ratable Percentage of such Borrowing in immediately available funds. The failure of any Lender to make any Advance required to be made by it hereunder shall not relieve any other Lender of its obligation to make its Advance hereunder. Each Lender may fulfill its obligations under this Second Restated Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the Obligation of the Borrowers to repay such Loan in accordance with the term of the applicable Note. If any Lender fails to provide its Percentage of any Borrowing and if all conditions to such Borrowing have apparently been satisfied, the Agent may make available to the Borrowers the funds received by it from the other Lenders. Neither the Agent nor any Lender shall be, however, responsible for the performance by any other Lender of its obligations hereunder. Upon the failure of a Lender to make an Advance required to be made by it hereunder, the Agent shall use reasonable efforts to obtain one or more financial institutions, acceptable to the Lenders, to replace such Lender, but neither the Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

    D. After receiving a Notice of Revolving Credit Advance in the manner provided herein, the fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent will, as soon as practicable, but in no event later than 5:00 p.m. (New York, New York time) on the third Business Day, in the case of a Eurodollar Loan, and on the first Business Day, in the case of an Alternate Base Rate Loan, deposit the Advance in immediately available funds in the Funding Account. If Loans are not made on such date because any condition precedent to a Borrowing herein specified is not met, the Agent will return the amounts so received to the respective Lenders.

    E. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that the Lender will not make the Lender's Percentage of such Advance available to the Agent, the Agent may assume that the Lender has made such amount available to the Agent on the date of such Borrowing in accordance with Section 2.5.C and the Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of the Borrowers on such date. If and to the extent any Lender shall not have so made its Percentage of any Advance available to the Agent, the Borrowers agree to repay to the

         Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to or on behalf of the Borrowers until the date such amount is repaid to the Agent at the rate per annum equal to the applicable Contract Rate to the Borrowing in question.

    F. The initial funding of the Revolving Credit Loans shall be an Alternate Base Rate Loan. At any time after the Effective Date of the Prior Agreement, the Borrowers may convert to Alternate Base Rate Loans or Eurodollar Loans, subject to and pursuant to the provisions of Section 5.4.

    G. If the Agent shall receive a Letter of Credit Agreement in the manner provided herein before 12:00 noon (New York, New York time), the Agent shall, subject to availability and the limit on the amounts of Letters of Credit, on the third Business Day after receipt, issue the Letter of Credit as specified by the Borrowers and deliver same as directed by the Borrowers.

    2.6 USE OF PROCEEDS. All proceeds of each Borrowing under the Revolving Credit Commitment after the Effective Date of this Second Restated Agreement shall be solely used to provide for working capital requirements of the Borrowers.

    2.7 REDUCTION OF REVOLVING CREDIT COMMITMENT. The Borrowers may at any time, or from time to time, upon not less than thirty (30) Business Days' prior notice to the Agent, in whole permanently and irrevocably terminate, or from time to time, in part permanently and irrevocably reduce the Revolving Credit Commitment ratably among the Lenders in accordance with the amounts of their respective Revolving Credit Commitment. The Revolving Credit Commitment shall not, however, be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitment at such time.

    A. Each partial reduction of the Revolving Credit Commitment shall be in a minimum of $100,000.00, or integral multiples thereof.

    B. Each reduction must be accompanied by prepayment of each Revolving Credit Note to the extent that the aggregate principal amount of the Revolving Credit Note then outstanding exceeds the Lender's Revolving Credit Commitment, as so reduced, together with interest on the principal sum so prepaid.

    C. Simultaneously with any termination or reduction of the Revolving Credit Commitment pursuant to this Section (not including, however, Section 2.7.D), the Borrowers shall pay to each Lender, through the Agent, (i) the Revolving Credit Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Re- volving Credit Commitment of such Lender so terminated or reduced, and (ii) the Prepay- ment Charge on the amount of the Revolving Credit Commitment of such Lender so termi- nated or reduced. In any instance, the Borrowers shall pay to each Lender, through the Agent the Consequential Loss if applicable. No Prepayment Charge shall, however, be due and owing by the Borrowers pursuant to this Section for any termination or reduction of the Revolving Credit Commitment after the second annual anniversary of the Effective Date of the Prior Agreement.

    D. The Revolving Credit Commitment shall be permanently reduced on each date that a prepayment of principal of the Revolving Credit Loans is required pursuant to Section 5.9.E.(2) or Section 5.9.E.(3) by the amount of each such required prepayment. In any event, the Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Commitment Termination Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

    2.8 REQUIRED PAYMENTS. If any time during the term of this Second Restated Agreement, the outstanding amount of the Advances made pursuant to Section 2.1 and the amount of Letters of Credit issued pursuant to Section 2.2 shall exceed the Borrowing Base, the Borrowers will immediately pay to the Agent an amount equal to the excess, including any unpaid interest on the principal sum paid.

                                    ARTICLE III
                                    TERM LOANS

    3.1 TERM LOANS. Each Lender has, severally, but not jointly, lent to the Borrowers, in one Advance on the Effective Date of the Prior Agreement, an amount equal to such Lender's Percentage of the amounts requested by the Borrowers in a Notice of Term Loan Advance for Term A Loans and Term B Loans in the form of Exhibit attached to the Prior Agreement. Term A Loans are in the amount of $2,750,000.00, and Term B Loans are in the amount of $4,750,000.00.

    3.2 USE OF PROCEEDS. The Borrowers represent and warrant that all proceeds of the Borrowing under the Total Term Loan Commitment have been used and may be used solely to pay transaction costs and fees in connection herewith, to pay a portion of the acquisition costs of the Harley Stock, to payoff and discharge Liens on portions of the Collateral held by Boatman's National Bank of Oklahoma, to payoff and discharge Liens on portions of the Collateral held by Bank of Oklahoma National Association, to payoff and discharge Liens on portions of the Collateral held by Texas Commerce and for no other purposes.

                                    ARTICLE IV
                                STEAM SUPPLY LOANS

    4.1 STEAM SUPPLY LOANS. Subject to the terms and conditions of this Second Restated Agreement, each Lender agrees, severally, but not jointly, to lend to the Borrowers on a revolving basis, in one or more Advances from time to time during the Steam Supply Commitment Period, an amount equal to such Lender's Percentage set out in Schedule 2.1 of the amounts requested by the Borrowers in each Notice of Steam Supply Advance in the form of Exhibit 4.1 attached to this Second Restated Agreement. The Lenders shall not be obligated to make Advances, however, (i) in excess of the Lender's Percentage of the Steam Supply Commitment, (ii) if an Event of Default or a Default shall exist, and/or, (iii) if the amount of the Steam Supply Advance exceeds the Steam Supply Availability at such time. Within the limits of this Section and subject to Section 4.2, the Borrowers may borrow, repay and re-borrow in accordance with the terms and conditions of this Second Restated Agreement.

    4.2 BORROWING BASE. The aggregate principal amount at any time remaining unpaid on the Steam Supply Loans will not be in excess of the amounts arrived at by the computation provided for in the following formula not to exceed, however, the Steam Supply Commitment.

    A. Steam Supply Availability will be computed daily and the aggregate principal amount at any time remaining unpaid on the Steam Supply Loans will be the lesser of the Steam Supply Commitment and the sum of the following (the "STEAM SUPPLY BORROWING BASE"):

         (i) Up to eighty-five (85) per cent of the Steam Supply Eligible Accounts; and,

         (ii) Up to sixty-five (65) per cent of the Loan Value of the Steam Supply Eligible Inventory, not to exceed, however, $2,500,000.00.

    B. The Agent retains the right to establish reasonable reserves ("STEAM SUPPLY RESERVES") as it deems appropriate under the Steam Supply Commitment, based on such factors as the Agent deems appropriate, including, but not limited to, increases in dilution of Steam Supply Accounts, the value of Steam Supply Eligible Inventory or if the Steam Supply Group shall fail to obtain Landlord Agreements. The Borrowers acknowledge that the establishment of Steam Supply Reserves will have the effect of limiting or restricting Steam Supply Advances.

    4.3 LOAN VALUE OF STEAM SUPPLY ELIGIBLE INVENTORY. The "LOAN VALUE OF STEAM SUPPLY ELIGIBLE INVENTORY" means the lowest of (i) the Steam Supply Group's net purchase cost or manufacturing cost of domestic finished goods Inventory (on a first-in/first-out basis), and (ii) the lowest bulk market price of Inventory minus estimated expenses for packing, selling and delivery. The Agent shall have the sole right, in the Agent's judgment, to determine which Inventory is marketable and saleable at any particular time for inclusion in the Borrowing Base. Without limiting the Agent's judgment, work-in-progress, obsolete or out of condition Inventory, Inventory classified as long term assets, used Inventory, remanufactured Inventory, returned Inventory, foreign Inventory, Inventory in transit, damaged Inventory, supplied Inventory and slow moving Inventory shall not be included in the Steam Supply Borrowing Base. Inventory in the possession of third parties shall not be included in the Steam Supply Borrowing Base. In the event that Inventory previously included in a Steam Supply Inventory Designation Report ceases to be Steam Supply Eligible Inventory, the Borrowers shall promptly pay to the Lenders an amount sufficient to continue to be in compliance with Section 2.3.

    4.4 BORROWING PROCEDURE. The Borrowers will maintain a bank account (the "STEAM SUPPLY FUNDING ACCOUNT") with Texas Commerce into which account all Advances on the Steam Supply Loans will be deposited. No other deposits will be made to the Steam Supply Funding Account.

    A. Advances on the Steam Supply Loans shall be made pursuant to a Notice of Steam Supply Advance signed by a Responsible Officer of Safe Seal, which shall specify (i) the aggregate amount of such Borrowing, (ii) the requested Borrowing Date of such Borrowing, and (iii) the Interest Option selected in accordance with Section 5.4. If Safe Seal shall specify a Eurodollar Loan, the Notice of Steam Supply Advance shall also specify the length of the Interest Period selected by Safe Seal for such Borrowing. Safe Seal shall give the Agent the Notice of Steam Supply Advance not later than 12:00 noon (New York, New York time), (i) at least three (3) Business Days prior to a proposed Eurodollar Loan Advance or conversion, and (ii) one (1) Business Day prior to a proposed Alternate Base Rate Loan Advance or conversion. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months duration shall be deemed to have been selected (subject to the provisions of the definition of "INTEREST PERIOD").

    B. The Agent shall be entitled to rely and act upon requests made or purportedly made by any Responsible Officer of Safe Seal and each Notice of Steam Supply Advance shall be irrevocable and binding on the Borrowers. The Borrowers shall be unconditionally and absolutely estopped from denying (i) the authenticity and validity of any transaction so acted upon by the Agent once the Agent has made an Advance and has deposited or transferred such funds as requested in any such Notice of Steam Supply Advance, and (ii) the Borrowers' liability and responsibility therefor. The Borrowers covenant and agree to as-sume liability for and to protect, indemnify and save the Agent and the Lenders harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Agent or any of the Lenders by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with the transfer of funds pursuant to a Notice of Steam Supply Advance.

    C. After receiving a properly completed Notice of Steam Supply Advance, the Agent shall promptly notify each Lender by telephone (confirmed immediately by telex or cable), telex or cable of the terms of such notice and such Lender's Percentage of such Borrowing. Each Lender shall, before 12:00 noon (New York, New York time), on the date a Borrowing is requested as specified in a Notice of Steam Supply Advance, deposit with the Agent such Lender's ratable Percentage of such Borrowing in immediately available funds. The failure of any Lender to make any Advance required to be made by it hereunder shall not relieve any other Lender of its obligation to make its Advance hereunder. Each Lender may fulfill its obligations under this Second Restated Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the Obligation of the Borrowers to repay such Loan in accordance with the term of the applicable Note. If any Lender fails to provide its Percentage of any Borrowing and if all conditions to such Borrowing have apparently been satisfied, the Agent may make available to the Borrowers the funds received by it from the other Lenders. Neither the Agent nor any Lender shall be, however, responsible for the performance by any other Lender of its obligations hereunder. Upon the failure of a Lender to make an Advance required to be made by it hereunder, the Agent shall use reasonable efforts to obtain one or more financial institutions, acceptable to the Lenders, to replace such Lender, but neither the Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

    D. After receiving a Notice of Steam Supply Advance in the manner provided herein, the fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent will, as soon as practicable, but in no event later than 5:00 p.m. (New York, New York time) on the third Business Day, in the case of a Eurodollar Loan, and on the first Business Day, in the case of an Alternate Base Rate Loan, deposit the Steam Supply Advance in immediately available funds in the Steam Supply Funding Account. If Loans are not made on such date because any condition precedent to a Borrowing herein specified is not met, the Agent will return the amounts so received to the respective Lenders.

    E. Unless the Agent shall have received notice from a Lender prior to the date of any Borrow- ing that the Lender will not make the Lender's Percentage of such Steam Supply Advance available to the Agent, the Agent may assume that the Lender has made such amount available to the Agent on the date of such Borrowing in accordance with Section 4.4.C and the Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of the Borrowers on such date. If and to the extent any Lender shall not have so made its Percentage of any Steam Supply Advance available to the Agent, the Borrowers agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to or on behalf of the Borrowers until the date such amount is repaid to the Agent at the rate per annum equal to the applicable Contract Rate to the Borrowing in question.

    F. The initial funding of the Steam Supply Loans shall be an Alternate Base Rate Loan. At any time after the Effective Date of this Second Restated Agreement, the Borrowers may convert to Alternate Base Rate Loans or Eurodollar Loans, subject to and pursuant to the provisions of
         Section 5.4.

    4.5 USE OF PROCEEDS. The proceeds, if any, of a Borrowing under the Steam Supply Commitment on the Effective Date of this Second Restated Agreement shall be solely used to loan such proceeds to the Steam Supply Group pursuant to the terms of the Steam Supply Credit Agreement and used by the Steam Supply Group solely for working capital purposes and to payoff and discharge existing Indebtedness of Steam Supply & Rubber Co., Inc. All proceeds of each subsequent Borrowing under the Steam Supply Commitment after the Effective Date of this Second Restated Agreement shall be solely used to loan such proceeds to the Steam Supply Group pursuant to the terms of the Steam Supply Credit Agreement and used by the Steam Supply Group solely for working capital purposes of the Steam Supply Group.

    4.6 REDUCTION OF STEAM SUPPLY COMMITMENT. The Borrowers may at any time, or from time to time, upon not less than thirty (30) Business Days' prior notice to the Agent, in whole permanently and irrevocably terminate, or from time to time, in part permanently and irrevocably reduce the Steam Supply Commitment ratably among the Lenders in accordance with the amounts of their respective Steam Supply Commitment. The Steam Supply Commitment shall not, however, be reduced at any time to an amount less than the Steam Supply Loans outstanding under the Steam Supply Commitment at such time.

    A. Each partial reduction of the Steam Supply Commitment shall be in a minimum of $100,000.00, or integral multiples thereof.

    B. Each reduction must be accompanied by prepayment of each Steam Supply Note to the extent that the aggregate principal amount of the Steam Supply Note then outstanding exceeds the Lender's Steam Supply Commitment, as so reduced, together with interest on the principal sum so prepaid.

    C. Simultaneously with any termination or reduction of the Steam Supply Commitment pursuant to this Section (not including, however, Section 4.6.D), the Borrowers shall pay to each Lender, through the Agent, (i) the Steam Supply Commitment Fees due and owing through and including the date of such termination or reduction on the amount of the Steam Supply Commitment of such Lender so terminated or reduced, and (ii) the Prepayment

         Charge on the amount of the Steam Supply Commitment of such Lender so terminated or reduced. In any instance, the Borrowers shall pay to each Lender, through the Agent the Consequential Loss if applicable. No Prepayment Charge shall, however, be due and owing by the Borrowers pursuant to this Section for any termination or reduction of the Steam Supply Commitment after the second annual anniversary of the Effective Date of the Prior Agreement.

    D. The Steam Supply Commitment shall be permanently reduced on each date that a prepayment of principal of the Steam Supply Loans is required pursuant to Section 5.9.E.(3) or Section 5.9.F by the amount of each such required prepayment. In any event, the Steam Supply Commitment of each Lender shall automatically and permanently terminate on the Commitment Termination Date, and all Steam Supply Loans still out standing on such date shall be due and payable in full together with accrued interest thereon.

    4.7 REQUIRED PAYMENTS. If any time during the term of this Second Restated Agreement, the outstanding amount of the Steam Supply Advances made pursuant to
Section 4.1 shall exceed the Steam Supply Borrowing Base, the Borrowers will immediately pay to the Agent an amount equal to the excess, including any unpaid interest on the principal sum paid.

                                     ARTICLE V
                                       NOTES

    5.1 REVOLVING CREDIT NOTES. The Advances made under Section 2.1 by a Lender is evidenced by a Revolving Credit Note payable to each such Lender, which (i) is dated the Effective Date of the Restated Agreement, (ii) is in the amount of such Lender's Percentage of the Revolving Credit Commitment, (iii) bears interest in accordance with Section 5.4, and (iv) is substantially in the form of Exhibit attached to the Restated Agreement with all blanks appropriately completed in conformity therewith. Notwithstanding the principal amount of any Revolving Credit Note as stated on the face thereof, the amount of principal actually owing on a Revolving Credit Note, at any given time, shall be the aggregate of all Advances made by the Lender to the Borrowers, less all payments of principal actually received by the Lender. The records of the Lender evidencing the date and amount of each Advance, as well as the amount of each payment made by the Borrowers, shall be rebuttably presumptive evidence of the amounts owing and unpaid on the Revolving Credit Note. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Revolving Credit Loans in accordance with the terms of the Revolving Credit Notes and this Second Restated Agreement.

    5.2 TERM NOTES. The Advances made under Section 3.1 by a Lender shall be evidenced by a Term A Note or a Term B Note payable to each such Lender, which
(i) are dated the Effective Date of the Restated Agreement, (ii) are in the amount of such Lender's Percentage of the Total Term Loan Commitment, (iii) bear interest in accordance with Section 5.4, and (iv) are in the form of Exhibit attached to the to the Restated Agreement in the case of a Term A Note and Exhibit attached to the Restated Agreement in the case of a Term B Note with all blanks appropriately completed in conformity therewith. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Term Loans in accordance with the terms of the Term Notes, the Prior Credit Agreements and this Second Restated Agreement.

    5.3 STEAM SUPPLY NOTES. The Advances made under Section 4.1 by a Lender shall be evidenced by a Steam Supply Note payable to each such Lender, which shall (i) be dated the Effective

Date of this Second Restated Agreement, (ii) be in the amount of such Lender's Percentage of the Steam Supply Commitment, (iii) bear interest in accordance with Section 5.4, and (iv) be substantially in the form of Exhibit 5.3 to this Second Restated Agreement with all blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of any Steam Supply Note as stated on the face thereof, the amount of principal actually owing on a Steam Supply Note, at any given time, shall be the aggregate of all Steam Supply Advances made by the Lender to the Borrowers, less all payments of principal actually received by the Lender. The records of the Lender evidencing the date and amount of each Advance, as well as the amount of each payment made by the Borrowers, shall be rebuttably presumptive evidence of the amounts owing and unpaid on the Steam Supply Note. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Steam Supply Loans in accordance with the terms of the Steam Supply Notes and this Second Restated Agreement.

    5.4 INTEREST RATE OPTIONS. Subject to the provisions of this Section, the Borrowers shall elect an option (an "INTEREST OPTION") of having all or any portion of the Loans bear interest at rates determined as follows:

    A. The Borrowers shall elect to have Revolving Credit Loans and Steam Supply Loans bear interest at a rate based upon the Alternate Base Rate or at the Adjusted LIBOR Rate. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Alternate Base Rate Loan or Adjusted LIBOR Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as an Alternate Base Rate Loan or an Adjusted LIBOR Rate Loan into which such change was made on the Date of such change.

         (1) Prior to Default, the unpaid principal of the Revolving Credit Loans and the Steam Supply Loans shall bear interest from the date of Advance as follows:

              (a) If an Alternate Base Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Alternate Base Rate in effect from day to day, plus the Applicable Margin (a "REVOLVING LOAN CONTRACT RATE" or a "STEAM SUPPLY CONTRACT RATE"); or, (ii) the Maximum Rate; or,

              (b) If an Adjusted LIBOR Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Adjusted LIBOR Rate in effect from day to day, plus the Applicable Margin (also a "REVOLVING LOAN CONTRACT RATE" or a "STEAM SUPPLY CONTRACT RATE"); or, (ii) the Maximum Rate.

         (2) Safe Seal shall, for the Borrowers, in each Notice of Revolving Credit Advance or Notice of Steam Supply Advance, give the Agent notice of the Interest Option selected and the term thereof with respect to each Borrowing made hereunder.

         (3) Prior to the termination of each Interest Period with respect to each Adjusted LIBOR Rate Loan, Safe Seal shall, for the Borrowers, give notice (a "ROLLOVER NOTICE") to the Agent of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. The Rollover Notice shall be given to the Agent at least one (1) Business Day, in the case of an Alternate Base Rate selection, or three (3) Business Days, in the case of an Adjusted LIBOR Rate selection, prior to the termination of the Interest Period. If the Borrowers shall specify an Adjusted LIBOR Rate, the Rollover No-tice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by the Borrowers with respect to such portion of the Loan. Each rollover notice shall be irrevocable and effective upon notification thereof to the Agent. If the required Rollover Notice shall not have been timely received by the Agent (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such Notice was required to be given, the Borrowers shall be deemed to have selected the rate set forth in Section 5.4.A.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrowers shall be deemed to have given the Agent notice of such selection.

         (4) With respect to an Alternate Base Rate Loan, the Borrowers shall have the right, on any Business Day (a "CONVERSION DATE"), to convert such Alternate Base Rate Loan to an Adjusted LIBOR Rate Loan by giving the Agent a Rollover Notice of such election at least three (3) Business Days prior to such Conversion Date.

         (5) Notwithstanding anything in this Section to the contrary, no Alternate Base Rate Loan may be converted to an Adjusted LIBOR Rate Loan and no Adjusted LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of its applicable Interest Period.

    B. The Borrowers shall elect to have Term Loans bear interest at a rate based upon the Alternate Base Rate or at the Adjusted LIBOR Rate. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Alternate Base Rate Loan or the Adjusted LIBOR Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as an Alternate Base Rate Loan or an Adjusted LIBOR Rate Loan into which such change was made on the Date of such change.

         (1) Prior to Default, the unpaid principal of the Term Loans shall bear interest from the date of Advance as follows:

              (a) If an Alternate Base Rate Loan is chosen at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Alternate Base Rate in effect from day to day, plus the Applicable Margin (a "TERM LOAN CONTRACT RATE"); or, (ii) the Maximum Rate; or,

              (b) If an Adjusted LIBOR Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Adjusted LIBOR Rate in effect from day to day, plus the Applicable Margin (also a "TERM LOAN CONTRACT RATE"); or, (ii) the Maximum Rate.

         (2) Prior to the termination of each Interest Period with respect to each Adjusted LIBOR Rate Loan, Safe Seal, for the Borrowers, shall give notice, also a "ROLLOVER NOTICE," to the Agent of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to the Agent at least one (1) Business Day, in the case of an Alternate Base Rate selection, or three (3) Business Days, in the case of an Adjusted LIBOR Rate selection, prior to the termination of such

         Interest Period. If the Borrowers shall specify an Adjusted LIBOR Rate, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by the Borrowers with respect to such portion of the Loan. Each rollover notice shall be irrevocable and effective upon notification thereof to the Agent. If the required Rollover Notice shall not have been timely received by the Agent (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such Notice was required to be given, the Borrowers shall be deemed to have selected the rate set forth in Section 5.4.B.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrowers shall be deemed to have given the Agent notice of such selection.

         (3) With respect to an Alternate Base Rate Loan, the Borrowers shall have the right, on any Business Day, also a "CONVERSION DATE," to convert such Alternate Base Rate Loan to an Adjusted LIBOR Rate Loan by giving the Agent a Rollover Notice of such election at least three (3) Business Days prior to such Conversion Date.

         (4) Notwithstanding anything in this Section to the contrary, no Alternate Base Rate Loan may be converted to an Adjusted LIBOR Loan and no Adjusted LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of each applicable Interest Period.

    C. No more than five (5) Eurodollar Loans shall be outstanding and Eurodollar Loans made on any date shall be in a minimum aggregate principal amount of $1,000,000.00, and an integral multiples of $100,000.00 for amounts in excess thereof.

    5.5 APPLICABLE MARGIN. With respect to any Loan, the Applicable Margin shall be determined as a function of the Funded Debt Ratio and shall be calculated as set forth below.

    A. For Revolving Credit Loans and Steam Supply Loans, the Applicable Margin for Adjusted LIBOR Rate Loans and Alternate Base Rate Loans shall be as follows:

                                  ADJUSTED LIBOR RATE LOANS   ALTERNATE BASE RATE LOANS
         FUNDED DEBT RATIO           APPLICABLE MARGIN            APPLICABLE MARGIN
         --------------------     -------------------------   --------------------------
         Equal to or greater
           than 4.00:1.00                3.00 %                   0.50 %

         Equal to or greater
           than 3.50:1.00, but
           less than 4.00:1.00           2.75 %                   0.25 %

         Equal to or greater
           than 2.75:1.00, but
           less than 3.50:1.00           2.50 %                   0.00 %

         Less than 2.75:1.00             2.25 %                   0.00 %

    B. For Term A Loans, the Applicable Margin for Adjusted LIBOR Rate Loans and Alternate Base Rate Loans shall be as follows:

                                  ADJUSTED LIBOR RATE LOANS   ALTERNATE BASE RATE LOANS
         FUNDED DEBT RATIO           APPLICABLE MARGIN            APPLICABLE MARGIN
         --------------------     -------------------------   --------------------------
         Equal to or greater
           than 4.00:1.00                3.50 %                   1.00 %

         Equal to or greater
           than 3.50:1.00, but
           less than 4.00:1.00           3.25 %                   0.75 %

         Equal to or greater
           than 2.75:1.00, but
           less than 3.50:1.00           3.00 %                   0.50 %

         Less than 2.75:1.00             2.75 %                   0.50 %

    C. For Term B Loans, the Applicable Margin for Adjusted LIBOR Rate Loans shall be 1.25 % and for Alternate Base Rate Loans, the Applicable Margin shall be 0.00 %

    D. The Funded Debt Ratio shall be deemed to be 4.00:1.00 from the Effective Date of the Prior Agreement to and including December 31, 1997. Any change in the Applicable Mar- gin after December 31, 1997, shall be effective upon the date of delivery of (i) the annual audited Financial Statements to be delivered pursuant to Section 9.1.A.(1), and
         (ii) thereaf- ter shall be determined quarterly from the Financial Statements of the Borrowers most re- cently delivered pursuant to
         Section 9.1.A.(3) at the end of each fiscal quarter for the pre- ceding consecutive twelve (12) month period; provided, further, for the first ensuing Fiscal Year, the Funded Debt Ratio will be determined quarterly, at the end of each fiscal quarter, for the Fiscal Year to date. If the Borrowers shall fail to deliver any such Financial State-ments within the times specified in Section 9.1.A.(1) or Section 9.1.A.(3), the Funded Debt Ratio shall be deemed to be 4.00:1.00 until the Borrowers deliver such Financial Statements to the Agent. Notwithstanding the foregoing, the Borrowers may, at the Borrowers' elec- tion, provide to the Agent reviewed Financial Statements as of June 30, 1997, and have the initial determination of the Applicable Margin as of such date. The Funded Debt Ratio will be determined by using actual Funded Debt divided by EBITDA annualized to the end of the Borrowers' Fiscal Year. Thereafter, the Funded Debt Ratio will be determined on September 30, 1997, by using actual year to date Funded Debt divided by EBITDA annual- ized to the end of the Borrowers' Fiscal Year.

    5.6 INTEREST RECAPTURE. Notwithstanding the terms of Section 5.4.A.(1) or
Section 5.4.B.(1), if on any Interest Payment Date, a Lender does not receive interest on the Loans at the applicable Contract Rate because the applicable Contract Rate exceeds or has exceeded the Maximum Rate, then the Borrowers shall, upon the demand of the Lender, pay to the Lender, in addition to interest otherwise required hereunder on each Interest Payment Date thereafter, interest at the Maximum Rate until the cumulative interest received by the Lender equals the interest which would have been received at the applicable Contract Rate. In no event shall, however, the Borrowers be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period.

    5.7 DEFAULT RATE. If a Default or an Event of Default shall occur and be continuing and not be waived, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Loans outstanding up to the date such Default or Event of Default is cured at a rate per annum equal to two
(2) per cent in excess of the Alternate Base Rate (the "DEFAULT RATE"), but never in excess of the Maximum Rate.

    5.8 MAXIMUM INTEREST. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision apparently to the contrary in the Loan Documents, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Amount or the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Loan Documents, then in such event the provisions of this Section shall govern and control and (i) no Loan Party liable for the payment of any sums to become due under the Loan Documents shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount or the Maximum Rate, and (ii) any such excess which may have been collected shall be first applied as a credit against the then unpaid principal amount on the Notes and the excess, if any, refunded to the Borrowers or the Guarantors and the effective rate of interest shall be automatically reduced to the Maximum Rate. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received by the holder or holders of the Notes in connection with the Loans.

    5.9 PAYMENTS ON THE NOTES. The Notes will be paid and prepaid in accordance with the terms set out in this Section.

    A. The unpaid principal amount of each Revolving Credit Note, together with all accrued but unpaid interest thereon, unpaid Revolving Credit Commitment Fees and unpaid Letters of Credit Fees, shall be due and payable on the Commitment Termination Date. Interest on each Revolving Credit Note shall be due and payable monthly as it accrues, on the Interest Payment Dates.

         (1) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this Section shall be applied to outstanding Revolving Credit Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (2) On the date of any termination or reduction of the Revolving Credit Commitment pursuant to Section 2.7, the Borrowers shall pay or prepay so much of the Revolving Credit

         Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this Section shall be applied to outstanding Revolving Credit Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

    B. The unpaid principal amount of each Term Note shall be due and payable in quarterly in- stallments in the amounts and on the dates set out below and in one final installment on the Commitment Termination Date, when the balance of all principal of each Term Note shall be payable in full. Interest on each Term Note shall be due and payable monthly as interest accrues on the Interest Payment Dates and in addition to the installments of principal. No scheduled payment of principal in respect of a Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loans, and such lesser amount is paid.

         TERM A NOTES

         DATE                                       QUARTERLY PRINCIPAL PAYMENTS

         April 30, 1997                             $375,000.00

         July 31, 1997 and October 31, 1997         $250,000.00

         On each January 31, April 30,
         July 31 and October 31 thereafter          $125,000.00

         Commitment Termination Date                Unpaid balance

         TERM B NOTES

         DATE                                       QUARTERLY PRINCIPAL PAYMENTS

         October 31, 1997,                          $125,000.00

         On each January 31, April 30,
         July 31 and October 31 thereafter          $250,000.00

         Commitment Termination Date                Unpaid balance

    C. The unpaid principal amount of each Steam Supply Note, together with all accrued but unpaid interest thereon and unpaid Steam Supply Commitment Fees, shall be due and payable on the Commitment Termination Date. Interest on each Steam Supply Note shall be due and payable monthly as it accrues, on the Interest Payment Dates.

         (1) The Borrowers shall make prepayments of the Steam Supply Loans from time to time such that the Steam Supply Availability equals or exceeds zero at all times. Any prepayments required by this Section shall be applied to outstanding Steam Supply Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Steam Supply Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (2) On the date of any termination or reduction of the Steam Supply Commitment pursuant to Section 4.6, the Borrowers shall pay or prepay so much of the Steam Supply Loans as shall be necessary in order that the Steam Supply Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this Section shall be applied to outstanding Steam Supply Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Steam Supply Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

    D. On the Commitment Termination Date or upon the occurrence of any Default, the Borrowers shall provide to the Agent cash collateral in an amount equal to the then-existing outstanding amounts of Letters of Credit. The Agent agrees to return the cash collateral to the Borrowers upon the subsequent payment in full of all Obligations related to such Letters of Credit.

    E. The Borrowers shall make the below enumerated prepayments on the Loans:

         (1) Within one hundred twenty (120) days of the end of each Fiscal Year of the Borrowers, commencing with the Fiscal Year ending December 31, 1997, the Borrowers shall make a prepayment of the Term Loans in an amount equal to the Mandatory Prepayment for the Fiscal Year then ended, such prepayment to be applied as set forth in Section 5.11.D.

         (2) Within three (3) days of (i) the sale of any assets of the Borrowers (excluding sales of assets in the ordinary course of business subject, however, to Section 8.4), (ii) the completion of an IPO; or
         (ii) there shall occur a Change of Control, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to one hundred
         (100) per cent of the proceeds received or realized (net of taxes due and any expenses of sale) by the Borrowers or in the case of a Change of Control, by the sellers of any Borrowers' stock, which proceeds shall be applied as set forth in Section 5.11.D.

         (3) Except as provided in Subsection 5.9.E.(3)(a), not later than the third day following the receipt by the Agent, the Borrowers or any Subsidiary of a Borrower of (i) any proceeds of any insurance required to be maintained pursuant to Section 9.1.G on account of each separate loss, damage or injury in excess of $25,000.00 (or, if there shall be a Default or an Event of Default shall be continuing, the full amount of proceeds) to any asset of the Bor-rowers or such Subsidiary of a Borrower (including, without limitation, any Collateral), or (ii) any proceeds of any business interruption insurance required to be maintained pursuant to Section 9.1.G in excess of $50,000.00 (or, if there shall be a Default or a continuing Event of Default, the full amount of proceeds), the Borrowers or the Subsidiary shall notify the Agent of such receipt, in writing or by telephone, promptly confirmed in writing. Not later than the day following receipt by the Agent, the Borrowers or the Subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to one hundred (100) per cent of such proceeds, and prepayments from such proceeds shall be applied as set forth in Section 5.11.D.

              (a) In the case of the receipt of proceeds described above with respect to the loss, damage or injury to any asset of the Borrowers or any Subsidiary of a Borrower (other than proceeds of any business interruption insurance), the Borrowers may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required as above set out, to apply all or a portion of such proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment as set out above shall be reduced Dollar for Dollar by the amount of such election. An election under this Subsection shall not be effective unless: (i) at the time of such election there is no Default or continuing Event of Default; (ii) the Borrowers shall have certified to the Agent that: {1} the proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to the Borrowers, shall be sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and, {2} to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and,
              (iii) if the amount of proceeds in question exceeds $250,000.00, the Borrowers shall have obtained the written consent of the Lenders to such election.

              (b) In the event of an election under Subsection 5.9.E.(3)(a), pending application of the proceeds to the required replacement, repairs, restoration or rebuilding, the Borrowers shall, not later than the time at which prepayment would have been in the absence of such election required as set out above, apply such proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "SPECIAL DEPOSIT") with the Agent, the balance, if any, of such proceeds remaining after such application, pursuant to agreements in form, scope and substance satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss or damage in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Lenders may consent in writing. If a Default or Event of Default shall thereafter occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

    F. If, the Borrowers shall receive or become entitled to receive any prepayments on the Steam Supply Loans, the Borrowers shall pay all such prepayments over the Agent for the benefit of the Lenders.

    G. The Agent may charge, when due and payable, any Borrowers' account with the Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Agent or any of the Lenders on or with respect to this Second Restated Agreement and/or the Loans and other Loan Documents.

    5.10 CALCULATION OF INTEREST RATES. Interest on the unpaid principal of the Notes and the Revolving Credit Commitment Fees shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days. The Agent shall determine each Contract Rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the Contract Rates so determined.

    5.11 PREPAYMENTS. Subject to the terms and conditions contained in this Section and elsewhere in this Second Restated Agreement and upon five (5) Business Days prior notice to the Agent, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan which may be prepaid only on the last day the Interest Period applicable to such Eurodollar Loan) without penalty, except as otherwise provided for herein.

    A. Partial prepayments shall be in an aggregate principal amount of $2,000,000.00, or a greater integral multiple of $500,000.00.

    B. Simultaneously with any optional prepayment of any Loan, the Borrowers shall pay to the Agent for the pro rata benefit of the Lenders in accordance with their respective Revolving Loan Commitments, Total Term Loan Commitments or Steam Supply Commitments, as applicable, the Prepayment Charge.

    C. Each Contract Rate has been determined, in part, based on the respective Lender's cost of funds. Therefore, the Borrowers shall pay a prepayment charge in an amount equal to the Consequential Loss if the Borrowers shall, in any manner, prepay any Adjusted LIBOR Rate Loan. Additionally, the Borrowers indemnify and agree to hold the Lenders harmless against, and reimburse the Lenders on demand for, any loss, cost or expense incurred or sustained by any Lender (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain an Adjusted LIBOR Rate Loan) as a result of:
         (i) Any payment or prepayment, whether required hereunder or otherwise, of any Adjusted LIBOR Rate Loan made after the delivery of a Notice of Revolving Credit Advance, Notice of Term Loan Advance or Notice of Steam Supply Advance, as applicable, but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or, (ii) the failure of any Adjusted LIBOR Rate Loan to be made by a Lender due to any action or inaction of the Borrowers. A certificate of a Lender setting forth any amount or amounts which the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive, if made in good faith, absent manifest error. Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate or the Maximum Amount. Without prejudice to the survival of any other obligations of the

         Borrowers hereunder, the obligations of the Borrowers under this Section shall survive the payment of the Loans.

    D. If no Default shall have occurred, prepayments shall be applied (i) first to the discharge of any expenses for which the Agent or any of the Lenders may be entitled to receive reim- bursement under any agreement with any of the Borrowers, (ii) next, to the Prepayment Charge, (iii) next, to the Consequential Loss, if applicable, (iv) next, to accrued interest on the Notes, (v) next, to the reduction of principal installments, in the inverse order of matu- rity, on Term A Notes up to $1,000,000.00, and in such instance first to the Alternate Base Rate Loans, and secondly to the Eurodollar Loans, and (vi) the balance remaining, if any, shall be applied equally to the reduction of principal installments, in the inverse order of maturity, on Term A Notes and Term B Notes, and in such instance first to the Alternate Base Rate Loans, and secondly to the Eurodollar Loans. Prepayments shall be applied to the Eurodollar Loans as the Borrowers shall select; provided, however, the Borrowers shall select Eurodollar Loans to be prepaid in a manner designed to minimize the Consequential Loss resulting from such prepayments. If, however, the Borrowers shall fail to select the Eurodollar Loan to which such prepayments are to be applied, the Lenders shall be entitled to apply the prepayment in any manner the Lenders shall deem appropriate.

    E. If, however, a Default has occurred and is continuing at the time of a prepayment, the Lenders shall be entitled to apply the prepayment in any manner the Lenders shall deem appropriate.

    5.12 MANNER OF PAYMENTS. All payments and prepayments of principal of, and interest on, the Notes shall be made by the Borrowers to the Agent before 12:00 noon (New York, New York time) in lawful money of the U.S. in immediately available funds at the office of the Agent set forth in Section 14.1. Any payment or prepayment received by the Agent after 12:00 noon (New York, New York time), shall be deemed to have been received by the Agent on the next succeeding Business Day. Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "INTEREST PERIOD"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

    5.13 PRO RATA TREATMENT. Except as permitted under Section 5.22 or Section 6.2, or as specified in Section 8.2, each Borrowing, each payment and each prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Revolving Credit Commitment, Total Term Loan Commitment and Steam Supply Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitment bears to the total Revolving Credit Commitment, that their Term Loan Commitment bears to the Total Term Loan Commitment, or that their Steam Supply Commitment bears to the total Steam Supply Commitment, as the case may be. Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith, on demand, such amount distributed to such Lender together with inter-est thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the applicable Contract Rate to such portion of the Revolving Credit Loans, the Term Loans, or the Steam Supply Loans, as appropriate.

    5.14 LENDING OFFICE. Each Lender may (i) designate its principal office or a foreign branch, subsidiary or affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for Eurodollar Loans, (ii) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose account payments are to be credited) for any Alternate Base Rate Loan, and (iii) change its lending offices from time to time by notice to the Agent and the Borrowers. In such event, such Lender shall continue to hold each Note evidencing its Loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Lender shall be entitled to fund all or any portion of its Revolving Credit Loans, Term Loans or Steam Supply Loans in any manner that it deems appropriate, but for the purposes of this Second Restated Agreement such Lender shall, regardless of such Lender's actual means of funding, be deemed to have funded its portion of the Loan in accordance with the Interest Option from time to time selected by Borrowers.

    5.15 RENEWALS OF NOTES. All renewals and rearrangements, if any, of the Notes shall be deemed to be made pursuant to the Prior Credit Agreements and this Second Restated Agreement, and accordingly, shall be subject to the terms and provisions thereof and hereof. The Borrowers shall be deemed to have ratified, as of the date of such renewal or rearrangement, all of the representations, covenants and agreements set forth in the Loan Documents.

    5.16 TAXES.

    A. Any and all payments by Borrowers hereunder or under the Notes shall be made free and clear of, and without deduction for, any and all present or future taxes (including, but not limited to, excise taxes), levies, imposts, deductions, charges or withholdings, and all liabil- ities with respect thereto ("TAXES"), imposed by any Governmental Authority, excluding in the case of each Lender and the Agent, taxes imposed upon its income, assets or operations, and franchise taxes imposed upon it by any Governmental Authority. If the Borrowers shall be required by law to deduct any Taxes for which the Borrowers are responsible under the preceding sentence from or in respect of any sum payable hereunder or under any Note to any Lender or Agent, (i) the sum payable shall be increased as may be necessary so that af- ter making all required deductions (including deductions applicable to additional sums pay-able under this Section) each Lender and the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrow- ers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority or other authority in ac cordance with applicable law.

    B. The Borrowers shall pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Second Restated Agreement or the other Loan Documents ("OTHER TAXES").

    C. The Borrowers and the Guarantors indemnify and agree to hold the Agent and the Lenders harmless for the full amount of Taxes and Other Taxes paid by the Agent or any of the

         Lenders or any liability, including penalties and interest, arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

    D. Without prejudice to the survival of any other agreement, the agreements and obligations of the Borrowers and the Guarantors contained in this Section shall survive the payment in full of the Obligations.

    E. Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted). Such efforts shall not, however, require or include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Second Restated Agreement or otherwise) or any action which would or might in the opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

    5.17 SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary or involuntary) in excess of such Lender's Percentage of payments shared pro rata by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them. If all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount recovered. The Borrowers agree that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

    5.18 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under ss.506 of Title 11 of the U.S. Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of lien, setoff or counterclaim. If any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note in the amount of such participation.

    5.19 COMMITMENT FEES. The Borrowers agree to pay to the Agent for the account of the Lenders a commitment fee (the "REVOLVING CREDIT COMMITMENT FEE") for the granting of the Loans computed at a rate per annum equal to one-fourth (1/4) of one (1) per cent on the average daily un-borrowed amount of the Revolving Credit Commitment in effect during the period for which payment is made. Commencing on March 31, 1997, the Revolving Credit Commitment Fee shall be payable quarterly, in arrears, on (i) the last day of each March, June, September and December during the Revolving Credit Commitment Period, (ii) the date of each reduction or termination of the Revolving Credit Commitment of Lenders hereunder, and (iii) the Commitment Termination Date. After any reduction of the Revolving Credit Commitment pursuant to Section 2.7, the Revolving Credit Commitment Fee shall be computed on the Revolving Credit Commitment of Lenders as so reduced. The Borrowers shall pay to the Agent, for its sole benefit, a collateral monitoring and administration fee in the amount of $51,000.00 for the year 1997, of which sum the amount of $35,000.00 was paid on the Effective Date of the Prior Agreement and there shall be due the amount of $16,000.00 on the Effective Date of this Second Restated Agreement. Thereafter, the collateral monitoring and administration fee shall be in the amount of $60,000.00 per annum payable in advance, on the annual anniversary of the Effective Date of the Prior Agreement. The Borrowers have paid to the Agent for the benefit of the Lenders the fees set out and described in the letter agreement dated January 17, 1997, among Lenders, Safe Seal and Allwaste. For the entering into of this Second Restated Agreement and the permitting the loans to the Steam Supply Group, the Borrowers shall pay to the Agent, for the benefit of the Lenders a commitment fee of $50,000.00 one half of which shall be due and payable on the Effective Date of this Second Restated Agreement and the balance of which will be due and payable on the earlier of the IPO and October 31, 1997. Additionally, the Borrowers agree to pay to the Agent for the account of the Lenders a commitment fee (the "STEAM SUPPLY COMMITMENT FEE") for the granting of the Steam Supply Loans computed at a rate per annum equal to one-fourth (1/4) of one (1) per cent on the average daily un-borrowed amount of the Steam Supply Commitment in effect during the period for which payment is made. Commencing on September 30, 1997, the Steam Supply Commitment Fee shall be payable quarterly, in arrears, on (i) the last day of each March, June, September and December during the Steam Supply Commitment Period, (ii) the date of each reduction or termination of the Steam Supply Commitment of Lenders hereunder, and (iii) the Commitment Termination Date. After any reduction of the Steam Supply Commitment pursuant to Section 4.6, the Steam Supply Commitment Fee shall be computed on the Steam Supply Commitment of Lenders as so reduced.

    5.20 LETTERS OF CREDIT FEES. At the time a Letter of Credit is issued, the Borrowers agree to pay to the Agent, for the benefit of the Lenders, Letter of Credit fees equal to the Applicable Margin for Adjusted LIBOR Rate Loans set out in Section 5.5.A for the issuing of Letters of Credit. The Borrowers additionally agree to pay promptly upon demand the amount of any customary fees and expenses Agent charges for amending Letter of Credit Agreements, for honoring drafts and draw requests, and taking similar action in connection with letters of credit.

    5.21 CONSEQUENTIAL LOSS. The Borrowers agree to reimburse each Lender for and against any loss or reasonable expense (including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which such Lender may sustain or incur as a consequence of any of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Second Restated Agreement or any other Loan Document, or at law): (i) any failure of the Borrowers to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article X applicable to it; (ii) any failure of the Borrowers to borrow hereunder after an irrevocable Notice of Revolving Credit Advance or Notice of Steam Supply Advance has been given; (iii) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise); or, (v) the occurrence of an Event of Default (collectively, "CONSEQUENTIAL LOSS"). Such loss or expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in U.S. Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same.

    5.22 PAYMENTS IN RESPECT OF INCREASED COSTS.

    A. Notwithstanding any other provision hereof, if after the Effective Date of this Second Restated Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender shall (i) impose, modify or make applicable to the Agent or any Lender any reserve, special deposit or similar requirement with respect to its obligations hereunder, (ii) impose on the Agent or any Lender any other condition with respect to its obligations hereunder, or (iii) subject the Agent or any Lender to any tax (other than {a} taxes imposed on the overall net income of the Agent or such Lender, and {b} franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which the Agent or such Lender has its principal office or lending office or any political subdivision or taxing authority of any such jurisdiction), charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Agent hereunder or to reduce the amount of principal, interest or any fee or compensation receivable by the Agent or such Lender hereunder, then such additional amount or amounts as will compensate the Agent or such Lender for such additional costs or reduction shall be paid to the Agent or such Lender by the Borrowers. Each Lender agrees to give notice to the Borrowers and the Agent of any such change in law, regulation, interpretation or administration with promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

    B. If, after the Effective Date of this Second Restated Agreement, any Lender shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) then from time to time, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction. Each Lender agrees to give notice to the Borrowers and the Agent of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

    C. A certificate of the Agent or a Lender setting forth such amount or amounts, supported by calculations as shall be necessary to compensate the Agent or such Lender as specified in Section 5.22.A and Section 5.22.B shall be delivered to the Borrowers and shall be conclusive and binding upon the Borrowers absent manifest error. The Borrowers shall pay the Agent or such Lender the amount shown as due on any such certificate within ten (10) Business Days after its receipt of the same.

    D. Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable hereunder or reduction in the rate of return earned on such Lender's capital, in each case pursuant to Section 5.22.A or Section 5.22.B, shall not constitute a waiver of the Agent's or such Lender's rights to demand com- pensation for any increased costs or reduction in amounts received or receivable or reduc- tion in rate of return pursuant to
         Section 5.22.A and Section 5.22.B. The protection under this Section shall be available to each Lender and the Agent regardless of any possible con- tention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Agent or Lenders shall promptly refund (without interest) all amounts paid under this Sec- tion arising from such invalid or inapplicable law, regulation or other condition).

                                    ARTICLE VI
                      SPECIAL PROVISIONS FOR EURODOLLAR LOANS

    6.1 INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to any Interest Period for any Euro- dollar Loan:

    A. A Lender determines in good faith (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the Eurodollar interbank market generally, deposits in Dollars (in the applicable amounts) are not being offered to the Lender in the Eurodollar interbank market for such Interest Period; or,

    B. A Lender determines in good faith (which determination shall be conclusive absent manifest error) that (i) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the

         Lender of maintaining or funding such Eurodollar Loan for such Interest Period, or (ii) reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, then, such Lender shall so notify the Agent and the Agent shall forthwith give notice thereof to the Lenders and the Borrowers. Thereafter, until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lender to make Eurodollar Loans shall be suspended, and (ii) the Borrowers shall either (a) repay in full the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Loans, or (b) convert such Eurodollar Loans to Alternate Base Rate Loans in accordance with
         Section 5.4.A.(3) and Section 5.4.B.(2) on the last day of the then current Interest Period applicable to each such Eurodollar Loan.

    6.2 ILLEGALITY. If with respect to any Interest Period for any Eurodollar
Loan:

    A. A Lender determines in good faith (which determination shall be conclusive absent manifest error) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Gov- ernmental Authority asserts that it is unlawful for the Lender to maintain or fund any Loan by means of Dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "EURODOLLAR EVENT"), then, such Lender shall so notify the Agent and the Agent shall forthwith give notice thereof to the Lenders and the Borrowers. Upon re- ceipt of such notice, the Borrowers shall either
         (i) prepay in full the then outstanding princi- pal amount of the affected Eurodollar Loans, together with accrued interest thereon, or
         (ii) convert the affected Eurodollar Loans to Alternate Base Rate Loans on either (a) the last day of the then current Interest Period applicable to each affected Eurodollar Loan if such Lend- er may lawfully continue to maintain and fund such Eurodollar Loan to such day, or (b) immediately, if such Lender may not lawfully continue to fund and maintain such Eurodollar Loans to such day. Upon the occurrence of any Eurodollar Event, and at any time thereaf- ter so long as such Eurodollar Event shall continue, the Lender may exercise the aforesaid option by giving notice thereof to the Agent and the Borrowers.

    B. Any prepayment of any Eurodollar Loan which is required under the preceding Section shall be made, together with accrued and unpaid interest and all other amounts payable to the Lender under this Second Restated Agreement with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Borrowers referred to above, which date ("REQUIRED PREPAYMENT DATE") shall be not less than fifteen (15) days from the date of such notice.

    6.3 EFFECT ON INTEREST OPTIONS. If notice has been given pursuant to Section
6.1 or Section 6.2 requiring a type of Eurodollar Loan to be repaid or converted, then unless and until the Agent notifies the Borrowers that the circumstances giving rise to such repayment no longer apply requiring such repayment or conversion, all Loans shall thereafter be Alternate Base Rate Loans. If the Agent notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, the Borrowers may thereafter select Loans to be Eurodollar Loans in accordance with Section 5.4.A.(1) or Section 5.4.B.(1).

    6.4 PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrowers make any payment of principal with respect to any Adjusted LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such Adjusted LIBOR Rate Loan, the Borrowers shall reimburse the Lenders on demand the Consequential Loss incurred by the Lenders as a result of the timing of such payment. A certificate of a Lender setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to the Borrowers and shall, in the absence of manifest error, be conclusive and binding. Any conversion of an Adjusted LIBOR Rate Loan to a different Interest Option on any day other than the last day of the Interest Period for such Adjusted LIBOR Rate shall be deemed a payment for purposes of this Section.

    6.5 SURVIVAL OF OBLIGATIONS. Failure on the part of any Lender or the Agent to demand compensation pursuant to this Article for any increased costs or reduction in amounts received or receivable with respect to any Interest Period, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Article shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation. Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                                    ARTICLE VII
                               COLLATERAL FOR LOANS

    7.1 COLLATERAL FOR LOANS. The Loans are and shall continue to be secured by the following property (collectively, the "COLLATERAL") and Liens in the Collateral shall be created by or in the Collateral Documents, including, but not limited to, those described as follows:

    A. Security Agreement in the form of Exhibit attached to the Prior Agreement duly executed by each Borrower, creating a first priority lien, mortgage and security interest in and upon all of the Borrower's present and future Accounts, Inventory, Equipment, furniture, Goods, Fixtures, General Intangibles, Instruments, margin accounts, tax refunds, Chattel Paper, drafts, acceptances, Contracts and Contract Rights, Documents, Title Documents, notes, re- turned and repossessed Goods and all other personal property or interests in personal prop-erty, together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies in- suring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing, whether now owned or hereafter acquired, and wherever located.

    B. Security Agreement-Pledge in the form of Exhibit attached to the Prior Credit Agreements duly executed by Safe Seal and Harley, as applicable, creating a first priority lien, mortgage and security interest in and upon all of the outstanding and issued capital stock of Harley, Valve, Spinsafe, Safe Seal Canada, GSV and PSI (collectively, the "PLEDGED STOCK").

    C. Security Agreement-Collateral Assignment of Note in the form of Exhibit attached to the Prior Agreement, creating a first priority lien, mortgage and security interest in the promissory note (the "PLEDGED NOTE") in the original principal sum of $1,254,566.00, dated

         January 31, 1997, executed by Kirk Nellis payable to the order of Harley, and all of the Lien Documents described therein.

    D. The Oklahoma Mortgage in the form of Exhibit attached to the Prior Agreement, creating a first priority lien in and upon all interests in the Mortgaged Property in the State of Oklahoma.

    E. Assignment of Leases in the form of Exhibit attached to the Prior Agreement, creating a first priority lien in and upon all interests in the Leases in the State of Oklahoma.

    F. Act of Collateral Mortgage in the form of Exhibit attached to the Prior Agreement, creating a first priority lien in and upon all interests in the Mortgaged Property in the State of Louisiana.

    G. Collateral Assignment of Leases and Rents in the form of Exhibit attached to the Prior Agreement, creating a first priority lien in and upon all interests in the Leases in the State of Louisiana.

    H. Collateral Pledge and Security Agreement in the form of Exhibit attached to the Prior Agreement, creating a first priority lien in and upon all interests in the Collateral Mortgage Note.

    I. Steam Supply Security Agreement-Collateral Assignment of Note in the form of Exhibit 7.1.I to this Second Restated Agreement, creating a first priority lien in and upon all interests in the Steam Supply Note Receivable and the Steam Supply Loan Documents.

    7.2 COLLATERAL DOCUMENTS. Each of the Collateral Documents will be duly executed by the parties thereto. Each document, including, without limitation, any Financing Statement, required by the Collateral Documents, under law or requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent for the benefit of the Lenders, a perfected first Lien on the Collateral described therein, shall be properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall receive an acknowledgment copy, or other evidence satisfactory to the Agent, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

    7.3 FURTHER ASSURANCES. The Collateral Documents will contain a description of the Collateral sufficient to grant to the Agent for the benefit of the Lenders perfected Liens pursuant to applicable law in all Collateral. Upon the filing by the Agent of the Financing Statements, the recording of the Mortgages, and the delivery to the Agent of the Pledged Note and the Pledged Stock, the Agent will have, for the benefit of the Lenders, perfected first priority Liens in all Collateral. The Borrowers shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, transfers, assignments, Financing Statements or other assurances, and take any and all such other action, as the Agent may, from time to time, deem necessary or proper in connection with any of the Loan Documents, or for better assuring and confirming unto the Agent for the benefit of the Lenders creation of Liens in all Collateral, or for granting to the Agent for the benefit of the Lenders any security for the Obligations which the Agent may reasonably request from time to time.

    7.4 OTHER LOANS. It is agreed that the Collateral and the Collateral Documents given to secure the Loans shall secure all Obligations, regardless of how same may arise and all collateral given to secure any other obligations of any of the Borrowers shall additionally secure the Obligations. Any Default shall constitute an event of default in all Obligations and the collateral documents securing the payment of same.

                                   ARTICLE VIII
                          CUSTODY, INSPECTION, COLLECTION
                           AND MAINTENANCE OF COLLATERAL

    8.1 CASH COLLATERAL ACCOUNT. The Borrowers will maintain the collection account (the "CASH COLLATERAL ACCOUNT") with Texas Commerce into which account all payments made on Safe Seal's Accounts will be deposited. The Cash Collateral Account will be maintained pursuant to the terms of this Second Restated Agreement and the Lockbox Agreement in the form of Exhibit attached to the Prior Agreement among the Borrowers, the Agent and Texas Commerce. The Borrowers will provide written notification to each Account Debtor to remit all payments to the Cash Collateral Account.

    8.2 COLLECTION OF ACCOUNTS. So long as the procedures set forth in this Article remain in effect, the arrangements between the Agent and the Lenders with respect to making of Revolving Credit Loans shall be handled in the manner set out herein.

    A. The Borrowers will, at Borrowers' cost and expense, (i) arrange for remittances on Ac- counts to be made directly to the Cash Collateral Account or in such other manner as the Agent may direct, (ii) except for disputed items, promptly deposit all payments received by the Borrowers on account of Accounts, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, into the Cash Collateral Account in original form received (but with any endorsements of the Borrowers necessary for deposit or collec- tion), and on the date of receipt thereof, and (iii) deposit or cause to be deposited into the Cash Collateral Account all other sums paid or payable to the Borrowers from any source, including, but not limited to, insurance proceeds and condemnation awards. The deposits into the Cash Collateral Account will be subject to withdrawal only by the Agent as herein- after provided. Until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Lenders' property and shall not be commingled with the Borrowers' other accounts, all of which will be maintained in accordance with Section 9.1.O.

    B. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Agent to reduce the outstanding balance of the Revolving Credit Loans, subject to the continued accrual of interest on such remittances and payments for two
         (2) Business Days (or three {3} Business Days in the case of remittances and payments received after 12:00 noon, New York, New York time) and in any event subject to final collection in cash of the item deposited.

    C. The Agent shall not, however, be required to credit Borrowers' account for the amount of any instrument which is unsatisfactory to the Agent and the Agent may charge the Borrowers' account for the amount of any instrument which is returned to the Agent unpaid.

    D. On each Wednesday that is a Business Day (or on the next Business Day if a Wednesday is not a Business Day) during the term of this Second Restated Agreement, the Agent will provide each Lender with a weekly statement setting out, for the period since the last statement, the aggregate principal amount of new Revolving Credit Loans made to the Borrowers, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Revolving Credit Loans during such period and the outstanding principal balance of the Revolving Credit Loans at the end of such period. If a Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of Revolving Credit Loans made during such weekly period exceeds such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such weekly period, the difference will be paid in same day funds by such Lender to the Agent, and if such Lender's pro rata share of remittances and payments applied to reduce the Revolving Credit Loans during such weekly period exceeds such Lender's pro rata share of Revolving Credit Loans made during such period, the difference will be paid in same day funds by the Agent to such Lender. Payments required hereunder will be due and payable on the same Business Day.

    E. Each month the Agent shall render to the Borrowers a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within thirty (30) days after such statement was rendered to the Borrowers.

    F. The Borrowers shall not, without the Agent's prior written consent, which the Agent may withhold in the Agent's business judgment, with respect to any single Account in excess of $2,500.00 or any combination of Accounts in excess of $50,000.00 in any Fiscal Year, grant any extension of the time of payment of any Accounts, compromise, adjust or settle any Accounts for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, extend the time for payment thereof, or allow any credit or discount whatsoever thereon except as permitted under Section 9.3.P.

    G. If at anytime during the term of this Second Restated Agreement, the Agent permits the Borrowers to collect any of the proceeds of the Collateral, then until the authority of the Borrowers to collect the proceeds of the Collateral is terminated by the Agent, the Borrowers will, at the Borrowers' sole cost and expense, but on the Agent's behalf and for the Agent's account, collect as the Lenders' property and hold in trust for the Lenders, all amounts unpaid on Collateral, and shall not commingle such collections with funds of the Borrowers, except to pay the Obligations.

    H. Upon the occurrence and continuance of an Event of Default, the Agent may (and upon the determination of the Lenders, shall) send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto.

    I. At any time after the occurrence and during the continuance of an Event of Default, the Agent may, without notice to or consent from the Borrowers sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon. The Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts. The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom.

    8.3 VERIFICATION OF ACCOUNTS. At the Agent's request, the Borrowers will, upon the creation of Accounts, or at such intervals as the Agent may require, provide the Agent with (i) confirmatory assignment schedules, (ii) copies of Account Debtor's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Accounts as the Agent may reasonably require. The Agent shall have the right to confirm and verify all Accounts and do whatever the Agent may reasonably deem necessary to protect the Lenders' interests. The items to be provided under this Section are to be in forms satisfactory to the Agent and executed by the Borrowers and delivered to the Agent, from time to time, solely for the Agent's convenience in maintaining records of the Collateral. The failure to deliver any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Liens in favor of the Agent for the benefit of the Lenders.

    8.4 SALES OF INVENTORY. So long as there exists no Default, Inventory subject to the Liens in favor of the Agent for the benefit of the Lenders may be sold by the Borrowers in the ordinary course of business, but shall not otherwise be taken or removed from the Premises or the Mortgaged Property. If there shall occur a Default, the then Inventory shall not be sold, taken or removed, except with the Agent's prior consent and upon substitution of other Collateral in form and amount satisfactory to the Agent, in the Agent's business judgment or upon payment of an amount satisfactory to the Agent to be applied to the Obligations in such order as the Agent, in the Agent's sole discretion, may determine.

    8.5 INSPECTIONS AND FIELD EXAMINATIONS. At all times, the Agent and any of the Lenders shall have full access to, and the right to examine, check, inspect and make abstracts and copies from the books, records, audits, correspondence and all other papers relating to the Collateral. The Agent or any of the Lenders, and their respective agents, may enter upon any of the Premises or the Mortgaged Property at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Agent shall have the right to make field examinations, as often as it may request (but initially scheduled for three (3) times in each Fiscal Year) the existence and condition of the Accounts, Inventory, books and records of the Borrowers and to review compliance with the terms and conditions of this Second Restated Agreement and the other Loan Documents. If there shall occur an Event of Default, the Agent is authorized to make as many field examinations, as it may reasonably require. The Borrowers shall permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of the Borrowers with the appropriate Financial Officer and such other officers of the Borrowers as the Agent shall deem appropriate and the Borrowers' independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through a Responsible Officer of Safe Seal who shall have the right to be present at any such meeting. The Borrowers irrevocably authorize and direct all accountants and auditors employed by the Borrowers to exhibit and deliver to the Agent at any time during the term of this Second Restated Agreement copies of any of the Financial Statements, trial balances or other accounting records of any sort of the Borrowers in the accountant's or auditor's possession, and to disclose to the Agent any information they may have concerning the financial status and business operations. The Borrowers authorize all Governmental Authority to furnish to the Agent copies of reports or examinations relating to a Borrower, whether made by the Borrowers or otherwise.

    8.6 REPORTS. The Borrowers will, daily on each Business Day, deliver to the Agent, in form and detail satisfactory to the Agent, (i) confirmatory assignment schedules, (ii) the Borrowers' daily invoice register with respect to sales for the preceding day, (iii) a collections report for the preceding day, (iv) the Borrowers' daily debit and credit adjustments journal, and (v) with any supporting documentation reasonably requested by the Agent relating to the foregoing. The Borrowers will, immediately upon learning thereof, report to the Agent all matters materially affecting the value, enforceability or collectibility of any of the Collateral such as the reclamation, repossession or return to the Borrowers of goods and claims or disputes asserted by any Account Debtor. In addition, the Borrowers shall notify the Agent of any noncompliance in respect of the representations, warranties and covenants contained in Section 11.3.

    8.7 COMPLIANCE WITH LAW. The Borrowers shall comply with all actions, rules, regulations and orders of any Governmental Authority applicable to the Collateral or any part thereof or to the operation of the businesses of the Borrowers. The Borrowers may, however, contest or dispute any actions, rules, regulations, orders and directions of a Governmental Authority in any reasonable manner, provided the Agent is satisfied that the contest or dispute does not affect the Agent's Liens or have a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default: (i) if any of the Accounts includes a charge for any Tax, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the Governmental Authority for the account of the Borrowers and to charge the Borrowers' account therefor; and, (ii) the Borrowers shall notify the Agent if any Accounts include any Tax and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Accounts and shall not be liable for any taxes that may be due from the Borrowers by reason of the sale and delivery creating such Accounts.

    8.8 ACCESS. So long as amounts are owing under the Obligations, the Agent:

    A. May use any owned or leased lifts, hoists, trucks and other facilities or equipment for han- dling or removing the Collateral; and,

    B. Shall have, and is hereby granted, a right of ingress and egress to and through any owned or leased property, including the Premises and the Mortgaged Property.

    8.9 PROTECTION. At any time there shall be an Event of Default, the Agent may, at any time, take such steps as the Agent deems necessary to protect the Agent's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as the Agent may deem appropriate. The Agent may elect to employ and maintain at the Premises or the Mortgaged Property a custodian who shall have full authority to do all acts necessary to protect the Agent's interest in the Collateral. The Agent may lease warehouse facilities to which the Agent may move all or part of the Collateral. The Borrowers agree to cooperate fully with all of the Agent's efforts to preserve the Collateral and will take such actions necessary to preserve the Collateral as the Agent may direct. All of the Agent's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account and added to the Obligations. The Agent shall not be responsible or liable for any shortage, discrepancy, dam-age, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.

    8.10 RIGHT TO RECEIVE. The Agent shall have the right to receive, endorse, assign and/or deliver in the names of the Agent and the Borrowers, any and all checks, drafts and other instruments for the payment of money relating to the Accounts. The Borrowers waive notice of presentment, protest and of non-payment of any instrument so endorsed. The Borrowers constitute the Agent or the Agent's designee as Borrowers' attorney-in-fact with power to: (i) endorse Borrowers' names upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) sign Borrowers' names on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, assignments and verifications of Accounts and notices to Account Debtors; (iii) send verifications of Accounts to any Account Debtor; (iv) upon the occurrence of an Event of Default, notify the U.S. Postal Service to change the address for delivery of mail addressed to the Borrowers to such address as the Agent may designate; and, (v) do all other acts and things necessary to preserve, collect, or perfect the Agent's interest in the Collateral and carry out this Second Restated Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Second Restated Agreement and the Total Commitment is terminated.

    8.11 STEAM SUPPLY CASH COLLATERAL ACCOUNT. The Borrowers will cause the Steam Supply Group to maintain a collection account (the "STEAM SUPPLY CASH COLLATERAL ACCOUNT") with Texas Commerce into which account all payments made on the Steam Supply Group's Accounts will be deposited. The Steam Supply Cash Collateral Account will be maintained pursuant to the terms of the Steam Supply Credit Agreement and the Steam Supply Lockbox Agreement as set out in the Steam Supply Credit Agreement. The Borrowers will cause the Steam Supply Group to provide written notification to each Account Debtor of the Steam Supply Group to remit all payments to the Steam Supply Cash Collateral Account. The Borrowers will comply and cause the Steam Supply Group to comply with all provisions of the Steam Supply Credit Agreement.

                                    ARTICLE IX
                                     COVENANTS

    9.1 AFFIRMATIVE COVENANTS. Until the fulfillment of all Obligations, unless the Agent and the Lenders shall otherwise consent in writing, the Borrowers will perform and comply with the following covenants:

    A.   The Borrowers shall furnish to the Agent and each of the Lenders:

         (1) As soon as possible, but in any event within one hundred twenty
         (120) days after the end of each Fiscal Year, audited, consolidated Financial Statements of the Borrowers and the Consolidated Subsidiaries consisting of statements of income, stockholder's equity and cash flow for such Fiscal Year and a balance sheet as of the end of such Fiscal Year, setting forth, in each case, in comparative form, corresponding figures from the immediately preceding annual audit, accompanied by supporting schedules required by GAAP, all in reasonable detail and satisfactory in scope to the Agent, as fairly presenting the financial position of the Borrowers and the Consolidated Subsidiaries as of the dates indicated in accordance with GAAP, together with an opinion thereon, without material qualifications or exceptions certified by independent certified public accountants selected by the Borrowers and satisfactory to the Agent, and the consolidating Financial Statements of each Consolidated Subsidiary;

         (2) As soon as possible, but in any event within one hundred twenty
         (120) days after the end of each Fiscal Year, the auditors' management report, and promptly upon receipt thereof, each written report submitted to the Borrowers by independent accountants made in any annual, quarterly or special audit.

         (3) Within thirty (30) days after the end of each calendar month, an unaudited balance sheet as of the end of such calendar month and the related statements of income, and stockholder's equity and setting forth, the amounts for such calendar month and the Fiscal Year to date, prepared in accordance with GAAP, and certified by the Financial Officer of Safe Seal as fairly presenting the financial position of the Borrowers as of the dates indicated, subject to changes resulting from audit and normal year-end adjustment, and (i) commencing on September 30, 1997, and for each quarter-annual period thereafter until the anniversary date of the Effective Date of the Prior Agreement and monthly after such date, the Financial Statements shall include statements of cash flows, and (ii) commencing on the anniversary date of the Effective Date of the Prior Agreement, the Financial Statements shall set forth amounts for the corresponding periods in the prior Fiscal Year, in comparative form;

         (4) As soon as possible, but in any event within fifteen (15) days after the end of each calendar month, a consolidated aging and listing of all Accounts, Eligible Accounts and all accounts payable for such month certified as being true and correct by the Financial Officer of Safe Seal.

         (5) Within fifteen (15) days after the end of each calendar month, an Inventory Designation Report;

         (6) On the Effective Date of the Prior Agreement and within thirty (30) days after the end of each calendar month, Safe Seal will provide to the Agent (i) a Certificate of Compliance (with an attached Borrowing Base Certificate) in the form of Exhibit attached to the Restated Agreement, signed by the Financial Officer of Safe Seal certifying that no Events of Default have occurred and the Borrowers are in compliance with the covenants set out in Section 9.2 (which annual Certificate of Compliance with respect to the calculation of the covenants set out in
         Section 9.2 shall be signed by the Borrowers' accountants), calculating the Borrowing Base and demonstrating compliance as at the end of such month with the Availability requirements, and (ii) together with such payment, if any, as may be necessary to bring the Availability to zero;

         (7) Within thirty (30) days prior to the end of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures) for the Borrowers for the next Fiscal Year (including quarterly balance sheets, statements of income and of cash flow) and annual projections for the next following Fiscal Year prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent;

         (8) As soon as practicable, copies of all reports, forms, filings, documents and financial information submitted to any Governmental Authority and/or the Borrowers' shareholders;

         (9) As soon as possible, copies of the Federal income tax return and all extensions thereof of the Borrowers for the current Fiscal Year then ended, certified as being true and correct by the Financial Officer of Safe Seal; and,

         (10) From time to time, such further information regarding the business, affairs and financial condition of the Borrowers as the Agent may reasonably request.

    B. The Borrowers shall cause the Steam Supply Group to comply with the reporting requirements set out in the Steam Supply Credit Agreement comparable to the provisions of Section 9.1.A, and the Borrowers will deliver all of same to the Agent within the time periods required therein.

    C. The Borrowers shall, promptly upon learning thereof: (i) inform the Agent, in writing, of any material delay in the Borrowers' performance of any Borrowers' obligations to any Account Debtor or of any assertion of any claims, setoffs or counterclaims by any Account Debtor; and,
         (ii) furnish to and inform the Agent of all material adverse information relating to the financial condition of any Account Debtor.

    D. The Borrowers shall comply with all Requirements of any Governmental Authority, including, but expressly not limited to Environmental Laws applicable to the Premises, the Mortgaged Property, any other property owned by the Borrowers, or any parts thereof, and the Occupational Safety and Health Act of 1970 ("OSHA"), if the failure to be in compliance would have a Material Adverse Effect.

    E. Each Borrowers will, at all times, do or cause to be done all things necessary to preserve, renew and keep in full force and effect, all Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of their businesses.

    F. The Borrowers shall act prudently and in accordance with customary industry standards in managing or operating any Borrowers' assets, properties, business and investments. The Borrowers shall keep in good working order and condition, ordinary wear and tear excepted, all of their assets and properties which are necessary to the conduct of their businesses. The Borrowers shall maintain and operate their business in the same general manner in which presently conducted and operated.

    G. The Borrowers will maintain with financially sound, responsible and reputable insurance companies insurance against such risks, and in such amounts and with co-insurance and deductibles as are satisfactory to the Agent and as otherwise are usually carried by owners of similar businesses and properties in the same general areas in which a Borrower operates, and at least in the amounts and types presently carried by the Borrowers. All insurance covering tangible personal property subject to Liens in favor of the Agent for the benefit of the Lenders granted pursuant to the Collateral Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least thirty
         (30) days prior written notice to the Agent of the cancellation or substantial modification thereof. The Borrowers shall cause the insurance policies or proper certificates evidencing the same to be delivered to the Agent. If the Borrowers shall fail to obtain insurance as herein provided, or to keep the same in force, the Agent may obtain such insurance and pay the premiums therefor and charge the Borrowers' accounts therefor, and such expenses so paid shall be part of the Obligations.

    H. Each Borrower will continue to be a corporation duly incorporated and existing in good standing under the laws of the state of its incorporation and will continue to be duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary, and the failure to do so would have a Material Adverse Effect.

    I. Each Borrower will promptly inform the Agent of the creation or acquisition of any direct or indirect Subsidiary. The Borrowers shall cause each (i) Subsidiary not in existence on the Effective Date of the Prior Agreement, or (ii) inactive Subsidiary existing on the Effec-tive Date of the Prior Agreement which becomes active with the consent of the Lenders, to become a Borrower or a Guarantor, and to execute the Collateral Documents or execute a Guaranty Agreement, as applicable, and cause the direct parent of each such Subsidiary to pledge all of the capital stock of such Subsidiary pursuant to a Security Agreement-Pledge in the form attached to the Restated Agreement and cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Collateral Documents.

    J. The Borrowers shall pay and discharge all taxes, assessments and governmental charges or levies including, but expressly not limited to, Taxes, prior to the date on which penalties or liens attach thereto and become of public record, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Borrowers shall pay all lawful claims for labor, materials and supplies, unless such claims are being contested in good faith, and which, if unpaid and in excess of $25,000.00 in the aggregate, might become a Lien or charge on such Person's properties.

    K. The Borrowers shall give the Agent prompt written notice of (i) any IRS audit of any of the Borrowers, (ii) of the filing or commencement of any action, suit, or administrative pro- ceeding against any of the Borrowers, whether at law or in equity or by or before any Gov-ernmental Authority, (iii) any Reportable Event, or (iv) violations of any Requirement (any of which (a) is material and is brought by or on behalf of any Person, or in which injunctive or other equitable relief is sought, and (b) it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would (x) reasonably be expected to result in liability in an aggregate amount of $25,000.00 or more, not reimbursable by insur- ance, or (y) materially impair the ability of such Person to perform its obligations under any of the Loan Documents to which it is a party.

    L. The Borrowers will furnish to the Agent prompt notice of any development in the business, affairs or financial condition of the Borrowers which has had or which is likely, in the judgment of any Responsible Officer of the Borrowers, to have, a Material Adverse Effect.

    M. The Borrowers will, within one hundred twenty (120) days of the Effective Date of the Prior Agreement, enter into an Interest Rate Protection Agreement for no less than

         $6,500,000.00 for a tenure and at a spread on the Adjusted LIBOR Rate, on terms and conditions and within a party acceptable to the Agent.

    N. The Borrowers will furnish to the Agent prompt notice of the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Advances, or invalidating, or having the effect of invalidating, any provision of the Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint.

    O. The Borrowers will maintain all operating accounts (other than accounts maintained at other business locations provided that aggregate balances in all such other accounts do not exceed $25,000.00 at any time outstanding but no more than $10,000.00 in any one account) and cash management arrangements with the Agent or Texas Commerce.

    P. The Borrowers will pay in full all reasonable and necessary expenses, including legal expenses and attorney's fees, of the Agent or any of the Lenders which have been or may be incurred by the Agent or any of the Lenders in connection with the preparation of the Loan Documents, the lending hereunder, the collection or enforcement of the Obligations and the recording and filing and re-recording and re-filing of any such document and the release of any of the Collateral.

    Q. Except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Second Restated Agreement and the Collateral Documents as valid and perfected first priority Liens on the Collateral intended to be covered thereby (subject only to the Permitted Liens) and supply all information to the Agent necessary for such maintenance.

    R. The Borrowers will make full and timely payment of the Obligations whether now existing or hereafter arising, and duly comply with all the terms and covenants contained in this Second Restated Agreement (including, without limitation, the Borrowing limitations and Mandatory Prepayments) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein.

    S. The Borrowers confirm the obligations of the Borrowers contained in the Hazardous Materials Indemnification Agreement pursuant to the Prior Agreement.

    T. Harley confirms that it has entered into an Operations and Maintenance Plan, a true and correct copy of which has been provided to the Agent, as required by the Prior Agreement and that Harley has and is continuing to perform the terms and conditions of the Operations and Maintenance Plan.

    9.2 FINANCIAL COVENANTS. Until the fulfillment of all Obligations unless the Lenders shall otherwise consent in writing, Borrowers shall maintain the following financial covenants.

    A. The Borrowers shall have on a consolidated basis, and shall maintain a Net Worth in the following amounts during the following periods:

         PERIOD                                                      AMOUNT
         ------                                                      ------
         Effective Date through December 30, 1997                  $2,300,000.00
         December 31, 1997 through June 29, 1998                   $4,130,000.00
         June 30, 1998 through December 30, 1998                   $4,830,000.00
         December 31, 1999 through June 29, 1999                   $5,730,000.00
         June 30, 1999 through December 30, 1999                   $6,930,000.00
         On and after December 31, 1999                            $8,230,000.00

         It is understood that Safe Seal has granted to certain employees warrants and options to purchase shares in Safe Seal. Safe Seal has proposed to redeem the warrants and options and in connection therewith, will have to take a current charge on Net Income. Notwithstanding the foregoing Net Worth requirements, Safe Seal may redeem the warrants and options provided that the charge is not in excess of $1,500,000.00 in the aggregate, and further expressly provided that Safe Seal's obligations to fund the redemption is contingent upon a successful initial public offering of Safe Seal's stock. If Safe Seal enters into agreements to redeem its stock as herein provided, the Net Worth requirements will be reduced by the amount of the current charge required to be recognized, not to exceed however, $1,500,000.00. If at any time all or any portion of the charge is reversed, the Net Worth requirements will be increased by the amount of the current charge which is reversed. Defaults, if any, of the Borrowers in the foregoing covenant required in the Prior Credit Agreements are waived by the Lenders.

    B. The Borrowers shall not permit the ratio ("DEBT SERVICE COVERAGE RATIO") of (i) Funds Flow From Operations MINUS Capital Expenditures for each period consisting of four (4) ----- consecutive fiscal quarters to (ii) the sum of (a) the aggregate payments made or scheduled to be made during such period on Indebtedness, (b) the aggregate payments made or scheduled to be made during such period on Capital Leases, and (c) Dividends, to be less 1.25:1.00 for any fiscal quarter period. The Debt Service Coverage Ratio will be determined quarterly from the Financial Statements of the Borrowers most recently delivered pursuant to Section 9.1.A.(3) at the end of each fiscal quarter for the preceding consecutive twelve (12) month period; provided, further, for the first Fiscal Year, the Debt Service Coverage Ratio will be determined quarterly, at the end of each fiscal quarter, for the Fiscal Year to date.

    C. Each of the Borrowers shall not permit Availability to be less than zero at any time.

    9.3 OTHER COVENANTS. Until the fulfillment of all Obligations, unless the Agent and the Lenders shall otherwise consent in writing, Borrowers will perform and comply with the following covenants:

    A. The Borrowers will not create, incur, assume or suffer to exist Indebtedness, except (i) the Indebtedness ("SCHEDULED INDEBTEDNESS") described in the Restated Agreement, (ii) the Loans; (iii) current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business; and, (iv) subject to Section 9.3.D and Section 8.3.E, (a) Indebtedness incurred in connection with the acquisition of Equipment or other assets, or (b) Rentals.

    B. The Borrowers will not incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except for (i) the Liens ("SCHEDULED LIENS") described in Schedule 9.3.B and Section 9.3.E, and (ii) the Permitted Liens.

    C. The Borrowers will not (i) pay or modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness, (ii) directly or indirectly prepay, redeem, purchase or retire any Indebtedness other than Indebtedness incurred hereunder and Scheduled Indebtedness (except as otherwise permitted hereunder), (iii) execute a Guaranty (except in favor of the Lenders), or (iv) otherwise in any manner directly or indirectly become or be responsible for Indebtedness (including, but not limited to, working capital maintenance and take or pay contracts) of any other Person.

    D. For each Fiscal Year, the Borrowers will not expend or enter into the commitment to expend, whether by Capital Lease (but only with respect to the obligations under the Capital Lease accruing in such Fiscal
         Year) or Capital Expenditure, an amount in the aggregate exceeding $800,000.00.

    E. For each Fiscal Year, the Borrowers will not expend or enter into the commitment to expend by Capital Lease an amount in the aggregate exceeding $100,000.00.

    F. The Borrowers will not (i) lend or advance any money, credit or property to any Person, or (ii) make or have outstanding any Investments in any Person, except Temporary Cash Investments and such other "CASH EQUIVALENT" investments as the Lenders may, from time to time, approve.

    G. The Borrowers will not, and will not permit any Subsidiary to, (i) declare or pay any Dividends, (ii) dissolve or liquidate, or (iii) become a party of any merger or consolidation, or purchase, lease or otherwise acquire all or substantially all of the assets or capital stock of any Person, except that Safe Seal may pay to Allwaste a Dividend on preferred stock of Safe Seal owned by Allwaste in amounts not exceeding $50,000.00 per fiscal quarter of Safe Seal and in any Fiscal Year, a total of $200,000.00.

    H. None of the Borrowers will issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities.

    I. None of the Borrowers will amend its organizational documents, including but not limited to, Articles or Certificate of Incorporation and bylaws.

    J. None of the Borrowers will change its name, fiscal year (except to the Fiscal Year), current tax status or method of accounting except as required by GAAP. A Borrower may change its name if the Borrowers have given the Agent sixty (60) days prior notice of such name change and there shall have been taken such action as the Agent deems necessary to continue the perfection of the Liens securing payment of the Obligations.

    K. None of the Borrowers will pay any management fees to or enter into any transaction with any Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

    L. None of the Borrowers will engage in any other line of business or business venture, including, but expressly not limited to, any joint ventures, partnerships or other ventures, other than those presently engaged or those which are directly related thereto, or change any method of operation or manner of doing business in any material respect.

    M. None of the Borrowers will (i) use proceeds of any Loan to acquire any security in any transaction which is subject to ss.13 or ss.14 of the Securities Exchange Act of 1934, including particularly (but without limitation) ss.13(d) and ss.14(d) thereof, or (ii) permit the proceeds of any Advance to be used for any purpose which is or could become a violation of, or is inconsistent with, Regulation G, T, U or X of the Board.

    N. None of the Borrowers will sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of business and for a fair consideration.

    O. None of the Borrowers will enter into any arrangement, directly or indirectly, with any Person whereby the Borrowers shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrowers intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    P. None of the Borrowers will sell, assign, discount, transfer, or otherwise dispose of any Accounts, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business, or (ii) the sale of any such accounts to the Agent or any of the Lenders.

    9.4 ERISA COMPLIANCE. Borrowers shall, and shall cause each ERISA Affiliate to:

    A. At all times, make prompt payment of all contributions required under all Employee Plans and required to meet the minimum funding standard set forth in ERISA with respect to all Employee Plans;

    B. With respect to any Pension Plan, not permit to exist any material "ACCUMULATED FUNDING DEFICIENCY" (within the meaning of ss.302 of ERISA and ss.412 of the Code), whether or not waived, with respect thereto;

    C. Not engage in any transaction in connection with which the Borrowers or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of ss.502 of ERISA or a material tax imposed under the provisions of ss.4975 of the Code;

    D. Not terminate any Pension Plan in a "DISTRESS TERMINATION" under ss.4041 of ERISA, or take any other action which could result in a material liability of the Borrowers or any ERISA Affiliate to the PBGC;

    E. Not adopt an amendment to any Pension Plan requiring the provision of security under ss.307 of ERISA or ss.40(a)(29) of the Code;

    F. Within thirty (30) days after the filing thereof, furnish to the Agent each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the IRS pursuant to ERISA, and the regulations promulgated thereunder, in connection with each Employee Plan for each Employee Plan year;

    G. Notify the Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Employee Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate U.S. District Court of a trustee to administer an Employee Plan, together with a statement, if requested by the Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and,

    H. Furnish to the Agent, upon request, such additional information concerning any Employee Plan as may be requested.

    9.5 INDEMNITY. EACH LOAN PARTY, JOINTLY AND SEVERALLY, INDEMNIFY AND SHALL SAVE, AND HOLD THE AGENT AND THE LENDERS (INDIVIDUALLY, AN "INDEMNITEE" AND COLLECTIVELY, THE "INDEMNITEES") FROM AND AGAINST THE FOLLOWING (EACH A "CLAIM"): (I) ANY AND ALL CLAIMS, DEMANDS, ACTIONS, OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON IF THE CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION THAT THE PERSON ASSERTS OR MAY ASSERT AGAINST A LOAN PARTY (II) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE IF THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO THE COMMITMENT, THE USE OF PROCEEDS OF THE LOANS, OR THE RELATIONSHIP OF A LOAN PARTY AND THE AGENT OR ANY OF THE LENDERS UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED PURSUANT TO THIS AGREEMENT; (III) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY DIRECTLY OR INDIRECTLY RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN CLAUSES (I) OR (II) ABOVE; AND, (IV) ANY AND ALL LIABILITIES, LOSSES, REASONABLE AND NECESSARY COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF ANY OF THE FOREGOING. If any claim is asserted against any Indemnitee, the Indemnitee shall promptly notify the Borrowers, but the failure to so promptly notify the Borrowers shall not affect the Loan Parties' obligations under this Section unless such failure materially prejudices the Loan Parties' right to participate in the contest of the Claim. The obligations and liabilities of the Loan Parties to any Indemnitee under this Section shall survive the expiration or termination of this Second Restated Agreement and the repayment of the Obligations.

                                     ARTICLE X
                               CONDITIONS PRECEDENT

    10.1 INITIAL ADVANCES OF LOANS. The obligation of each Lender to make any Advance or continue the Loans after the Effective Date of this Second Restated Agreement is subject to the conditions precedent that, on or before the date of the initial Advance after the Effective Date of this Second Restated Agreement, the Agent shall have received for each Lender the following:

    A. As to the Steam Supply Loans, the Borrowers shall have delivered to the Agent, the following items or performed the following matters to the satisfaction of the Agent:

         (1) Each Lender shall have received its duly executed Steam Supply
Note;

         (2) A duly executed Notice of Steam Supply Advance;

         (3) The Steam Supply Security Agreement-Collateral Assignment of Note, duly executed by the Borrowers;

         (4) A true and correct copy of the Steam Supply Credit Agreement, duly executed by all parties thereto, together with all supporting documents executed, delivered or required thereunder;

         (5) The Steam Supply Note Receivable, duly executed by the Steam Supply Group, endorsed "PAY TO THE ORDER OF THE CHASE MANHATTAN BANK, AGENT, AS AGENT FOR THE CHASE MANHATTAN BANK AND TEXAS COMMERCE BANK NATIONAL ASSOCIATION";

         (6) A true and correct copy of the final, duly executed copy of the Invatec Stock Purchase Agreement;

         (7) The Borrowers must evidence in a manner satisfactory to the Agent that Invatec shall have successfully completed the acquisition of the stock of all members of the Steam Supply Group (other than Invatec), that Invatec owns all of the capital stock of all of the members of the Steam Supply Group (other than Invatec), that no more than $10,700,000.00 was paid therefor, and that existing Indebtedness of the Steam Supply Group (other than Scheduled Indebtedness) has been paid;

         (8) Each of the seller parties to the Invatec Stock Purchase Agreement shall have executed and delivered a Steam Supply Subordination Agreement in form satisfactory to the Agent in favor of the Borrowers and on which the Lenders are entitled to the benefits and rights thereunder;

         (9) True and correct copies of all final documentation with respect to the Invatec Stock Purchase Agreement;

         (10) Evidence satisfactory to the Agent that the Steam Supply Group has a minimum net worth of $10,000,000.00 as of the Effective Date of this Second Restated Agreement;

         (11) Evidence satisfactory to the Agent of the Solvency of each member of the Steam Supply Group; and,

         (12) All material contracts of the Steam Supply Group shall be satisfactory to the Agent.

    B. Each of the Collateral Documents duly executed by the parties thereto. Each document, including, without limitation, any Mortgages and Financing Statements, required by the Collateral Documents, under law or requested by the Agent to be filed, registered or re- corded in order to create, in favor of the Agent for the benefit of the Lenders, a perfected first priority Lien on the Collateral described therein shall have been properly filed, regis- tered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, the Agent shall have received an acknowledgment copy, or other evidence satisfactory to the Agent, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. The Agent shall have received the possession of the certificates representing all of the Pledged Stock, together with undated stock powers executed in blank.

    C. The Landlord Agreements in the form prescribed under the Prior Agreement, duly executed by each landlord under each Leasehold pursuant to which any of the Borrowers possess any leasehold interest in real property on which any portion of that Borrower's business is operated. All of the Leaseholds are described in the Restated Agreement. Notwithstanding the foregoing, Borrowers did not obtain all Landlord Agreements on or before the Effective Date of the Prior Agreement, and the condition was waived as to the initial fundings of the Loans, however, the Borrowers covenant to obtain the Landlord Agreements. To the extent that the Borrowers have not obtained all Landlord Agreements, there will be established a Reserve equal to the rental which will accrue over a ninety (90) day period for each of the Leaseholds for which a Landlord Agreement has not been obtained.

    D.   A Guaranty Confirmation Letter duly executed by Allwaste in the form of
         Exhibit 10.1.D to this Second Restated Agreement that the Allwaste Guaranty Agreement executed pursuant to the Prior Credit Agreements in favor of each Lender is in full force and effect and has not been and will not be affected or impaired by this Second Restated Agreement or the Loan Documents executed and delivered in connection herewith.

    E. A Guaranty Agreement in the form of Exhibit attached to the Prior Credit Agreements, if and to the extent, any Consolidated Subsidiary is designated by the Agent to be a Guarantor.

    F. Favorable opinions of legal counsel for the Borrowers in form and substance satisfactory to the Agent subject to reasonable assumptions, qualifications and limitations, together with copies of the legal opinions rendered by legal counsel for the sellers in the Invatec Stock Purchase Agreement, and letter from each such legal counsel stating that the Agent and the Lenders are entitled to rely thereon.

    G. The Agent shall have received and determined to be in form and substance satisfactory to the Agent:

              (1) The most recent, dated not earlier than thirty (30) days prior to the Effective Date of this Second Restated Agreement, schedule and aging of accounts receivable of the Borrowers;

              (2) Evidence that the Borrowers have not less than $350,000.00 of Availability on the Effective Date of this Second Restated Agreement;

              (3) Copies of a field examinations of the books and records of the Steam Supply Group and the results of such field examinations shall be satisfactory to the Agent in all respects;

              (4) The Financial Statements described in Section 11.1.D, together with management letters received for the last Fiscal Year;

              (5) Evidence that Safe Seal's tax loss carry forward can be applied to the Borrowers' consolidated total Net Income and Net Loss.

              (6) Evidence that the Transactions are in compliance with all Requirements;

              (7) Evidence that all requisite third party consents (including, without limitation, consents with respect to the Borrowers) to the Transactions have been received;

              (8) Copies of all contracts between the Borrowers and Borrowers' major customers and suppliers and all material leases and franchise agreements of the Borrowers;

              (9) Copies of all contracts between each member of the Steam Supply Group and each member of the Steam Supply Group's major customers and suppliers and all material leases and franchise agreements of each member of the Steam Supply Group.

              (10) Evidence that the Borrowers and the Steam Supply Group have cash management and management information systems satisfactory to the Agent;

              (11) Evidence that there has occurred no event which would have a Material Adverse Effect on the business, assets, operations or financial condition of the Borrowers or any member of the Steam Supply Group since the date of the last Financial Statements provided to the Agent; and,

              (12) Evidence that there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting any of the Borrowers, and of the members of the Steam Supply Group or of their respective businesses, assets or rights which involve any of the Transactions.

    H. The Agent shall have had the opportunity, if the Agent so chooses, to examine the books of account and other records and files of the Borrowers and the Steam Supply Group and to make copies thereof, and to conduct a pre-closing field examination which shall include, without limitation, verification of Eligible Accounts, Steam Supply Eligible Accounts, payment of payroll taxes and accounts payable and formulation of an opening Steam Supply

         Borrowing Base, and the results of such examinations and audits shall have been satisfactory to the Agent in all respects.

    I. The corporate structure and capitalization of the Borrowers and the Steam Supply Group shall be satisfactory to the Lenders in all respects.

    J. All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel, in their sole discretion.

    K. Safe Seal, for and on behalf of the Borrowers, shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Advances made on the Effective Date of this Second Restated Agreement, in form and substance satisfactory to the Agent, and Invatec, for and on behalf of the Steam Supply Group, shall have executed and delivered to the Borrowers a disbursement authorization letter with respect to the disbursement of the proceeds of the Steam Supply Advances made on the Effective Date of this Second Restated Agreement, in form and substance satisfactory to the Agent.

    L. The Agent and the Lenders shall have received from the Borrowers and the Steam Supply Group, and their respective counsel where appropriate, a letter stating that there are no material violations of ERISA, OSHA or Environmental Laws which would have a Material Adverse Effect.

    M. The Agent and the Lenders shall have received from the Borrowers and shall be satisfied with management prepared income statements, balance sheets and cash flow projections for the Borrowers for Fiscal Years 1997, 1998, and 1999, including a pro forma balance sheet as of the Effective Date of this Second Restated Agreement.

    N. Evidence satisfactory to the Agent that the insurance policies required by this Second Restated Agreement, the Collateral Documents and the Steam Supply Credit Agreement are in force and effect, the originals of all such policies, or copies of the policies with certificates of insurance, where required, and receipts showing that the premiums therefor have been paid.

    O. The Borrowers shall have paid in full (i) all fees owed to the Agent and the Lenders by the Borrowers under this Second Restated Agreement, the Commitment Letter or otherwise; and, (ii) all legal fees charged, and all costs and expenses incurred, by legal counsel to the Agent through the Effective Date of this Second Restated Agreement in connection with the Transactions.

    P. Upon the fulfillment of all applicable conditions set forth herein, the Agent will, as soon as practicable, but in no event later than 5:00 p.m. (New York, New York time) on the first Business Day after the Effective Date of this Second Restated Agreement, fund the proceeds of the Steam Supply Loan Advance to Union Bank of California to payoff and discharge Liens held by it on the assets of one or more members of the Steam Supply Group, and upon receipt of and such other instruments as the Agent shall require. The balance, if any, of the proceeds of the Steam Supply Loan Advance, if any, will be deposited in the Steam Supply Funding Account. If Loans are not to be made on such date because any condition precedent to the Steam Supply Advance herein specified is not met, the Agent will return the amounts received to the respective Lenders.

    10.2 SUBSEQUENT ADVANCES. The obligation of any Lender to make any subsequent Advance or to issue Letters of Credit under this Second Restated Agreement shall be subject to the following additional conditions precedent:

    A. As of the date of the making of such Advance or the issuing of a Letter of Credit, there shall not exist any Default or Event of Default.

    B. Borrowers and the Guarantors shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with before or on the date of such Advance.

    C. As of the date of making such Advance or the issuing of a Letter of Credit, no change that would cause a Material Adverse Effect shall have occurred.

    D. In the case of any Borrowing representing Revolving Credit Loans, the Agent shall have received an appropriate Notice of Revolving Credit Advance or Letter of Credit Agreement dated as of the date of a Borrowing signed by a Responsible Officer of Borrowers. All of the statements contained in such Notice of Revolving Credit Advance shall be true and correct, and such Notice of Revolving Credit Advance shall contain a certification by such officer that, as of the date thereof,
         (i) all of the representations and warranties of Borrowers contained in this Second Restated Agreement and each of the Loan Documents executed by Borrowers are true and correct, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes a Default or an Event of Default, and (iii) such other facts as Lenders may request. As to Advances of Steam Supply Loans after the Effective Date of this Second Restated Agreement, a duly executed Notice of Steam Supply Advance dated as of the date of a Borrowing signed by a Responsible Officer of Borrowers, together with all supporting documents executed, delivered or required under the terms of the Steam Supply Credit Agreement for the Borrowers to fund the Steam Supply Loans to the Steam Supply Group. All of the statements contained in such Notice of Steam Supply Advance shall be true and correct, and such Notice of Steam Supply Advance shall contain a certification by such officer that, as of the date thereof, (i) all of the representations and warranties of Borrowers contained in this Second Restated Agreement and each of the Loan Documents executed by Borrowers are true and correct, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes a Default or an Event of Default, and (iii) such other facts as Lenders may request.

    E. The representations and warranties contained in each of the Loan Documents shall be true in all material respects on the date of making of such Advance or the issuing of a Letter of Credit, with the same force and effect as though made on and as of that date.

                                    ARTICLE XI
                          REPRESENTATIONS AND WARRANTIES

    11.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE BORROWERS. The Borrowers represent and warrant to the Agent and each of the Lenders the following matters concerning the Borrowers.

    A. Each Borrower is a corporation duly incorporated and existing in good standing under the laws of the State shown in its Certificate of Resolution. Each Borrower is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

    B. Each Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents executed or to be executed by it. The execution, delivery and performance by each Borrower of this Second Restated Agreement and each of the other Loan Documents to which it is a party, the Borrowing hereunder by the Borrower, the execution and delivery by the Borrower of the Prior Credit Agreements, Notes, the grant of security interests in the Collateral created by the Collateral Documents, the making of the loans to the Steam Supply Group and the performance by the Borrower of the Obligations hereunder and thereunder (collectively, the "TRANSACTIONS") have been duly authorized by all necessary corporate action. Such actions will not (i) violate any provision of law, the Borrower's Articles of Incorporation or bylaws, or (ii) except for the failure of the Borrower to obtain the consent of all of the owners of the Premises to the transfer of the Leaseholds, result in the breach of or constitute a default under other agreement or instru- ment to which the Borrower is a party. No consent of the Borrower's shareholders or any holder of Indebtedness of the Borrower is required as a condition to the validity of the Transactions.

    C. The Loan Documents, when duly executed and delivered in accordance with the Prior Credit Agreements and this Second Restated Agreement, were and will constitute legal, valid and binding obligations of each Borrower in accordance with their respective terms.

    D. Safe Seal has furnished to the Agent and each of the Lenders (i) an audited Fiscal Year-end balance sheet and the income and surplus statements as of December 31, 1995, and related statements of income, retained earnings and changes in financial condition as of such date, and an interim, year-to-date balance sheet and the income and surplus statements as of May 31, 1997, and related statements of income, retained earnings and changes in financial con- dition as of such date, as to Safe Seal and each of the Consolidated Subsidiaries. The Fi-nancial Statements are true and correct and have been prepared in accordance with GAAP throughout the periods involved. The balance sheets fairly present the financial condition of Safe Seal and the Consolidated Subsidiaries as of the dates thereof, and the income and sur- plus statements fairly present the results of the operations of Safe Seal and the Consolidated Subsidiaries for the periods indicated. There have been no changes in the condition, finan- cial or otherwise, of any of the Borrowers since the dates of such Financial Statements which would have a Material Adverse Effect.

    E. Except as disclosed in the Financial Statements referenced in Section 11.1.D, none of the Borrowers has any (i) Investment in any other Person, or (ii) agreements in effect providing for or relating to extensions of credit in respect of which it is or may become directly or contingently obligated.

    F. There is no material fact that Borrowers have failed to disclose to the Agent or the Lenders which could have a Material Adverse Effect. Neither the Financial Statements referenced in

         Section 11.1.D, nor any certificate or statement delivered herewith or heretofore by Borrowers to the Agent or any of the Lenders in connection with negotiations of the Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

    G. The Borrowers have good title to the assets pledged or given as Collateral to secure the Loans, free and clear of all Liens except the Permitted Liens. None of the Borrowers is aware of any reason why each of the Collateral Documents to which it is a party would not create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority security interest in the Collateral identified therein, subject to the Permitted Liens.

    H. Each Borrower has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Sec- tion 11.1.D and all assets and properties acquired since the date of such balance sheet, except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, (ii) the payment of the bonus set out in the Stock Purchase Agreement, (iii) the conveyance of the stock in Harley Equip-ment Corporation and the transfer of assets to Harley Equipment Corporation as set out and described in the Stock Transfer Agreement, and (iv) minor defects in title that do not inter- fere with the ability of the Borrower to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than Permitted Liens.

    I. The Stock and Real Estate Purchase Agreement delivered to the Agent are true and correct copies of the Stock and Real Estate Purchase Agreement, and it includes all exhibits, schedules and addenda referenced therein.

    J. The Invatec Stock Purchase Agreement delivered to the Agent are true and correct copies of the Invatec Stock Purchase Agreement, and it includes all exhibits, schedules and addenda referenced therein.

    K. Each Borrower has complied in all material respects with all obligations under all Leaseholds to which it is a party and under which it is in occupancy, except for the failure of the Borrower to obtain the consent of all of the owners of the Premises to the transfer of the Leaseholds or where noncompliance does not affect the Borrower's use or occupancy, and all such leases are in full force and effect and the Borrower enjoys peaceful and undisturbed possession under all such leases.

    L. Each Borrower owns or controls or has the right to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of its business. No Borrower is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other Person or Persons. There is no claim or action by any such other Person pending, or to the knowledge of any Responsi- ble Officer of any of the Borrowers, threatened, against any of the Borrowers with respect to any of the rights or property referred to in this Section.

    M. Safe Seal is the sole shareholder of Harley, Spinsafe, Safe Seal Canada, GSV and PSI. Harley is the sole shareholder of Valve. The sole shareholders of Safe Seal as set out in the Schedule attached to the Restated Agreement, which sets out the authorized and the issued capital stock of Safe Seal. There are no outstanding warrants or options to purchase any of the capital stock of any of Borrowers except as disclosed to the Lenders with respect to options granted to certain employees of Safe Seal. All outstanding capital stock of each Borrower has been validly issued, is fully paid and non-assessable and is owned by the shareholder free and clear of all Liens, except for the Liens in favor of the Lenders.

    N. Each of Harley and Safe Seal is and, after consummation of this Second Restated Agreement and after giving effect to all Indebtedness incurred and the Liens in connection herewith, will be Solvent.

    O. Except as disclosed in writing to the Agent and the Lenders, no Borrower is a party to a transaction with any Affiliate. All such transactions are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

    P. None of the Borrowers is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which the Borrower is a party or by which any of the Borrower's property is bound except for the failure of the Borrower to obtain the consent of all of the owners of the Premises to the transfer of the Leaseholds.

    Q. Neither the business nor the property of any Borrower are, affected by any fire, explosion, accident, strike, lockout or other labor dispute, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

    R. The proceeds of the Revolving Credit Loans and the Steam Supply Loans will be used and proceeds of the Term Loans have been used by the Borrowers solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any "MARGIN STOCK" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "PURPOSE CREDIT" within the meaning of such Regulation U, Regulation X, or Regulation G. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither any of the Borrowers nor any Person acting on behalf of any Borrower has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Second Restated Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board or to violatess.8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. No Borrower owns margin stock except for that described in the Financial Statements referred to in Section 11.1.D and, as of the Effective Date of this Second Restated Agreement, the aggregate value of all margin stock owned by any Borrower does not exceed twenty-five (25) per cent of the value of all of the Borrower's assets. If requested by any Lender, each

         Borrower shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in Regulation U.

    S. No Borrower owns any Subsidiary, except as set out in the Restated Agreement.

    T. No Borrower has during the preceding five (5) years, been known as or used any fictitious, assumed or trade names except for the assumed names enumerated in the Restated Agreement, or as otherwise disclosed in writing to the Agent. The principal office, chief executive office and principal place of business of each Borrower is at the address set out in Section 14.1. Each Borrower maintains its principal records and books at such address.

    U. Each Borrower possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses and permits, approvals and consents (collectively, the "PERMITS") of all Governmental Authority as required to conduct its business. Each such Permit is and will be in full force and effect. Each Borrower is in compliance in all material respects with all Permits, and to its knowledge no event, including, without limitation, any violation of any law, rule or regulation, has occurred which allows the revocation or termination of any Permit or any restriction thereon.

    V. All employment agreements, compensation agreements or management agreements of any of the Borrowers is terminable with not more than thirty (30) days notice.

    11.2 REGULATORY MATTERS. Borrowers represent and warrant that as of the Effective Dates of the Prior Credit Agreements and the Effective Date of this Second Restated Agreement, no Regulatory Defects exist, and specifically the following matters.

    A. No Borrower or any Person having "CONTROL" (as that term is defined in 12 U.S.C. ss.375(b)(5) or in regulations promulgated pursuant thereto) of any Borrower, is an "EXEC- UTIVE OFFICER", "DIRECTOR", or "PRINCIPAL SHAREHOLDER" (as those terms are defined in 12 U.S.C.ss.375(b) or in regulations promulgated pursuant thereto) of any of the Lenders, of a bank holding company of which any of the Lenders is a subsidiary, or of any subsidiary of a bank holding company of which any of the Lenders is a subsidiary, or of any bank at which any of the Lenders maintains a "CORRESPONDENT ACCOUNT" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with any of the Lenders.

    B. Except as disclosed in the Financial Statements of the Borrowers and the summary and analysis of litigation in which the Borrowers are involved, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Responsible Officer of any of the Borrowers threatened against or affecting any Borrower or the business, assets or rights of any of the Borrowers (i) which involve any of the Transactions, or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any Borrower to conduct business substantial- ly as now conducted, or have a Material Adverse Effect.

    C. The Borrowers have filed all U.S. tax returns and all state and foreign tax returns which are required to be filed. The returns properly reflect the U.S. income tax, foreign tax and/or state taxes of each Borrower for the period covered thereby. The Borrowers have paid, or made provisions for the payment of, all Taxes which have become due pursuant to the re- turns or pursuant to any assessment received by the Borrower, except such Taxes, if any, as are being contested in good faith and as to which, adequate cash reserves have been provid- ed. No Federal income tax returns of any Borrower have been audited by the IRS. None of the Borrowers has, as of the Effective Date of this Second Restated Agreement, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Borrowers is a party to or has any obligation under any tax sharing agreement.

    D. (i) No Reportable Event has occurred and is continuing with respect to any Employee Plan; (ii) PBGC has not instituted proceedings to terminate any Employee Plan; (iii) neither the Borrowers, any ERISA Affiliate, any member of the Controlled Group, nor any duly-ap- pointed administrator of an Employee Plan has (a) incurred any liability to PBGC with respect to any Employee Plan other than for premiums not yet due or payable, or (b) insti- tuted or intends to institute proceedings to terminate any Employee Plan underss.4041 or ss.4041A of ERISA or withdraw from any Multi-Employer Plan (as that term is defined in ss.3(37) of ERISA); and, (iv) each Employee Plan has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

    E. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrowers of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

    F. The Borrowers have complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C.ss.ss.200 et.seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C.ss.215(a). This repre-sentation and warranty, and each re-confirmation thereof, shall constitute assurance from Borrowers, given as of the Effective Dates of the Prior Credit Agreements, as of the Effective Date of this Second Restated Agreement and as of the date of each re- confirmation, that Borrowers have complied with the requirements of the FLSA, in general, and 29 U.S.C.ss.215(a)(1), thereof, in particular.

    G. Except as disclosed to the Lenders in writing, the Borrowers are compliance with all laws, rules, regulations, orders and decrees which are applicable to the Borrowers or their properties.

    H. None of the Borrowers has been accused of being in violation of Title IX, of the Organized Crime Control Act of 1970, entitled "RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS" (RICO), 18 U.S.C. ss.ss.1961 et.seq.

    I. The operations of the Borrowers comply in all material respects with all applicable Environ- mental Laws (except as disclosed in writing to the Lenders) and with OSHA. The Borrow-ers and all of Borrowers' present facilities or operations, as well as, to the knowledge of the Borrowers, Borrowers' past facilities or operations, are not subject to any judicial or administrative proceeding or any outstanding written order or agreement with any Governmental Authority or private party respecting (i) Environmental Laws, (ii) any remedial work (except as disclosed in writing to the Lenders), or (iii) any environmental claims arising from the release of Hazardous Materials into the environment. To the best of the knowledge of the Borrowers, none of Borrowers' operations is the subject of any Federal or state investigation evaluating whether any remedial work is needed to respond to a release of any Hazardous Materials into the environment in violation of Environmental Laws. Borrowers have not filed any notice under Environmental Laws indicating past or present treatment, storage, or disposal of Hazardous Materials or reporting a spill or release of Hazardous Materials into the environment in violation of Environmental Laws. To the best of the knowledge of the Borrowers, Borrowers do not have any contingent liability in connection with any release of any Hazardous Materials and none of Borrowers' operations involve the generation, transportation, treatment or disposal of Hazardous Materials.

    11.3 REPRESENTATIONS REGARDING ACCOUNTS. The Borrowers make the following representations and warranties which shall be deemed to be incorporated by reference in each Notice of Revolving Credit Advance and shall be deemed repeated and confirmed with respect to each item of the Accounts as it is created or otherwise acquired by the Borrowers.

    A. Each Account Debtor named in an Eligible Account or on an invoice is, to the best of Borrowers' knowledge, Solvent and will continue to be fully able to pay in full when due all Accounts on which the Account Debtor is obligated in full when due.

    B. Each Eligible Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrowers, or work, labor and/or services theretofore rendered by the Borrowers.

    C. No Eligible Account is or shall be subject to any defense, setoff, counterclaim, discount or allowances except as may be stated in the copy of the invoice delivered to the Agent.

    D. No note, trade acceptance, draft or other instrument or chattel paper has been or will be received with respect to merchandise giving rise to any Eligible Account unless the same is assigned and delivered to the Agent.

    E. There has been no material change in credit criteria or collection policies concerning Accounts of the Borrowers since October 30, 1995.

    F. A Borrowers shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of Collateral owned by it;

    G. To the best of Borrowers' knowledge, none of the transactions underlying or giving rise to any Eligible Accounts shall violate any applicable state or federal laws or regulations, and all documents relating to any Accounts shall be legally sufficient under such laws or regula-tions and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of applicable Debtor Laws.

    H. All documents and agreements relating to Eligible Accounts shall be true and correct and in all respects what they purport to be.

    I. To the best of Borrowers' knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Accounts shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract.

    J. Borrowers shall maintain books and records pertaining to the Accounts in such detail, form and scope as the Agent shall require.

    K. Borrowers will immediately notify the Agent if any Accounts arise out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the Governmental Authority under the Assignment of Claims Act.

    L. Borrowers shall not redate any invoice or sale or make sales on extended dating beyond that customary in the industry.

    11.4 REPRESENTATIONS REGARDING INVENTORY. The Borrowers make the following representations and warranties regarding the Inventory which shall be deemed to be incorporated by reference in each Notice of Revolving Credit Advance and shall be deemed repeated and confirmed with respect to each item of Inventory as it is acquired by Borrowers.

    A. No part of the Inventory is subject to any Lien or security interest whatsoever except for the security interest granted to the Agent in the Loan Documents.

    B. All Inventory is located on the Mortgaged Property, other property owned by the Borrowers or the Premises.

    C. Except as promptly disclosed to the Agent from time to time in writing, all Inventory shall be of good merchantable quality, free from any defects which would affect the market value of the Inventory.

    D. Borrowers will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Inventory, and any other matters affect ing the value of the Inventory.

    E. Borrowers shall conduct a physical count of the Inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost {on a FIFO basis} or market value) of such Inventory.

    11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrowers shall survive delivery of the Loan Documents and the making of the Loans. Any investigation at any time made by or on behalf of the Agent or any of the Lenders shall not diminish the Agent's or any Lender's right to rely on the representations and warranties made by Borrowers.

                                    ARTICLE XII
                               DEFAULTS AND REMEDIES

    12.1 EVENTS OF DEFAULT. The Borrowers shall be in Default hereunder if any one of the following shall occur:

    A. If any installment of principal on any of the Notes shall not be paid when and as due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

    B. If there shall occur any default under the terms of any of the Steam Supply Loan Documents, including, but specifically not limited to, a termination of all or any portion of any Material Contract, as defined therein.

    C. If any installment of interest on any of the Notes, any fee or any other amounts payable hereunder, or any other Loan Document or in connection with any Advance or the Transactions shall not be paid when and as due and payable, or if there shall occur a failure to pay any Obligations owed to the Lenders when and as the same shall become due and payable;

    D. If any representation, statement, warranty or certification made by any Loan Party in the Loan Documents, or furnished to the Agent or any of the Lenders in connection with the Loans, shall prove to have been incorrect in any material respect at the time of making or issuance thereof.

    E. If there shall occur any one of the following events (an "EVENT OF DEFAULT"), and if the event can be cured by affirmative action on the part of Borrowers but shall continue uncured after five (5) days from the earlier to occur of (i) the date such event becomes known to a Loan Party, or (ii) the date the Agent shall have given notice to Borrowers that such event has occurred; provided, however, the Agent shall not be required to give notice of any such failure or event; provided, further, if an Event of Default cannot be cured within time above specified because of causes beyond Borrowers' control, Borrowers must timely commence and continue the curing of the Event of Default with due diligence to completion:

         (1) If the Borrowers or the Guarantors shall fail to comply with any of the covenants and agreements set forth in Section 9.1.A.(3) or Section 9.1.A.(7); and/or,

         (2) Both the following events shall occur: (i) Either (a) process shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) by Borrowers, any ERISA Affiliate, any Subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Employee Plan shall be terminated in any such case under ss.4041 or ss.4042 of ERISA, or (b) a Reportable Event, the occurrence of which would cause the imposition of a lien under ss.4068 of ERISA, shall have occurred with respect to any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) and be continuing for a period of sixty (60) days; and, (ii) the sum of the estimated liability to PBGC under ss.4062 of ERISA and the currently payable obligations of Borrowers or any ERISA Affiliate to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of ss.412 of the Code) under the Employee Plan or Employee Plans subject to such event shall exceed ten (10) per cent of Tangible Net Worth at such time; and/or,

         (3) Any or all of the following events shall occur with respect to any Multi-Employer Plan (as that term is defined in ss.3(37) of ERISA) to which Borrowers or any ERISA Affiliate contributes or contributed on behalf of its employees: (i) Borrowers or any ERISA Affiliate incurs a withdrawal liability under ss.4201 of ERISA; (ii) any such plan is "IN REORGANIZATION" as that term is defined in ss.4241 of ERISA; or, (iii) any such Employee Plan iS terminated under ss.4041A of ERISA and the Agent determines in good faith that the aggregate liability likely to be incurred by Borrowers or any ERISA Affiliate, as a result of all or any of the events specified in subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect.

    F. If there shall occur any change in the condition (financial or otherwise) of the Borrowers, the Guarantors, Allwaste or the Steam Supply Group which, in the opinion of the Agent or the Lenders, has a Material Adverse Effect.

    G. If the Borrowers shall not complete an IPO by October 31, 1997, from which the Borrowers derive not less than $45,000,000.00 in net proceeds available to the Borrowers.

    H. If any of the Loan Documents shall, for any reason, (i) cease to be, or shall be asserted by the Borrowers or Guarantors not to be, legal, valid and binding agreements enforceable against the Borrowers or the Guarantors executing the same in accordance with the respective terms thereof, (ii) in any manner be terminated or become or be declared ineffective or inoperative, or (iii) in any manner whatsoever cease to give or provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

    I. If there shall occur a failure by the Borrowers or the Guarantors in the observance or performance of any other provision of the Loan Documents. The provisions of this Second Restated Agreement shall control in the event that any provision of any other Loan Document is in conflict with the provisions of any other instrument executed pursuant hereto and all of such provisions in such other instruments shall be deemed to be cumulative of the provisions hereof to the extent such provisions are not inconsistent herewith.

    J. If there shall occur a failure beyond any period of grace, if any, by the Borrowers, the Guarantors or Allwaste in the payment, when due, of
         (i) the interest on or the principal of any Indebtedness in excess of $10,000.00, other than accounts payable incurred in the ordinary course of business, or (ii) any other Indebtedness and if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness, at its option to accelerate, the maturity of such Indebtedness.

    K. If a judgment (not reimbursed by insurance) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $10,000.00 shall be rendered by a court or other tribunal against a Loan Party, and (i) shall remain undischarged or un-bonded for a period of thirty
         (30) consecutive
         days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively, or (ii) any judgment creditor or other Person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty.

    L. If there shall be any Change of Control of any of the Borrowers, any Guarantor or any of the members of Steam Supply Group.

    M. If a Lien in excess of $10,000.00 arising from unpaid Taxes shall be filed against any of the Borrowers' or Guarantors' properties or assets.

    N. If any Borrower, Guarantor, Allwaste or any member of the Steam Supply Group shall:

         (1) Apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of such Person, or of such Person's property; and/or,

         (2) Admit in writing such Person's inability to pay debts as they mature; and/or,

         (3) Make a general assignment for the benefit of creditors; and/or,

         (4) Be adjudicated to be bankrupt or insolvent by any court having jurisdiction; and/or,

         (5) File a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment, an arrangement or similar relief with creditors under any present or future Debtor Laws or file an answer admitting the material allegations of a petition filed against such Person in bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken for the purpose of effecting any of the foregoing; and/or,

         (6) Have a receiver or trustee or assignee in bankruptcy or insolvency appointed for such Person or such Person's property without such Person's application or consent.

    O. If an involuntary petition or complaint shall be filed against any of the Borrowers, Guar- antors or Allwaste seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or sub- stantially all of such Person's assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or, if an order, order for relief, judg- ment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any of the Borrowers or the Guarantors or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets.

    P. If Agent or any Lender is served with, or becomes subject to, a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any Lender from paying any amount under any Letter of Credit and (i) either (a) a drawing has occurred under the Letter of Credit for which any of the Borrowers has refused to reimburse the Agent for payment, or (b) the expiration date of the Letter of Credit has occurred but the right of any beneficiary thereunder to draw under the Letter of Credit has been extended past the expiration date in connection with the pendency of the related court action or pro- ceeding, and (ii) Borrowers have failed to deposit with the Agent cash collateral in an amount equal to the Agent's and the Lenders' obligations under the Letter of Credit.

    12.2 REMEDIES. Upon the occurrence of an Event of Default, the obligation of the Lenders to extend Advances to Borrowers pursuant hereto shall immediately terminate. If a Default shall occur, the Lenders may, at their option, without notice to any Person, declare the principal of and interest accrued on the Obligations to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived. Notwithstanding the foregoing, if the Default is a default set out in Section 12.1.N or Section 12.1.O, the Total Commitment shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived. Thereafter, the Agent, for and on behalf of the Lenders, may exercise all remedies available to the Agent as provided in any of the Loan Documents, and at law or in equity. None of the provisions contained in any of the Loan Documents shall, or shall be deemed to, give the Agent or any of the Lenders the right to exercise control over the assets, including, without limitation, real property, affairs, or management of Borrowers or Guarantors. The rights of the Agent and the Lenders are limited to the exercise the remedies provided in this Second Restated Agreement and the other Loan Documents.

    12.3 NOTICES OF DEFAULT. Upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, the Borrowers and the Guarantors shall immediately furnish to the Agent notice specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto.

                                   ARTICLE XIII
                                       AGENT

    13.1 APPOINTMENT. In order to expedite the transactions contemplated by this Second Restated Agreement, the Agent is appointed to act as agent on behalf of the Lenders. Each of the Lenders (which term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Lender) and each subsequent holder of any Note, by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. No other agent or co-agent will be appointed without to consent of Chase.

    13.2 AUTHORIZATION. The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority to:

    A. Receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent and, pursuant to the terms hereof, distribute to each Lender its proper share of all payments so received;

    B. Give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Second Restated Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender;

    C. Take all actions with respect to this Second Restated Agreement and the other Loan Documents as are specifically delegated to the Agent; and,

    D. In the event that (i) the Borrowers fail to pay any of the Obligations when due, or (ii) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent shall, within a reasonable time, give written notice thereof to the Lenders, and shall take such action with respect to such Default, Event of Default or other condition or event as it shall be directed to take by the Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action under the Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of all of the Lenders.

    13.3 RESPONSIBILITIES OF AGENT. It is expressly understood and agreed that the obligations of the Agent under the Loan Documents are only those expressly set forth in the Loan Documents.

    A. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof.

    B. In the event that the Agent shall acquire actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, the Agent shall promptly give notice thereof to the Lenders.

    C. Lenders recognize and agree, that for purposes of Section 2.1 hereof, the Agent shall not be required to independently determine whether the conditions described in Section 10.2 have been satisfied and, in disbursing funds to the Borrowers, may rely fully upon statements contained in the relevant Notice of Revolving Credit Advance.

    D. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith at the request or with the approval of the Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders).

    E. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender, other than the Agent, of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

    F. The Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Second Restated Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any such notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the exercise of its judgment, or which may appear to it to be necessary or desirable in the circumstances.

    G. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Second Restated Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Second Restated Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Second Restated Agreement or any document referred to or provided for herein or for any failure by Borrowers to perform any of its obligations hereunder.

    H. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it.

    I. The relationship between the Agent and each of the Lenders is only that of principal and agent and has no fiduciary aspects, and the Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Second Restated Agreement or elsewhere contained shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers. As to any matters not expressly provided for by this Second Restated Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders and such instructions shall be binding upon all the Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Second Restated Agreement or applicable law.

    13.4 RESIGNATION AND SUCCESSOR. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers and the Agent may be removed at any time with or without cause by the Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as the Agent.

    13.5 NOTEHOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

    13.6 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it in connection with matters arising under this Second Restated Agreement or any of the other Loan

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Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it.

    13.7 INDEPENDENT INVESTIGATION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Second Restated Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance on the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Second Restated Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

    13.8 EXPENSES AND INDEMNIFICATION. Each Lender agrees to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers. Each Lender agrees to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any manner relating to or arising out of this Second Restated Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Second Restated Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers. No Lender shall, however, be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

    13.9 INDEPENDENT STATUS. With respect to the Loans made hereunder, the Notes issued to it and any other Advance applicable to it, the Agent, in its individual capacity and not as an Agent, shall have the same rights, powers and duties hereunder and under any other Agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any manner of business with, the Borrowers, and any Person which may do business with the Borrowers, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Lenders.

    13.10 BENEFIT AND APPLICABILITY OF ARTICLE. The agreements contained in this Article are applicable to and solely for the benefit of the Agent and the Lenders, and are not applicable to or for the benefit of, or shall the provisions of this Article be relied upon by the Borrowers, the Guarantors or any other Person, and no Loan Party assumes or shall have any duties, covenants, obligations or other liabilities of any kind whatever by reason or in consequence of any provisions contained in this Article.

                                    ARTICLE XIV
                                   MISCELLANEOUS

    14.1 NOTICES. All notices and other communications given to any party hereto in accordance with the provisions of this Second Restated Agreement shall be deemed to have been given (i) on the date of receipt, if hand delivered, (ii) three (3) days after being deposited with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested, or (iii) upon receipt (promptly confirmed in writing) if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section or in accordance with the latest revoked direction from such party. Notices to be provided to any of the Borrowers shall be given to Safe Seal. Notices, consents and other communications provided for herein shall be in writing and shall be addressed:

    If to any of the Borrowers:   THE SAFE SEAL COMPANY, INC.
                                  14900 Woodham Drive, A-125
                                  Houston, Texas  77073

    If to the Agent:              THE CHASE MANHATTAN BANK
                                  Asset Based Lending
                                  633 Third Avenue, 7th Floor
                                  New York, New York 10017
                                  Attention:  Credit Deputy

    If to any Lender: At the Domestic Lending Office address set forth beside its name in Schedule
                                  5.14 to the Restated Agreement.

    14.2 SEVERABILITY. In the event any one or more of the provisions contained in the Loan Documents should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms. The parties shall endeavor, in good faith negotiation, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as nearly as possible to that of the invalid, illegal or unenforceable provision.

    14.3 CAPTIONS. The Article, Section, Subsection captions, headings, and arrangements, the Schedules, Exhibits and the Table of Contents used in this Second Restated Agreement are for convenience of reference only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

    14.4 SUCCESSORS AND ASSIGNS. This Second Restated Agreement shall be binding upon Borrowers, any Subsidiary of Borrowers, Guarantors, any ERISA Affiliate, the Agent and the Lenders and shall inure to the benefit of Borrowers, any Subsidiary of Borrowers, Guarantors, any ERISA Affiliate, Agent, Lenders and the successors and assigns of the Agent and the Lenders. No Loan Party may, without the prior consent of the Lenders, assign any rights, powers, duties or obligations hereunder. Without limiting the generality of the foregoing, the Borrowers specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank.

    14.5 SYNDICATIONS. In the event that Chase shall elect to further syndicate the credit facility provided under this Second Restated Agreement, the Borrowers agree to use their best efforts to assist Chase in same, including, but not limited to, the providing of such information and confirmations of the Obligations to proposed syndicate members as shall be necessary to permit the proposed syndicate members to evaluate the credit facility provided hereunder.

    14.6 PARTICIPATIONS. Each Lender may sell participations to one or more financial institutions in all or any portion of its rights and obligations under this Second Restated Agreement, including, without limitation, all or a portion of its Revolving Credit Commitment or Term Loan Commitment) and the Loans owing to it and the Notes held by it. Neither the Agent nor any Lender, without prior written consent of the Borrowers, may syndicate all or any portion of its rights and obligations under this Second Restated Agreement, including, without limitation, all or a portion of its Revolving Credit Commitment or Term Loan Commitment) and the Loans owing to it and the Notes held by it.

    A. Notwithstanding the foregoing, (i) such assigning Lender's obligations under this Second Restated Agreement (including, without limitation, its Revolving Credit Commitment and Term Loan Commitment shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Person or Persons buying participations or syndications shall be entitled to the cost protection provisions contained in Section 5.22.A (except to the extent that application of such Section to such Persons would cause the Borrowers to make duplicate payments thereunder),
         Section 5.22.B and Section 6.2, but only to the extent any of such Sections would be available to the Lender which sold such participations or syndications, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Second Restated Agreement. Each Lender shall, however, retain the sole right and responsibility to enforce the obligations of the Borrowers and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Second Restated Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans or the release of all Collateral.

    B. By executing and delivering an Assignment and Acceptance, the Lender which is the as- signor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows:
         (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsi- bility with respect to any statements, warranties or representations made in or in connection with this Second Restated Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Second Restated Agreement, the other Loan Documents or any Collateral or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, or Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their respective obligations under this Second Restated Agreement, any Guaranty Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Second Restated Agreement, any Guaranty Agreement and of the other Loan Documents, together with copies of Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Second Restated Agreement;
         (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Second Restated Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and, (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Second Restated Agreement are required to be performed by it as a Lender.

    C. The Agent shall maintain at its address referred to in Section 14.1 a copy of each Assign- ment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment or Term Loan Commitment, as the case may be, of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error. The Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Second Restated Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon prior notice.

    D. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit attached to the Restated Agreement, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at Borrowers' own expense, shall, if the assignment is an assignment of a syndicated portion of the Loans, execute and deliver to the Agent in exchange for each surrendered Note or Notes, a new Note or Notes to the order of such assignee in an amount equal to its portion of the Term Loan Commitment and/or Revolving Credit Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Term Loan Commitment or Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Term Loan Commitment and/or Revolving Credit Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit referenced above. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

    E. Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any information furnished to such Lender by or on behalf of the Borrowers in connection with this Second Restated Agreement.

    F. Borrowers agree to provide promptly to each Lender copies of any and all documents, reports, information and other such matters as are provided to Agent pursuant to the terms hereof upon the request of any such Lender.

    14.7 NON-LIABILITY OF THE AGENT AND THE LENDERS. The relationship among the Borrowers, the Guarantors, the Agent and the Lenders is, and shall at all times remain, solely that of debtors and creditors. Neither the Agent nor any of the Lenders undertakes or assumes any responsibility or duty to any Person to review, inspect, supervise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Agent or any of the Lenders in connection with any such matter is for the protection of the Agent and the Lenders, and no Person is entitled to rely thereon.

    14.8 FINANCING STATEMENTS. Any carbon, photographic or other reproduction of any Financing Statement signed by the Borrowers or the Guarantors is sufficient as a financing statement for all purposes, including, without limitation, filing in any state pursuant to the provisions of the UCC.

    14.9 LIST OF EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are attached to this Second Restated Agreement and made a part hereof for all purposes:

    Exhibit 4.1              Notice of Steam Supply Advance
    Exhibit 5.3              Steam Supply Note
    Exhibit 7.1.I            Steam Supply Security Agreement-Collateral
                             Assignment of Note
    Exhibit 10.1.D           Allwaste Guaranty Confirmation Letter

    Schedule 2.1             Lender's Percentages

    14.10 MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by the Borrowers or the Guarantors therefrom, shall be effective only if the same shall be in writing and agreed to by the Lenders and then shall be effective only in the specific instance and for the purpose for which given.

    14.11 WAIVER. The acceptance by the Agent or any of the Lenders of any partial payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agent or any of the Lenders of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default, or Default. No delay or omission by the Agent or any of the Lenders in exercising any right under the Loan Documents shall impair that right or be construed as a waiver thereof or any acquiescence therein, or shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right under the Loan Documents or otherwise. Any waiver of any provision of this Second Restated Agreement or the Notes or consent to any departure by the Borrowers therefrom must be authorized as provided in Section 13.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent. The rights of the Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law.

    14.12 GOVERNING LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN NEGOTIATED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPALS OF THE STATE OF NEW YORK, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE LOAN DOCUMENTS EXCEPT AS SPECIFICALLY SET OUT IN ANY SUCH LOAN DOCUMENT.

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    14.13 CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION. Any suit, action or proceeding against any Loan Party with respect to the Loan Documents, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of New York, or in the U.S. courts located in State of New York, as the Agent, in the Agent's sole discretion, may elect. The Agent, each Lender, and each Loan Party submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

    A. All parties irrevocably waive, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

    B. All parties irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in Section 14.1.

    C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

    14.14 WAIVER OF JURY TRIAL. Each party hereto hereby waives any right it may have to a trial by jury in respect of any in any legal proceeding directly or indirectly arising out of, under or in connection with or relating to any of the Loan Documents or the Transactions. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that no representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that it has been induced to enter into this Second Restated Agreement, the Notes and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

    14.15 NO THIRD PARTY BENEFICIARY. Except as otherwise expressly set out herein, the parties do not intend for the this Second Restated Agreement to inure to the benefit of any third party, or for this Second Restated Agreement to be construed to make or render the Agent or any of the Lenders liable to any mechanic, materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers or the Guarantors for debts or claims accruing to any such Persons against Borrowers or the Guarantors. Neither the Agent nor any of the Lenders, by anything herein or in any of the other Loan Documents, assumes any Indebtedness of Borrowers or the Guarantors under any contract or agreement assigned to the Agent or any of the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any manner for the performance by the Borrowers or the Guarantors of any of the terms and conditions thereof.

    14.16 PAYMENT OF EXPENSES. The Borrowers shall pay all necessary and reasonable expenses, charges, costs and fees provided for in this Second Restated Agreement or relating to the Loans or the Collateral, including fees, charges, and taxes in connection with recording or filing any of the Loan Documents, charges, fees of any consultants, fees and expenses of the Agent's counsel (which attorneys may be employees of the Agent), fees and expenses of the Agent's special counsel, which may include fees billed for law clerks, paralegals and other persons not admitted to the Bar but performing services under the supervision of an attorney, printing, photocopying and duplicating expenses, air

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freight charges, escrow fees, costs of surveys, premiums of insurance policies and surety bonds, fees for any appraisal, market or feasibility study required by the Agent fees for the preparation or review of any releases of any of the Liens. All such expenses, charges, costs and fees shall be the Borrowers' obligations regardless of whether or not the Borrowers have requested and met the conditions for the Loans. This obligation on the part of the Borrowers shall survive the execution and delivery of the Loan Documents and the repayment of the Obligations. The Borrowers authorize the Agent to pay such expenses, charges, costs and fees at any time by a disbursement of the Loans.

    14.17 CONFLICTS. If there shall exist any conflict among this Second Restated Agreement and any of the other Loan Documents, the provisions of this Second Restated Agreement shall control.

    14.18 ENTIRETY. The Loan Documents embody the entire agreement among the parties and, except as expressly set out herein, supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Except as expressly provided herein or the Loan Documents (other than this Second Restated Agreement), nothing in this Second Restated Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Second Restated Agreement or the other Loan Documents. Notwithstanding the foregoing provisions, this Second Restated Agreement amends, modifies, supplements and extends the provisions of the prior Credit Agreement. The Borrowers and the Agent, for the benefit of the Lenders, agree that the Loan Documents, as amended pursuant hereto and hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrowers agree with the Agent, for the benefit of the Lenders, that the extension of the Obligations pursuant to this Second Restated Agreement do not constitute a novation or discharge of the prior Obligations described in the prior Credit Agreement, and all Liens, security interests, claims, conveyances, rights, and privileges described, granted, or made to or for the Agent, for the benefit of the Lenders, by the Borrowers, or any of them, shall be carried forward and shall continue in full force and effect to secure the payment of all Obligations under the Loan Documents, as amended hereby. Any and all other agreements to pay, secure or guarantee payment of the Obligations by the Borrowers, or any of them, shall remain in full force and effect and shall be carried forward to secure payment of the Obligations, as they have been modified pursuant hereto.

    14.19 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, upon the request of the Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Second Restated Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Second Restated Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

    14.20 JOINT AND SEVERAL OBLIGATIONS. The Borrowers and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations and warranties and obligations contained in this Second Restated Agreement.

    14.21 MULTIPLE COUNTERPARTS. This Second Restated Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Second Restated Agreement by signing any such counterpart.

THIS WRITTEN CREDIT AGREEMENT AND THE LOAN DOCUMENTS DESCRIBED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    In witness whereof, the parties have duly executed this Second Restated Agreement on the day and year hereinabove first set forth.

HARLEY INDUSTRIES, INC.                     THE SAFE SEAL COMPANY, INC.


BY:/s/CHARLES F. SCHUGART                   BY:/s/CHARLES F. SCHUGART
CHARLES F. SCHUGART                         CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                       SENIOR VICE PRESIDENT

VALVE REPAIR OF SOUTH                       SPINSAFE CORPORATION
  CAROLINA, INC.

BY:/s/CHARLES F. SCHUGART                   BY:/s/CHARLES F. SCHUGART
CHARLES F. SCHUGART                         CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                       SENIOR VICE PRESIDENT

THE SAFE SEAL COMPANY                           GSV, INC.
  (CANADA), INC.


BY:/s/CHARLES F. SCHUGART                   BY:/s/CHARLES F. SCHUGART
CHARLES F. SCHUGART                         CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                       SENIOR VICE PRESIDENT

PLANT SPECIALTIES, INC.


BY:/s/CHARLES F. SCHUGART
CHARLES F. SCHUGART
SENIOR VICE PRESIDENT

THE CHASE MANHATTAN BANK, AGENT


BY:/s/JEFFREY S. ACKERMAN
JEFFREY S. ACKERMAN
VICE PRESIDENT

                                  Exhibit 10.1.D
                      Allwaste Guaranty Confirmation Letter
                           Allwaste Guaranty Agreement

                                   July 28, 1997

The Chase Manhattan Bank, Agent for
The Chase Manhattan Bank and
Texas Commerce Bank National Association
New York, New York

Re: Guaranty Agreement (the "Guaranty Agreement") dated January 31, 1997, executed by ALLWASTE, INC. to The Chase Manhattan Bank, as Agent for The Chase Manhattan Bank and Texas Commerce Bank National Association (the "Lenders") of loans (the "Loans") by the Lenders to The Safe Seal Company, Inc., ET.EL. (the "Borrowers")

Gentlemen:

Reference is made to the Guaranty Agreement pursuant to which the Guarantor guaranteed the performance and payment of certain of the Obligations therein described. It is understood and agreed that the Borrowers, the Agent and the Lenders are entering into a Second Amended and Restated Credit Agreement (the "Second Restated Agreement").

The Borrowers have executed and delivered to the Lenders and, the Agent and the Lenders, in reliance upon the terms of the Guaranty Agreement, have accepted promissory notes (the "Steam Supply Notes") dated July 28, 1997. Pursuant to and in accordance with the terms of the Guaranty Agreement, ALLWASTE, INC. confirms and agrees that the Guaranty Agreement applies and shall continue to apply to all Obligations of the Borrowers in connection with the Loans, as modified in the Second Restated Agreement and the Steam Supply Notes, limited only as set out in the Guaranty Agreement.

Respectfully,

ALLWASTE, INC.

BY:
WILLIAM L. FIEDLER
VICE PRESIDENT

                                   Schedule 2.1
                              Lenders' Percentages,
                      Lenders' Revolving Credit Commitment,
                          Lenders' Term Loan Commitment
                         Lenders' Steam Supply Commitment

NAME OF LENDER                     PERCENTAGE

The Chase Manhattan Bank                        50.00 %
Texas Commerce Bank National Association        50.00 %

                     ****************************************

                 LENDERS' RESPECTIVE REVOLVING CREDIT COMMITMENT
                 $10,000,000.00 Total Revolving Credit Commitment

NAME OF LENDER                                  REVOLVING CREDIT COMMITMENT

The Chase Manhattan Bank                                $5,000,000.00
Texas Commerce Bank National Association                $5,000,000.00

                     ****************************************

                    LENDERS' RESPECTIVE TERM A LOAN COMMITMENT
                    $2,750,000.00 Total Term A Loan Commitment

NAME OF LENDER                                  TERM A LOAN COMMITMENT

The Chase Manhattan Bank                         $1,350,000.00
Texas Commerce Bank National Association         $1,350,000.00

                     ****************************************

                    LENDERS' RESPECTIVE TERM B LOAN COMMITMENT
                    $4,750,000.00 Total Term B Loan Commitment

NAME OF LENDER                                  TERM A LOAN COMMITMENT

The Chase Manhattan Bank                         $2,375,000.00
Texas Commerce Bank National Association         $2,375,000.00

                     ****************************************

                   LENDERS' RESPECTIVE STEAM SUPPLY COMMITMENT

                   $5,000,000.00 Total Steam Supply Commitment

NAME OF LENDER                                  REVOLVING CREDIT COMMITMENT

The Chase Manhattan Bank                                $2,500,000.00
Texas Commerce Bank National Association                $2,500,000.00

                                CREDIT AGREEMENT

                      INNOVATIVE VALVE TECHNOLOGIES, INC.
                     ("INVATEC"), PUGET INVESTMENTS, INC.,
                    FLICKINGER-BENICIA, INC., STEAM SUPPLY &
                    RUBBER CO., INC., AND FLICKINGER COMPANY

                                   BORROWERS

                          THE SAFE SEAL COMPANY, INC.

                                   AGENT FOR

                      THE SAFE SEAL COMPANY, INC., HARLEY
                    INDUSTRIES, INC., VALVE REPAIR OF SOUTH
                     CAROLINA, INC., SPINSAFE CORPORATION,
                     THE SAFE SEAL COMPANY (CANADA), INC.,
                     GSV, INC. and PLANT SPECIALTIES, INC.

                                    LENDERS

                                 TABLE OF CONTENTS

ARTICLE I       DEFINITIONS..................................................  1
      1.1       DEFINITIONS..................................................  1
      1.2       OTHER DEFINITIONS............................................ 16

ARTICLE II      LOANS........................................................ 17
      2.1       REVOLVING COMMITMENTS........................................ 17
      2.2       BORROWING BASE............................................... 17
      2.3       LOAN VALUE OF ELIGIBLE INVENTORY............................. 18
      2.4       BORROWING PROCEDURE.......................................... 18
      2.5       USE OF PROCEEDS.............................................. 19
      2.6       REDUCTION OF COMMITMENT...................................... 19
      2.7       REQUIRED PAYMENTS............................................ 20

ARTICLE III     NOTE......................................................... 20
      3.1       NOTE......................................................... 20
      3.2       INTEREST RATE OPTIONS........................................ 20
      3.3       APPLICABLE MARGIN............................................ 21
      3.4       INTEREST RECAPTURE........................................... 22
      3.5       DEFAULT RATE................................................. 22
      3.6       MAXIMUM INTEREST............................................. 22
      3.7       PAYMENTS ON THE NOTE......................................... 23
      3.8       CALCULATION OF INTEREST RATES................................ 25
      3.9       PREPAYMENTS.................................................. 25
      3.10      MANNER OF PAYMENTS........................................... 26
      3.11      RENEWALS OF NOTE............................................. 26
      3.12      TAXES........................................................ 26
      3.13      COMMITMENT FEES.............................................. 27
      3.14      CONSEQUENTIAL LOSS........................................... 27
      3.15      PAYMENTS IN RESPECT OF INCREASED COSTS....................... 28

ARTICLE IV      SPECIAL PROVISIONS FOR EURODOLLAR LOANS...................... 29
      4.1       INADEQUACY OF EURODOLLAR LOAN PRICING........................ 29
      4.2       ILLEGALITY................................................... 29
      4.3       EFFECT ON INTEREST OPTIONS................................... 30
      4.4       PAYMENTS NOT AT END OF INTEREST PERIOD....................... 30
      4.5       SURVIVAL OF OBLIGATIONS...................................... 30

ARTICLE V       COLLATERAL FOR LOANS......................................... 30
      5.1       COLLATERAL FOR LOANS......................................... 30
      5.2       COLLATERAL DOCUMENTS......................................... 31
      5.3       FURTHER ASSURANCES........................................... 31
      5.4       OTHER LOANS.................................................. 31

ARTICLE VI      CUSTODY, INSPECTION, COLLECTION AND MAINTENANCE OF
                COLLATERAL................................................... 31
      6.1       CASH COLLATERAL ACCOUNT...................................... 31
      6.2       COLLECTION OF ACCOUNTS....................................... 32
      6.3       VERIFICATION OF ACCOUNTS..................................... 33
      6.4       SALES OF INVENTORY........................................... 33
      6.5       INSPECTIONS AND FIELD EXAMINATIONS........................... 33
      6.6       REPORTS...................................................... 34
      6.7       MATERIAL CONTRACTS........................................... 34
      6.8       COMPLIANCE WITH LAW.......................................... 34
      6.9       ACCESS....................................................... 35
      6.10      PROTECTION................................................... 35
      6.11      RIGHT TO RECEIVE............................................. 35

ARTICLE VII     COVENANTS.................................................... 35
      7.1       AFFIRMATIVE COVENANTS........................................ 35
      7.2       FINANCIAL COVENANTS.......................................... 39
      7.3       OTHER COVENANTS.............................................. 39
      7.4       ERISA COMPLIANCE............................................. 41
      7.5       INDEMNITY.................................................... 42

ARTICLE VIII    CONDITIONS PRECEDENT......................................... 43

      8.1       INITIAL ADVANCES............................................. 43
      8.2       SUBSEQUENT ADVANCES.......................................... 46

ARTICLE IX      REPRESENTATIONS AND WARRANTIES............................... 47
      9.1       REPRESENTATIONS AND WARRANTIES CONCERNING THE BORROWERS...... 47
      9.2       REGULATORY MATTERS........................................... 50
      9.3       REPRESENTATIONS REGARDING ACCOUNTS........................... 52
      9.4       REPRESENTATIONS REGARDING INVENTORY.......................... 53
      9.5       SURVIVAL OF REPRESENTATIONS AND WARRANTIES................... 53

ARTICLE X       DEFAULTS AND REMEDIES........................................ 53
      10.1      EVENTS OF DEFAULT............................................ 53
      10.2      REMEDIES..................................................... 56
      10.3      NOTICES OF DEFAULT........................................... 56

ARTICLE XI      AGENT........................................................ 57
      11.1      APPOINTMENT.................................................. 57
      11.2      AUTHORIZATION................................................ 57
      11.3      RESPONSIBILITIES OF AGENT.................................... 57
      11.4      RESIGNATION AND SUCCESSOR.................................... 59
      11.5      NOTEHOLDERS.................................................. 59
      11.6      CONSULTATION WITH COUNSEL.................................... 59

      11.7      EXPENSES AND INDEMNIFICATION................................. 59
      11.8      BENEFIT AND APPLICABILITY OF ARTICLE......................... 59

ARTICLE XII     ASSIGNMENT OF NOTE AND LIENS................................. 60
      12.1      ASSIGNMENT OF NOTE AND LIENS................................. 60
      12.2      NOTEMAKER ESTOPPEL CERTIFICATE............................... 60

ARTICLE XIII    MISCELLANEOUS................................................ 60
      13.1      NOTICES...................................................... 60
      13.2      SEVERABILITY................................................. 61
      13.3      CAPTIONS..................................................... 61
      13.4      SUCCESSORS AND ASSIGNS....................................... 61
      13.5      SYNDICATIONS................................................. 61
      13.6      NON-LIABILITY OF THE AGENT AND THE LENDERS................... 61
      13.7      FINANCING STATEMENTS......................................... 61
      13.8      LIST OF EXHIBITS AND SCHEDULES............................... 61
      13.9      MODIFICATION................................................. 62
      13.10     WAIVER....................................................... 62
      13.11     APPLICABLE LAW............................................... 62
      13.12     CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION......... 62
      13.13     WAIVER OF JURY TRIAL.  ...................................... 63
      13.14     NO THIRD PARTY BENEFICIARY................................... 63
      13.15     PAYMENT OF EXPENSES.......................................... 63
      13.16     CONFLICTS.................................................... 64
      13.17     ENTIRETY..................................................... 64
      13.18     RIGHT OF SETOFF.............................................. 64
      13.19     JOINT AND SEVERAL OBLIGATIONS................................ 64
      13.20     ENTIRETY..................................................... 64
      13.21     MULTIPLE COUNTERPARTS........................................ 64

                                CREDIT AGREEMENT

    This Credit Agreement (the "AGREEMENT") is made and entered into effective July 28, 1997 (the "EFFECTIVE DATE") by and among:

    INNOVATIVE VALVE TECHNOLOGIES, INC. ("INVATEC"), PUGET INVESTMENTS, INC. ("PUGET"), FLICKINGER-BENICIA, INC. ("BENICIA"), STEAM SUPPLY & RUBBER CO., INC. ("STEAM"), AND FLICKINGER COMPANY ("FLICKINGER" which with Invatec, Puget, Benicia and Steam being sometimes herein collectively called the "BORROWERS," and singly called a "BORROWER"); and,

    THE SAFE SEAL COMPANY, INC. (the "AGENT"), as agent for THE SAFE SEAL COMPANY, INC., HARLEY INDUSTRIES, INC., VALVE REPAIR OF SOUTH CAROLINA, INC., SPINSAFE CORPORATION, THE SAFE SEAL COMPANY (CANADA), INC., GSV, INC. and PLANT SPECIALTIES, INC. (collectively, the "LENDERS").

                                    RECITALS

    In consideration of the premises, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and for other valuable consideration, the parties agree as set out herein.

                                    ARTICLE I
                                   DEFINITIONS

    1.1 DEFINITIONS. For the purposes of this Agreement and the other Loan Documents, unless the context requires otherwise, the following terms shall have the respective meanings ascribed to them in this Article or in the Sections referred to below:

"ACCOUNT DEBTORS" means all, and "ACCOUNT DEBTOR" means any account debtor, customer or other obligor with respect to any of the Accounts.

"ACCOUNTS", "CHATTEL PAPER", "CONTRACTS", "CONTRACT RIGHTS", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", and "INSTRUMENTS" shall have the meanings ascribed to such terms in the UCC, and shall mean the Accounts, Chattel Paper, Contracts, Contract Rights, Documents, Equipment, Fixtures, General Intangibles, Goods, and Instruments of each of the Borrowers in which the Agent is granted security interests for the benefit of the Lenders pursuant to the Loan Documents.

"ADJUSTED LIBOR RATE LOANS" means all, and "ADJUSTED LIBOR RATE LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the LIBOR Rate for such Interest Period.

"ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBOR Rate in effect for such Interest Period, and (ii) Statutory Reserves.

"ADVANCES" means all, and "ADVANCE" means any, of the disbursements by the Lenders of the sums loaned to the Borrowers pursuant to this Agreement.

"AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds five per cent or more of any class of Voting Shares of such Person or five per cent or more of the equity interest in such Person,
(ii) any Person of which such Person beneficially owns or holds five per cent or more of any class of Voting Shares or in which such Person beneficially owns or holds five per cent or more of the equity interest in such Person and (iii) any director, officer, member, manager or employee of such Person. For the purposes of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

"AGENT" shall have the meaning ascribed to such term in the preamble hereof.

"AGREEMENT" means this Agreement, as it may, from time to time, be amended.

"ALTERNATE BASE RATE LOANS" means that portion of any Loan which bears interest at a rate of interest determined by reference to the Alternate Base Rate.

"ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Base Rate in effect on such day, (ii) the Base CD Rate in effect on such day PLUS one (1) per cent, or (iii) the Federal Funds Effective Rate in effect on such day PLUS one-half (1/2) of one (1) per cent. If Chase shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of Chase to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"APPLICABLE MARGIN" shall have the meaning ascribed to such term in Section 3.3.

"ASSESSMENT RATE" means the annual assessment rate (net of refunds) estimated by Chase (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance to such Governmental Authority (or such successor) of time deposits made in Dollars at the U.S. offices of Chase during the current calendar year.

"AVAILABILITY" means, at any time, with respect to the Loans, the lesser, at such time, of the Commitment (as such amount may be reduced or increased in accordance with the provisions of this Agreement), and the Borrowing Base, MINUS the sum, at such time, of (i) the unpaid principal balance of, and accrued interest and fees on, the Loans, and (ii) the Reserves established by the Agent pursuant to Section 2.2.B.

"BASE CD RATE" means the sum of (i) the product of (a) the Three-Month Secondary CD Rate, and (b) Statutory Reserves, and (ii) the Assessment Rate.

"BASE RATE" means the variable rate of interest announced from time to time by Chase as the prime rate, and used by Chase as a general reference rate of interest, but which rate of interest may not be the lowest rate charged by Chase on similar loans. If Chase shall, during the term of this Agreement, abolish or abandon the practice of announcing or publishing a "PRIME RATE", then the "BASE RATE" used during the remaining term of this Agreement shall be that interest rate or other general reference rate then in effect and used by Chase, which, from time to time, in the judgment of Chase, most effectively approximates the initial definition of the "BASE RATE".

"BOARD" means the Board of Governors of the Federal Reserve System of the U.S.

"BORROWERS" means all, and "BORROWER" means any, of Invatec, Puget, Benicia, Steam, Flickinger and any other Consolidated Subsidiary of any of them which the Lenders may, at the time of its acquisition or formation by a Borrower, require to become a Borrower hereunder.

"BORROWING BASE CERTIFICATE" means any of the certificates attached to a Certificate of Compliance and delivered by Borrowers to the Agent calculating the Borrowing Base pursuant to Section 7.1.A.(6).

"BORROWING BASE" means the amounts calculated pursuant to Section 2.2 to determine the Availability.

"BORROWING DATE" means the date (which must be a Business Day) specified in any Notice of Borrowing, as a date on which the Borrowers request the Agent make an Advance.

"BORROWING" means any amount disbursed by the Agent, (i) to or on behalf of the Borrowers under the Loan Documents, whether such amount advanced constitutes an original disbursement of funds, the continuation of an amount outstanding, or
(ii) a disbursement of funds in accordance with and to satisfy the Obligations.

"BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York, New York except that, if any determination of a "BUSINESS DAY" shall relate to a Eurodollar Loan, the term "BUSINESS DAY" shall, in addition, exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"CAPITAL EXPENDITURE" means any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as equipment, real property, improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP.

"CAPITAL LEASE" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including, without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

"CASH COLLATERAL ACCOUNT" means the non-interest bearing cash collateral account established with Chase in the names of the Borrowers pursuant to Section 6.1, and the Lockbox Agreement.

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time, and all regulations and rulings issued thereunder.

"CERTIFICATE OF COMPLIANCE" means any of the certificates delivered by the Borrowers pursuant to Section 7.1.A.(6).

"CHANGE OF CONTROL" means (i) if any Person, or group of Persons acting together shall acquire sufficient stock ownership of any of the Borrowers to permit such Person or group to elect a majority of the Board of Directors of any Borrower or otherwise control any Borrower, (ii) if there shall occur any merger, consolidation or dissolution of any Borrower with any other Person, or (iii) if there shall occur any sale, lease or other disposition of all or substantially all of the assets or capital stock of any Borrower to any other Person.

"CHASE" means The Chase Manhattan Bank, whose address, for the purposes of this Agreement, is Asset Based Lending, 633 Third Avenue, 7th Floor, New York, New York 10017, Attention: Credit Deputy.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COLLATERAL DOCUMENTS" means all security agreements, security agreement-pledges and any other agreements or documents executed or delivered to secure the repayment of the Obligations or any part thereof.

"COLLATERAL" means and includes all of each Borrower's assets now owned or hereafter acquired.

"COMMITMENT FEE" shall have the meaning set forth in Section 3.13.

"COMMITMENT PERIOD" means the period beginning on the Effective Date and ending on the earlier of (i) the Commitment Termination Date, or (ii) the date on which the obligations of the Lenders to fund Advances hereunder terminates after the occurrence of an Event of Default.

"COMMITMENT TERMINATION DATE" means January 30, 2000, or if such date is not a Business Day, then the Business Day preceding such date.

"COMMITMENT" means obligations of the Lenders to extend credit to the Borrowers in the amount of $5,000,000.00, as same may be adjusted from time to time pursuant to the terms of Section 2.6.

"CONSEQUENTIAL LOSS" shall have the meaning set forth in Section 3.14.

"CONSOLIDATED SUBSIDIARIES" means Puget and Benicia as to Invatec, and Steam and Flickinger as to Puget, and any other entity acquired by any of the Borrowers, the capital stock of which is owned in its entirety by a Borrower or a wholly owned direct subsidiary of a Borrower, and "CONSOLIDATED SUBSIDIARY" means any of them.

"CONTRACT RATE" means the rates of interest on the Loans calculated as set out in Section 3.2.A.

"CONTROLLED GROUP" means (i) the controlled group of corporations as defined in ss.1563 of the Code, or (ii) the group of trades or businesses under common control as defined in ss.414(c) of the Code, of which a Borrower is or may become a part.

"CONVERSION DATE" shall have the meaning ascribed to such term in Section 3.2.A.(4).

"DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws, from time to time in effect, affecting the rights of creditors generally.

"DEFAULT RATE" shall have the meaning ascribed to such term in Section 3.5.

"DEFAULT" shall have the meaning ascribed to such term in Section 10.1.

"DIVIDENDS" means in respect of any Person, (i) cash distributions or any other distributions (including distributions by tax-option corporations) on, or in respect of, any class of capital stock of such Person, whether in cash, property, securities or a combination thereof (whether by reduction of capital or otherwise), except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments (or the setting aside of any amounts for any such purpose) made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

"DOLLARS" and the symbol "$" shall refer to currency of the U.S.

"EBITDA" means for any fiscal period of the Borrowers, the sum of the following which would be reflected on the consolidated income statement of the Borrowers prepared in accordance with GAAP, (i) net income; PLUS, (ii) income taxes; PLUS
(iii) Interest Expense; PLUS, (iv) non-cash charges in respect of depreciation and amortization.

"EFFECTIVE DATE" has the meaning ascribed to such term in the preamble hereof.

"ELIGIBLE ACCOUNTS" means, at the time of any determination thereof, each Account of a Borrower as to which the following requirements have been fulfilled to the satisfaction of the Agent. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's judgment. In general, without limiting the foregoing, an Account shall in no event be deemed to be an Eligible Account unless:

    A. A Borrower has lawful and absolute title to the Account and the Account constitutes an "ACCOUNT" within the meaning of the UCC.

    B. All payments due on the Account have been invoiced and the Account is not evidenced by any Chattel Paper, promissory note, or other Instrument.

    C. The Account is a valid, legally enforceable obligation of an Account Debtor who is obligated under the Account for goods or services previously delivered or rendered to the Person and the Account has not been outstanding for more than ninety (90) days from invoice date.

    D. There has been excluded from the Account any portion that is subject to any dispute, setoff, counterclaim, contras, chargebacks, net-out contract, deduction, credits, returns, discounts, and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, and other claim or defense on the part of the Account Debtor or any claim on the part of the Account Debtor denying liability for the Account.

    E. The Account Debtor has finally accepted the goods or services from the sale out of which the Account arose and has not objected to goods or services or returned any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return.

    F. A Borrower has the full and unqualified right to assign and grant a security interest in the Account to the Agent as security for the Obligations.

    G. The Account is subject to a fully perfected first priority security interest and Lien in favor of the Agent for the benefit of the Lenders pursuant to the Loan Documents, prior to the rights of, and enforceable as such, against any other Person.

    H. The Account is not subject to any Lien in favor of any Person other than the Lien of the Agent pursuant to the Loan Documents.

    I. The Account arose from a transaction in the ordinary course of business of the Borrower from a completed, outright and lawful sale of goods to which title (subject to any security interests retained by the Borrower or created by an Account Debtor in favor of the Borrower) has passed to the Account Debtor, or for the rendering of services by or on behalf of the Borrower to the Account Debtor.

    J. The Account Debtor has not asserted that the Account, and the Borrower is not aware that the Account, arises out of a bill and hold, consignment or progress billing arrangement.

    K. An Eligible Account shall not include any Account from an Account Debtor who is obligated to a Borrower on any Account whatsoever if more than fifty (50) per cent of the Accounts of that Account Debtor has been due and payable for more than ninety (90) days from the invoice date.

    L. The Account Debtor is a U.S. Person and no Account Debtor in respect of the Account is, (i) primarily conducting business in any jurisdiction located outside the U.S., except those Accounts secured by letters of credit specifically approved by the Agent, (ii) an Affiliate of a Borrower or a Consolidated Subsidiary, (iii) any Governmental Authority, domestic or foreign, unless secured by an assignment of claims in form and content satisfactory to the Agent, and duly confirmed by the Governmental Authority, or (iv) the subject of a proceeding under any Debtor Laws.

    M. An Eligible Account shall not include an Account from or among any Affiliates of the Borrowers or an Account which arises out of a transaction in which any Borrower or Consolidated Subsidiary shall have provided any surety or guaranty bond to the Account Debtor or other Person.

    N. The Account complies with all material requirements of all applicable laws and regulations, whether Federal, state or local.

    O. The Account is denominated in and provides for payment by the Account Debtor in Dollars.

    P. The Account has not been and is not required to be charged off or written off as uncollect-ible in accordance with GAAP or the customary business practice a Borrower.

    Q. The Agent shall have the right to approve, in the Agent's business judgment, the credit-worthiness of the Account Debtor.

"ELIGIBLE INVENTORY" shall mean the Inventory described in Section 2.3, however, there shall be excluded from Eligible Inventory any item in which the Lenders do not have a perfected first priority Lien except as permitted in Section 2.3.

"EMPLOYEE PLAN" means any, and "EMPLOYEE PLANS" means all, employee benefit or other plans maintained, in whole or in part, for the employees of the Borrowers and the Consolidated Subsidiaries or any ERISA Affiliate, and covered by Title IV of ERISA, or subject to the minimum funding standards under ss.412 of the Code.

"ENVIRONMENTAL LAWS" means all Requirements relating to pollution or protection of the environment (including, but not limited to, ambient air, surface water, groundwater, land surface, and subsurface strata), including, but not limited to, CERCLA/SARA, RCRA/HSWA, and other laws relating to (i) Hazardous Materials, or (ii) the generation, manufacture, processing distribution, use treatment, handling, storage, disposal or transportation of Hazardous Materials.

"ERISA AFFILIATE" means any Person which, together with a Borrower or any Subsidiary, would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

"EURODOLLAR LOANS" means all, and "EURODOLLAR LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate for such Interest Period.

"EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 10.1.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it.

"FINANCIAL OFFICER" means, with respect to any Person, the chairman, the president, the chief executive officer, or the chief financial officer of such Person.

"FINANCIAL STATEMENTS" means all, and "FINANCIAL STATEMENT" means any, of the balance sheets, income statements stockholders statements and statements of cash flow and contingent liabilities of the Borrowers and the Consolidated Subsidiaries.

"FINANCING STATEMENT" means each UCC-1 financing statement sufficient for purposes of perfecting the Agent's security interest for the benefit of the Lenders in the Collateral pursuant to the UCC.

"FISCAL YEAR" means the fiscal year of Invatec for accounting purposes ending each December 31.

"FUNDED DEBT RATIO" means Funded Debt divided by EBITDA.

"FUNDED DEBT" means interest bearing Indebtedness (including Subordinated Indebtedness) and preferred stock.

"FUNDING ACCOUNT" means the non-interest bearing account established pursuant to
Section 2.4.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Effective Date so as to properly reflect the financial condition, and the results of operations and cash flows, of the Borrowers, except that any accounting principle or practice required to be changed by the Accounting Principles Board or FASB (or other appropriate board or committee of the boards) in order to continue as a generally accepted accounting principle or practice, may be so changed. In the event of a change in GAAP, the Agent and the Borrowers will thereafter negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. If no agreement is reached, the financial covenants shall be calculated based on GAAP before any change in GAAP.

"GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority, domestic or foreign, having jurisdiction over any Borrower or any Borrower's business or properties.

"GUARANTY" means any contract, agreement or understanding of any Person pursuant to which such Person guarantees, or in effect guarantees, in writing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) To purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness; (iii) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or, (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof. "GUARANTY" shall not include, however, the indorsement of negotiable instruments or documents for deposit or collection by a Borrower in the ordinary course of business.

"HAZARDOUS MATERIALS INDEMNIFICATION AGREEMENT" means the agreement executed pursuant to Section 7.1.Q.

"HAZARDOUS MATERIALS" means hazardous substances (as defined in CERCLA/SARA and regulations promulgated thereunder), hazardous wastes (as defined in RCRA/HSWA and regulations promulgated thereunder), Class I Industrial Solid Wastes, asbestos or asbestos-containing materials or poly-chlorinated biphenyl, and any material quantities of any other pollutants or contaminants, including, but not limited to, any material quantities of any flammable material, explosive materials, radioactive materials, waste oil, or used oil. In the event that either CERCLA/SARA or RCRA/HSWA is ever amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment. To the extent the Environmental Laws in effect in any State wherein any of the Premises are located establish a meaning of "HAZARDOUS SUBSTANCES" or "HAZARDOUS WASTES" which is broader than that specified in either CERCLA/SARA or RCRA/HSWA, such broader meaning shall apply.

"HSWA" means the Hazardous and Solid Waste Amendments of 1984, as amended from time to time, and all regulations and rulings issued thereunder.

"INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including, without limitation: (i) All liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of such Person; and,
(iv) all issued and outstanding preferred stock, which is redeemable by the holder of such stock, of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

"INTANGIBLE ASSETS" means those assets of any Person which are (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses, covenants not to compete and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (iii) unamortized debt discount and expense, and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the U.S. unless same are backed fully by negotiable letters of credit issued or confirmed by U.S. banks which are satisfactory to Agent.

"INTEREST OPTION" shall have the meaning ascribed to such term in Section 3.2.

"INTEREST PAYMENT DATE" means (i) as to any Adjusted Base Rate Loan, (a) the last day of each month commencing on the first of such days to occur after such Loan is made or any Adjusted Libor Rate Loan is converted to a Base Rate Loan, and (b) the Commitment Termination Date, and (ii) as to any Eurodollar Loan, (a) the last day of each month commencing on the first of such days to occur after such Loan is made and the last day of the Interest Period for such Loan, and (b) the Commitment Termination Date.

"INTEREST PERIOD" means, with respect to any Eurodollar Loan, the period commencing on the Borrowing Date and ending on the Commitment Termination Date, consistent with the following provisions. The duration of each Interest Period shall be selected by the Borrowers in a Notice of Borrowing as provided in
Section 2.1 or a Rollover Notice as provided in Section 3.2.A.(3):

    A.   With respect to Eurodollar requested by Borrowers:

         (1) Initially, the period commencing on the Borrowing Date or Conversion Date with respect to such Eurodollar Loan and ending one
         (1), two (2), three (3) or six (6) months thereafter; and,

         (2) Thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrowers in a Rollover Notice.

    B. Each Interest Period shall be as selected by the Borrowers, subject to the Agent's consent, at the Agent's sole discretion. The Borrowers' choice of Interest Period is also subject to the following limitations:

         (1) No Interest Period shall end on a date after the Commitment Termination Date; and,

         (2) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which event the Interest Period shall end on the preceding Business Day).

"INVENTORY DESIGNATION REPORT" means each written report delivered to the Agent pursuant to Section 7.1.A.(5) designating the Inventory which is intended to be included in Eligible Inventory.

"INVENTORY" means, as of any date, (i) the inventory which would be reflected on the balance sheet of the Borrowers as of such date prepared in accordance with GAAP, and (ii) the assets of the Borrowers held for sale, and (iii) in all instances inventory in which the Agent is granted security interests pursuant to the Loan Documents.

"INVESTMENT" means any investment in any period, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to a Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

"IRS" means the Internal Revenue Service, Department of the U.S. Treasury, an agency of the U.S. government.

"LANDLORD AGREEMENTS" means all, and "LANDLORD AGREEMENT" means any, of the agreements executed pursuant to the provisions Section 8.1.E.

"LEASEHOLDS" means all, and "LEASEHOLD" means any, (i) of the leases described in Schedule 8.1.E by which a Borrower is entitled to occupy and use the Premises, and (ii) any and all other leases, sub-leases, licenses, concessions or other agreements, written or verbal, now or hereafter in effect, which grant a possessory interest in and to, or the right to use, all or any portion of the Premises and any other leased real property.

"LENDERS" means all, and "LENDER" means any, of the Lenders described in the preamble hereof.

"LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the rate at which Dollar deposits approximately equal in principal amount to the Euro-dollar Loan requested and for a maturity equal to the applicable Interest Period are offered for Eurodollars in immediately available funds to the London branch of Chase by leading banks in whatever Eurodollar interbank market may be selected by Chase, in its sole discretion, at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

"LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement, under any statute or law, or otherwise.

"LOAN DOCUMENTS" means this Agreement, the Note, including any renewals, extensions and modifications thereof, the Collateral Documents and any agreements or documents executed or delivered pursuant to the terms of this Agreement, and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof.

"LOAN PARTIES" means the Borrowers and any Person who becomes a Borrower after the Effective Date, and the term "LOAN PARTY" means any of them.

"LOANS" means the aggregate unpaid principal balance of all Borrowing made under
Section 2.1.

"LOCKBOX AGREEMENT" means the agreement executed pursuant to Section 6.1.

"MATERIAL ADVERSE EFFECT" means any material adverse effect on, (i) the validity, performance, or enforceability of any of the Loan Documents, (ii) the financial condition or business operations of any Loan Party, (iii) the ability of any of the Borrowers to fulfill the Obligations, and/or (iv) the value of the Collateral.

"MATERIAL CONTRACTS" shall have the meaning set out in Section 6.7.

"MAXIMUM RATE" and "MAXIMUM AMOUNT" respectively mean the maximum non-usurious rate and the maximum non-usurious amount of interest permitted by applicable laws that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations under the laws which are presently in effect of the U.S. and the State of New York, applicable to the holders of the Note or, to the extent permitted by law, under such applicable laws of the U.S. and the State of New York which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"NET INCOME" or "NET LOSS" means, with respect to any Person other than an individual for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to net revenues and other proper items of income for such Person less the aggregate for such Person of any and all expenses, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all of the foregoing being computed and calculated in accordance with GAAP.

"NET WORTH" means, with respect to any Person at any time, the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with GAAP constitutes stockholders' equity.

"NOTEMAKER ESTOPPEL CERTIFICATE" shall have the meaning set out in Section
8.1.C.

"NOTES" means all, and "NOTE" means the Note executed and delivered pursuant to
Section 3.1, together with any renewals, extensions or modifications thereof.

"NOTICE OF BORROWING" shall have the meaning ascribed to such term in Section
2.1.

"OBLIGATIONS" mean:

    A. All present and future indebtedness, obligations and liabilities of any Loan Party to any of the Lenders arising pursuant to any of the Loan Documents, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

    B. All costs incurred by the Agent or any of the Lenders to obtain, preserve, perfect and enforce the Liens and security interests securing payment of such indebtedness, liabilities and obligations, and to maintain, preserve and collect the property in which any of the Lenders has been granted a Lien to secure payment of the Loans, or any part thereof, including but not limited to, taxes, assessments, insurance premiums, repairs, attorneys' fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; and,

    C. Any other Indebtedness of any Loan Party owing, or which may hereafter become owing, by any Loan Party to the Agent or any of the Lenders, arising out of any overdraft or pursuant to any agreement directly among any Loan Party with the Agent or any of the Lenders; and,

    D. All renewals, extensions and modifications of the Indebtedness referred to in the foregoing clauses, or any part thereof.

"PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

"PENSION PLAN" means any Employee Plan which is subject to the provisions of Title IV of ERISA.

"PERMITS" shall have the meaning ascribed in Section 9.1.R.

"PERMITTED LIENS" means: (i) Liens granted to the Agent for the benefit of the Lenders to secure the Obligations; and, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; and, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business securing Indebtedness the payment for which is not yet due, or if same is due, it is being contested in good faith and as to which a bond has been provided; and,
(iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; and, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; and, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; and, (vi) Scheduled Liens.

"PERSON" shall include an individual, a corporation, non-profit corporation, a professional association, a joint venture, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

"PLEDGED STOCK" shall have the meaning ascribed to such term in Section 5.1.B but shall not include the presently outstanding preferred stock (the "Preferred Stock") of Puget.

"PREMISES" collectively means the leased properties or demised premises described in each of the Leaseholds.

"PREPAYMENT CHARGE" means a prepayment charge on, as applicable, the amount of the reduction in the Commitment made pursuant to Section 2.6 and equal to (a) one and one-half (1 1/2) per cent if such prepayment or reduction occurs after July 31, 1997, but on or before January 31, 1998, (b) one (1) per cent if such prepayment or reduction occurs after January 31, 1998, but on or before July 31, 1998, or (c) one-half (1/2) of one (1) per cent if such optional prepayment or reduction occurs after July 31, 1998, but on or before January 31, 1999. No Prepayment Charge shall be due and owing by the Borrowers for any optional prepayment or reduction after January 31, 1999.

"RCRA" means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all regulations and rulings issued thereunder.

"REGULATION D" means Regulation D of the Board, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION G" means Regulation G of the Board, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION T" means Regulation T of the Board, 12 C.F.R. Part 220, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

"REGULATION U" means Regulation U promulgated by the Board, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation U and having substantially the same function.

"REGULATION X" means Regulation X promulgated by the Board, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation X and having substantially the same function.

"REGULATORY DEFECTS" means the failure by any Borrower to comply with all laws, statutes, orders, rules and regulations of any Governmental Authority, and such failure to comply has a Material Adverse Effect.

"RENTALS" of any Person means, as of any date, the aggregate amount of the obligations and liabilities, including future obligations and liabilities not yet due and payable, of such Person to make payments under leases, subleases and similar arrangements for the use of real, personal or mixed property, other than leases which are Capital Leases.

"REPORTABLE EVENT" shall have the meaning ascribed to such term in Title IV of ERISA.

"REQUIREMENTS" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, orders, permits, certificates or ordinances of any Governmental Authority in any manner applicable to any Loan Party or any of their respective properties, and (ii) any and all contracts, written or oral, of any nature to which any Loan Party or any of their respective properties may be bound.

"RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the controller, of such Person.

"SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all regulations and rulings issued thereunder.

"SECURITY AGREEMENT-PLEDGES" means all, and "SECURITY AGREEMENT-PLEDGE" means each first priority Security Agreement-Pledge executed pursuant to Section 5.1.B.

"SECURITY AGREEMENTS" means all, and "SECURITY AGREEMENT" means each first priority Security Agreement executed pursuant to Section 5.1.A.

"SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on the Person's debts as they become absolute and matured, (iii) such Person is able to realize upon the Person's assets and pay the Person's debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"STATUTORY RESERVES" shall, on any day, mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any basic, marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board (or any successor governmental body) and any other banking authority to which Chase is subject, however:

    A. With respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over $100,000.00 and with maturities approximately equal to three (3) months, the actual reserves established by the Board; and,

    B. With respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities, as defined in Regu- lation D, such reserve percentages ("EURODOLLAR RESERVE REQUIREMENT") shall include, without limitation, those imposed under Regulation D or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or setoffs which may be available from time to time to any bank under Regulation D. Each determination by Chase of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

    C. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"SUBORDINATED INDEBTEDNESS" means any Indebtedness of a Borrower or a Consolidated Subsidiary which expressly contains in the instruments evidencing the Indebtedness or in the indenture or other similar instrument under which Indebtedness is issued (which indenture or other similar instrument shall be binding on all holders of the Indebtedness), subordination provisions (in form and substance satisfactory to the Lenders) substantially to the effect that the holders agree that the Indebtedness evidenced by such instrument, any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations and subject to a Subordination Agreement.

"SUBORDINATION AGREEMENT" means each Subordination Agreement executed pursuant to Section 8.1.D.

"SUBSIDIARY" means, with respect to any Person, the parent of such Person, any corporation, association or other business entity of which securities or other ownership interests representing more than fifty (50) per cent of the Voting Shares or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

"TANGIBLE NET WORTH" means, with respect to any Person at any time, the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with GAAP constitutes stockholders' equity, LESS treasury stock, LESS the amount of any write-up subsequent to the Effective Date in the value of any asset above the cost or depreciated cost thereof to such Person, LESS the book value of all Intangible Assets which would be treated as intangibles under GAAP, including, without limitation, goodwill, trademarks, tradenames, patents, copyrights and licenses, covenants not to compete.

"TEMPORARY CASH INVESTMENT" shall mean any Investment maturing within one (1) year of the date of acquisition thereof, (i) in direct, readily marketable obligations of the U.S. or obligations fully guaranteed by the U.S., (ii) commercial paper rated in the highest grade by Standard & Poor's Corporation or Moody's Investor Service, Inc. (collectively, the "RATING AGENCIES"), and (iii) Dollar time deposits with, and certificates of deposit and banker's acceptances issued by, Chase, Texas Commerce or any domestic U.S. bank having capital surplus and undivided profits aggregating at least

$5,000,000.00 and whose long-term debt rating is at least investment grade determined by the Rating Agencies.

"TEXAS COMMERCE" mean Texas Commerce Bank National Association, whose address, for the purposes of this Agreement, is 712 Main Street, P.O. Box 2558, Houston, Texas 77252-2558.

"THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York, New York, received at approximately 10:00 a.m., New York, New York, time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chase from three New York, New York negotiable certificate of deposit dealers of recognized standing selected by it.

"TITLE DOCUMENTS" means any all warehouse receipts, bills of lading or similar documents of title relating to goods in which any of the Borrowers at any time has an interest, whether now, or at any time or times hereafter, issued to the Borrowers or the Agent by any Person, and whether covering Inventory or otherwise.

"TRANSACTIONS" shall have the meaning ascribed to such term in Section 9.1.B.

"UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction in which any of the Collateral is located.

"UNITED STATES" and "U.S." each means the United States of America.

"VOTING SHARES" of any corporation or limited liability company means shares, membership certificates or interests of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the Board of Directors, or other governing bodies, of such corporation or limited liability company.

    1.2  OTHER DEFINITIONS.

    A. All terms defined in this Agreement shall have the above-defined meanings when used in any of the Loan Documents, certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context therein shall require otherwise.

    B. Defined terms used herein in the singular shall import the plural and vice versa.

    C. The words "HEREOF", "HEREIN", "HEREUNDER" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

    D. Unless specifically otherwise notedreferences to statutes by Popular Names are reference to the United States Code Annotated including the regulations promulgated thereunder, and all amendments thereof.

    E. References to any obligations or liabilities of "THE BORROWERS" or "A BORROWER" shall refer to the joint and several obligations of all such Persons.

                                    ARTICLE II
                                       LOANS

    2.1 REVOLVING COMMITMENTS. Subject to the terms and conditions of this Agreement, the Lenders agree to lend to the Borrowers on a revolving basis, in one or more Advances from time to time during the Commitment Period, an amount equal to the amounts requested by the Borrowers in each Notice of Borrowing in the form of Exhibit 2.1 attached hereto. The Lenders shall not be obligated to make Advances, however, (i) in excess of the Commitment, (ii) if an Event of Default or a Default shall exist, and/or, (iii) if the amount of the Advance exceeds Availability. Within the limits of this Section and subject to Section 2.2, the Borrowers may borrow, repay and re-borrow in accordance with the terms and conditions of this Agreement.

    2.2 BORROWING BASE. The aggregate principal amount at any time remaining unpaid on the Loans will not be in excess of the amounts arrived at by the computation provided for in the following formulas not to exceed, however, the Commitment.

    A. Availability will be computed daily and the aggregate principal amount at any time remaining unpaid on the Loans will be the lesser of the Commitment and sum of the following:

         (i)  Up to eighty-five (85) per cent of Eligible Accounts; and,

         (ii) Up to sixty-five (65) per cent of the Loan Value of Eligible Inventory, not to exceed, however, $2,500,000.00.

    B. The Agent retains the right to establish reasonable reserves ("RESERVES") as it deems appro- priate under the Commitment, based on such factors as the Agent deems appropriate, including, but not limited to, increases in dilution of Accounts, the value of Eligible Inven-tory and if the Borrowers shall fail to obtain Landlord Agreements within forty-five (45) days of the Effective Date. The Borrowers acknowledge that the establishment of Reserves will have the effect of limiting or restricting Advances. As of the Effective Date, the Agent has established a Reserve of $700,000.00 because the Borrowers are not acquiring the Preferred Stock. The Lenders agree that the Lenders will terminate the Reserve at such time as the Borrowers shall have delivered to the Agent (i) share certificates representing the Preferred Stock evidencing that a Borrower has acquired the Preferred Stock, together with a Security Agreement-Pledge of the Preferred Stock to the Agent for the benefit of the Lenders, (ii) a subordination agreement in form and content satisfactory to the Agent executed by the holders of the Preferred Stock subordinating all rights of the holders to the Obligations, or (iii) evidence satisfactory to the Agent of the payment of dividends on the Preferred Stock, together with an opinion of legal counsel to the Borrowers (a) that the holders of the Preferred Stock do not have any rights to compel Puget to acquire the Preferred Stock and cannot convert the Preferred Stock to common or other class of shares of Puget, and (b) no consent or approval of the holders of the Preferred Stock is required for the validity of the Transactions.

    2.3 LOAN VALUE OF ELIGIBLE INVENTORY. The "LOAN VALUE OF ELIGIBLE INVENTORY" means the lowest of (i) the Borrowers' net purchase cost or manufacturing cost of domestic finished goods Inventory (on a first-in/first-out basis), and (ii) the lowest bulk market price of Inventory minus estimated expenses for packing, selling and delivery. The Agent shall have the sole right, in the Agent's judgment, to determine which Inventory is marketable and saleable at any particular time for inclusion in the Borrowing Base. Without limiting the Agent's judgment, work-in-progress, obsolete or out of condition Inventory, Inventory classified as long term assets, used Inventory, remanufactured Inventory, returned Inventory, foreign Inventory, Inventory in transit, damaged Inventory, supplied Inventory and slow moving Inventory shall not be included in the Borrowing Base. Inventory in the possession of third parties shall not be included in the Borrowing Base. In the event that Inventory previously included in an Inventory Designation Report ceases to be Eligible Inventory, the Borrowers shall promptly pay to the Lenders an amount sufficient to continue to be in compliance with Section 2.2.

    2.4 BORROWING PROCEDURE. The Borrowers will open a bank account (the "FUNDING ACCOUNT") with Chase into which account all Advances on the Loans will be deposited. No other deposits will be made to the Funding Account.

    A. Advances on the Loans shall be made pursuant to a Notice of Borrowing signed by a Responsible Officer of Invatec, which shall specify (i) the aggregate amount of such Bor- rowing, (ii) the requested Borrowing Date of such Borrowing, and (iii) the Interest Option selected in accordance with Section 3.2. If Invatec shall specify a Eurodollar Loan, the Notice of Borrowing shall also specify the length of the Interest Period selected by Invatec for such Borrowing. Invatec shall give the Agent the Notice of Borrowing not later than 12:00 noon (New York, New York time), (i) at least three (3) Business Days prior to a proposed Eurodollar Loan Advance or conversion, and (ii) one (1) Business Day prior to a proposed Alternate Base Rate Loan Advance or conversion. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months duration shall be deemed to have been selected (subject to the provisions of the definition of "INTEREST PERIOD").

    B. The Agent shall be entitled to rely and act upon requests made or purportedly made by any Responsible Officer of Invatec and each Notice of Borrowing shall be irrevocable and binding on the Borrowers. The Borrowers shall be unconditionally and absolutely estopped from denying
         (i) the authenticity and validity of any transaction so acted upon by the Agent once the Agent has made an Advance and has deposited or transferred such funds as requested in any such Notice of Borrowing, and (ii) the Borrowers' liability and responsibility therefor. The Borrowers covenant and agree to assume liability for and to protect, indemnify and save the Agent and the Lenders harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Agent or any of the Lenders by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with the transfer of funds pursuant to a Notice of Borrowing.

    C. After receiving a Notice of Borrowing in the manner provided herein, the fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent will, as soon as practicable, but in no event later than 5:00 p.m. (New York, New York time) on the third Business Day, in the case of a Eurodollar Loan, and on the first Business Day, in the case of an Alternate Base Rate Loan, deposit the Advance in immediately available funds in the Funding Account.

    D. The initial funding of the Loans shall be an Alternate Base Rate Loan. At any time after the Effective Date, the Borrowers may convert to Alternate Base Rate Loans or Eurodollar Loans, subject to and pursuant to the provisions of Section 3.2.

    2.5 USE OF PROCEEDS. The proceeds, if any, of a Borrowing under the Commitment on the Effective Date shall be solely used to refinance existing Indebtedness of Steam Supply and to provide for working capital requirements of the Borrowers. All proceeds of each subsequent Borrowing under the Commitment after the Effective Date shall be solely used to provide for working capital requirements of the Borrowers.

    2.6 REDUCTION OF COMMITMENT. The Borrowers may at any time, or from time to time, upon not less than thirty (30) Business Days' prior notice to the Agent, in whole permanently and irrevocably terminate, or from time to time, in part permanently and irrevocably reduce the Credit Commitment ratably among the Lenders in accordance with the amounts of their respective Commitment. The Commitment shall not, however, be reduced at any time to an amount less than the Loans outstanding under the Commitment at such time.

    A. Each partial reduction of the Commitment shall be in a minimum of $100,000.00, or integral multiples thereof.

    B. Each reduction must be accompanied by prepayment of the Note to the extent that the aggregate principal amount of the Note then outstanding exceeds the Commitment, as so reduced, together with interest on the principal sum so prepaid.

    C. Simultaneously with any termination or reduction of the Commitment pursuant to this Section (not including, however, Section 2.6.D), the Borrowers shall pay to the Lenders, (i) the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Commitment so terminated or reduced, and (ii) the Pre- payment Charge on the amount of the Commitment so terminated or reduced. In any instance, the Borrowers shall pay the Consequential Loss if applicable. No Prepayment Charge shall, however, be due and owing by the Borrowers pursuant to this Section for any termination or reduction of the Commitment after January 31, 1999.

    D. The Commitment shall be permanently reduced on each date that a prepayment of principal of the Loans is required pursuant to Section 3.7.A.(3) or Section 3.7.A.(4) by the amount of each such required prepayment. In any event, the Commitment of the Lenders shall automatically and permanently terminate on the Commitment Termination Date, and all Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

    2.7 REQUIRED PAYMENTS. If any time during the term of this Agreement, the outstanding amount of the Advances made pursuant to Section 2.1 shall exceed the Borrowing Base, the Borrowers will immediately pay to the Lenders an amount equal to the excess, including any unpaid interest on the principal sum paid.

                                   ARTICLE III
                                      NOTE

    3.1 NOTE. The Advances made under Section 2.1 shall be evidenced by the Note which shall (i) be dated the Effective Date, (ii) be in the amount of the Commitment, (iii) bear interest in accordance with Section 3.2, and (iv) be in the form of Exhibit 3.1. Notwithstanding the principal amount of the Note as stated on the face thereof, the amount of principal actually owing on the Note, at any given time, shall be the aggregate of all Advances made by the Lenders to the Borrowers, less all payments of principal actually received by the Lenders. The records of the Agent evidencing the date and amount of each Advance, as well as the amount of each payment made by the Borrowers, shall be rebuttably presumptive evidence of the amounts owing and unpaid on the Note. The Borrowers shall repay, and shall pay interest on, the unpaid principal amount of the Loans in accordance with the terms of the Note and this Agreement.

    3.2 INTEREST RATE OPTIONS. Subject to the provisions of this Section, the Borrowers shall elect an option (an "INTEREST OPTION") of having all or any portion of the Loans bear interest at rates determined as follows:

    A. After the initial funding, Invatec for the Borrowers shall elect to have Loans bear interest at a rate based upon the Alternate Base Rate or at the Adjusted LIBOR Rate. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Alternate Base Rate Loan or Adjusted LIBOR Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as an Alternate Base Rate Loan or an Adjusted LIBOR Rate Loan into which such change was made on the Date of such change.

         (1) Prior to Default, the unpaid principal of the Loans shall bear interest from the date of Advance as follows:

              (a) If an Alternate Base Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Alternate Base Rate in effect from day to day, plus the Applicable Margin (a "CONTRACT RATE"); or, (ii) the Maximum Rate; or,

              (b) If an Adjusted LIBOR Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
              (i) The Adjusted LIBOR Rate in effect from day to day, plus the Applicable Margin (also a "CONTRACT RATE"); or, (ii) the Maximum Rate.

         (2) Invatec shall, for the Borrowers, in each Notice of Borrowing, give the Agent notice of the Interest Option selected and the term thereof with respect to each Borrowing made hereunder.

         (3) Prior to the termination of each Interest Period with respect to each Adjusted LIBOR Rate Loan, Invatec shall, for the Borrowers, give notice (a "ROLLOVER NOTICE") to the Agent of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. The Rollover Notice shall be given to the Agent at least one (1) Business Day, in the case of an Alternate Base Rate selection, or three (3) Business Days, in the case of an Adjusted LIBOR Rate selection, prior to the termination of the Interest Period. If the Borrowers shall specify an Adjusted LIBOR Rate, the Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by the Borrowers with respect to such portion of the Loan. Each rollover notice shall be irrevocable and effective upon notification thereof to the Agent. If the required Rollover Notice shall not have been timely received by the Agent (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such Notice was required to be given, the Borrowers shall be deemed to have selected the rate set forth in Section 3.2.A.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrowers shall be deemed to have given the Agent notice of such selection.

         (4) With respect to an Alternate Base Rate Loan, Invatec for the Borrowers shall have the right, on any Business Day (a "CONVERSION DATE"), to convert such Alternate Base Rate Loan to an Adjusted LIBOR Rate Loan by giving the Agent a Rollover Notice of such election at least three (3) Business Days prior to such Conversion Date.

         (5) Notwithstanding anything in this Section to the contrary, no Alternate Base Rate Loan may be converted to an Adjusted LIBOR Rate Loan and no Adjusted LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of its applicable Interest Period.

    B. No more than five (5) Eurodollar Loans shall be outstanding and Eurodollar Loans made on any date shall be in a minimum aggregate principal amount of $1,000,000.00, and an integral multiples of $100,000.00 for amounts in excess thereof.

    3.3 APPLICABLE MARGIN. With respect to any Loan, the Applicable Margin shall be determined as a function of the Funded Debt Ratio and shall be calculated as set forth below.

    A. The Applicable Margin for Adjusted LIBOR Rate Loans and Alternate Base Rate Loans shall be as follows:

                               ADJUSTED LIBOR RATE LOANS    ALTERNATE BASE RATE LOANS
         FUNDED DEBT RATIO        APPLICABLE MARGIN              APPLICABLE MARGIN
         -------------------      -------------------      -------------------------------
         Equal to or greater
           than 4.00:1.00                3.00 %                   0.50 %

         Equal to or greater
           than 3.50:1.00, but
           less than 4.00:1.00           2.75 %                   0.25 %


                                      -21-

         Equal to or greater
           than 2.75:1.00, but
           less than 3.50:1.00           2.50 %                   0.00 %

         Less than 2.75:1.00             2.25 %                   0.00 %

    B. The Funded Debt Ratio shall be deemed to be 4.00:1.00 from the Effective Date to and including December 31, 1997. Any change in the Applicable Margin after December 31, 1997, shall be effective upon the date of delivery of (i) the annual audited Financial State- ments to be delivered pursuant to Section 7.1.A.(1), and (ii) thereafter shall be determined quarterly from the Financial Statements of the Borrowers most recently delivered pursuant to Section 7.1.A.(3) at the end of each fiscal quarter for the preceding consecutive twelve (12) month period; provided, further, for the first ensuing Fiscal Year, the Funded Debt Ratio will be determined quarterly, at the end of each fiscal quarter, for the Fiscal Year to date. If the Borrowers shall fail to deliver any such Financial Statements within the times specified in Section 7.1.A.(1) or Section 7.1.A.(3), the Funded Debt Ratio shall be deemed to be 4.00:1.00 until the Borrowers deliver such Financial Statements to the Agent. The Funded Debt Ratio will be determined by using actual Funded Debt divided by EBITDA annualized to the end of the Fiscal Year.

    3.4 INTEREST RECAPTURE. Notwithstanding the terms of Section 3.2.A.(1), if on any Interest Payment Date, the Lenders do not receive interest on the Loans at the applicable Contract Rate because the applicable Contract Rate exceeds or has exceeded the Maximum Rate, then the Borrowers shall, upon the demand of Invatec, pay to the Lenders, in addition to interest otherwise required hereunder on each Interest Payment Date thereafter, interest at the Maximum Rate until the cumulative interest received by the Lenders equals the interest which would have been received at the applicable Contract Rate. In no event shall, however, the Borrowers be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period.

    3.5 DEFAULT RATE. If a Default or an Event of Default shall occur and be continuing and not be waived, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Loans outstanding up to the date such Default or Event of Default is cured at a rate per annum equal to two
(2) per cent in excess of the Alternate Base Rate (the "DEFAULT RATE"), but never in excess of the Maximum Rate.

    3.6 MAXIMUM INTEREST. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision apparently to the contrary in the Loan Documents, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Amount or the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Loan Documents, then in such event the provisions of this Section shall govern and control and (i) no Loan Party liable for the payment of any sums to become due under the Loan Documents shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount or the Maximum Rate, and (ii) any such excess which may have been collected shall be first applied as a credit against the then unpaid principal amount on the Note and the excess, if any, refunded to the Borrowers and the effective rate of interest shall be automatically reduced to the Maximum Rate. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received by the holder or holders of the Note in connection with the Loans.

    3.7 PAYMENTS ON THE NOTE. The Note will be paid and prepaid in accordance with the terms set out in this Section.

    A. The unpaid principal amount of the Note, together with all accrued but unpaid interest thereon, and unpaid Commitment Fees, shall be due and payable on the Commitment Termination Date. Interest on the Note shall be due and payable monthly as it accrues, on the Interest Payment Dates.

         (1) The Borrowers shall make prepayments of the Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this Section shall be applied to outstanding Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (2) On the date of any termination or reduction of the Commitment pursuant to Section 2.6, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this Section shall be applied to outstanding Alternate Base Rate Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans. The Borrowers shall not, however, be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such required prepayment is deposited by the Borrowers in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

         (3) Within three (3) days of (i) the sale of any assets of the Borrowers (excluding sales of assets in the ordinary course of business subject, however, to Section 6.4), (ii) the consummation of the sale or issuance in a public or private offering of any debt or equity securities of the Borrowers, or (ii) there shall occur a Change of Control, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to one hundred (100) per cent of the proceeds received or realized (net of taxes due and any expenses of sale) by the Borrowers or in the case of a Change of Control, by the sellers of any Borrower's stock, which proceeds shall be applied as set forth in
         Section 3.9.D.

         (4) Except as provided in Subsection 3.7.A.(4)(a), not later than the third day following the receipt by the Agent, the Borrowers or any Subsidiary of a Borrower of, (i) any proceeds of any insurance required to be maintained pursuant to Section 7.1.F on account of each separate loss, damage or injury in excess of $25,000.00 (or, if there shall be a Default or an Event of Default shall be continuing, the full amount of proceeds) to any asset of the Borrowers or such Subsidiary of a Borrower (including, without limitation, any Collateral), or (ii) any proceeds of any business interruption insurance required to be maintained pursuant to Section 7.1.F in excess of $50,000.00 (or, if there shall be continuing a Default or Event of Default, the full amount of proceeds), the Borrowers or the Subsidiary shall notify the Agent of such receipt, in writing or by telephone, promptly confirmed in writing. Not later than the day following receipt by the Agent, the Borrowers or the Subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to one hundred (100) per cent of such proceeds, and prepayments from such proceeds shall be applied as set forth in Section 3.9.D.

              (a) In the case of the receipt of proceeds described above with respect to the loss, damage or injury to any asset of the Borrowers or any Subsidiary of a Borrower (other than proceeds of any business interruption insurance), the Borrowers may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required as above set out, to apply all or a portion of such proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment as set out above shall be reduced Dollar for Dollar by the amount of such election. An election under this Subsection shall not be effective unless: (i) at the time of such election there is no Default or continuing Event of Default; (ii) the Borrowers shall have certified to the Agent that: {1} the proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to the Borrowers, shall be sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and, {2} to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and,
              (iii) if the amount of proceeds in question exceeds $250,000.00, the Borrowers shall have obtained the written consent of the Lenders to such election.

              (b) In the event of an election under Subsection 3.7.A.(4)(a), pending application of the proceeds to the required replacement, repairs, restoration or rebuilding, the Borrowers shall, not later than the time at which prepayment would have been in the absence of such election required as set out above, apply such proceeds to the prepayment of the outstanding principal balance, if any, of the Loans (not in permanent reduction of the Commitment), and deposit (the "SPECIAL DEPOSIT") with the Agent, the balance, if any, of such proceeds remaining after such application, pursuant to agreements in form, scope and substance satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss or damage in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Lenders may consent in writing. If a Default or Event of Default shall thereafter occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

    B. The Agent may charge, when due payable, any Borrowers' account with the Agent for all interest, principal and Commitment Fees or other fees owing to the Agent or any of the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents.

    3.8 CALCULATION OF INTEREST RATES. Interest on the unpaid principal of the Note and the Commitment Fees shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days. The Agent shall determine each Contract Rate applicable to the Loans and shall promptly advise the Borrowers of the Contract Rates so determined.

    3.9 PREPAYMENTS. Subject to the terms and conditions contained in this Section and elsewhere in this Agreement and upon five (5) Business Days prior notice to the Agent, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan which may be prepaid only on the last day the Interest Period applicable to such Eurodollar Loan) without penalty, except as otherwise provided for herein.

    A. Partial prepayments shall be in an aggregate principal amount of $2,000,000.00, or a greater integral multiple of $500,000.00.

    B. Simultaneously with any optional prepayment of any Loan, the Borrowers shall pay to the Agent for the benefit of the Lenders, the Prepayment Charge.

    C. Each Contract Rate has been determined, in part, based on the Lenders' cost of funds. Therefore, the Borrowers shall pay a prepayment charge in an amount equal to the Consequential Loss if the Borrowers shall, in any manner, prepay any Adjusted LIBOR Rate Loan. Additionally, the Borrowers indemnify and agree to hold the Lenders harmless against, and reimburse the Lenders on demand for, any loss, cost or expense incurred or sustained by the Lenders (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain an Adjusted LIBOR Rate Loan) as a result of: (i) Any payment or prepayment, whether required hereunder or otherwise, of any Adjusted LIBOR Rate Loan made after the delivery of a Notice of Borrowing, but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or, (ii) the failure of any Adjusted LIBOR Rate Loan to be made by the Lenders due to any action or inaction of the Borrowers. A certificate of the Agent setting forth any amount or amounts which the Lenders are entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive, if made in good faith, absent manifest error. Notwithstanding the foregoing, in no event shall the Lenders be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate or the Maximum Amount. Without prejudice to the survival of any other obligations of the Borrowers hereunder, the obligations of the Borrowers under this Section shall survive the payment of the Loans.

    D. If no Default shall have occurred, prepayments shall be applied (i) first to the discharge of any expenses for which the Agent or any of the Lenders may be entitled to receive reimbursement under any agreement with any of the Borrowers, (ii) next, to the Prepayment Charge, (iii) next, to the Consequential Loss, if applicable, (iv) next, to accrued interest on the Note, (v) the balance remaining, if any, shall be applied to the reduction of principal, and in such instance first to the Alternate Base Rate Loans, and secondly to the Eurodollar

         Loans. Prepayments shall be applied to the Eurodollar Loans as the Borrowers shall select; provided, however, the Borrowers shall select Eurodollar Loans to be prepaid in a manner designed to minimize the Consequential Loss resulting from such prepayments. If, however, the Borrowers shall fail to select the Eurodollar Loan to which such prepayments are to be applied, the Lenders shall be entitled to apply the prepayment in any manner the Lenders shall deem appropriate.

    E. If, however, a Default has occurred and is continuing at the time of a prepayment, the Lenders shall be entitled to apply the prepayment in any manner the Lenders shall deem appropriate.

    3.10 MANNER OF PAYMENTS. All payments and prepayments of principal of, and interest on, the Note shall be made by the Borrowers to the Agent before 12:00 noon (New York, New York time) in lawful money of the U.S. in immediately available funds at the office of Chase. Any payment or prepayment received by the Agent after 12:00 noon (New York, New York time), shall be deemed to have been received by the Agent on the next succeeding Business Day. Should the principal of or interest on the Note or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "INTEREST PERIOD"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

    3.11 RENEWALS OF NOTE. All renewals and rearrangements, if any, of the Note shall be deemed to be made pursuant to this Agreement, and accordingly, shall be subject to the terms and provisions hereof. The Borrowers shall be deemed to have ratified, as of the date of such renewal or rearrangement, all of the representations, covenants and agreements herein and in the Loan Documents set forth.

    3.12 TAXES.

    A. Any and all payments by Borrowers hereunder or under the Note shall be made free and clear of, and without deduction for, any and all present or future taxes (including, but not limited to, excise taxes), levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("TAXES"), imposed by any Governmental Authority, exclud- ing in the case of each Lender and the Agent, taxes imposed upon its income, assets or operations, and franchise taxes imposed upon it by any Governmental Authority. If the Borrowers shall be required by law to deduct any Taxes for which the Borrowers are re- sponsible under the preceding sentence from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lenders receives an amount equal to the sum which would have been received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Au- thority or other authority in accordance with applicable law.

    B. The Borrowers shall pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents ("OTHER TAXES").

    C. The Borrowers indemnify and agree to hold the Agent and the Lenders harmless for the full amount of Taxes and Other Taxes paid by the Agent or any of the Lenders or any liability, including penalties and interest, arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

    D. Without prejudice to the survival of any other agreement, the agreements and obligations of the Borrowers contained in this Section shall survive the payment in full of the Obligations.

    3.13 COMMITMENT FEES. The Borrowers agree to pay to the Agent for the account of the Lenders a commitment fee (the "COMMITMENT FEE") for the granting of the Loans computed at a rate per annum equal to one-fourth (1/4) of one (1) per cent on the average daily un-borrowed amount of the Commitment in effect during the period for which payment is made. Commencing on September 30, 1997, the Commitment Fee shall be payable quarterly, in arrears, on (i) the last day of each March, June, September and December during the Commitment Period, (ii) the date of each reduction or termination of the Commitment of Lenders hereunder, and (iii) the Commitment Termination Date. After any reduction of the Commitment pursuant to Section 2.6, the Commitment Fee shall be computed on the Commitment, as so reduced.

    3.14 CONSEQUENTIAL LOSS. The Borrowers agree to reimburse the Lenders for and against any loss or reasonable expense (including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Lenders may sustain or incur as a consequence of any of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other Loan Document, or at law): (i) any failure of the Borrowers to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article VIII applicable to it; (ii) any failure of the Borrowers to borrow hereunder after irrevocable Notice of Borrowing pursuant to
Section 2.4.A has been given; (iii) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise); or, (v) the occurrence of an Event of Default (collectively, "CONSEQUENTIAL LOSS"). Such loss or expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in U.S. Treasury obligations with comparable maturities for comparable periods. The Agent shall provide to the Borrowers a statement explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay the Lenders the amount shown as due on any such statement within ten (10) days after the receipt of the same.

    3.15 PAYMENTS IN RESPECT OF INCREASED COSTS.

    A. Notwithstanding any other provision hereof, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in GAAP or regulatory accounting principles shall (i) impose, modify or make applicable to the Lenders any reserve, special deposit or similar requirement with respect to the obligations hereunder, (ii) impose on the Lenders any other condition with respect to the obligations hereunder, or (iii) subject the Lenders to any tax (other than {a} taxes imposed on the overall net income of the Lenders, and {b} franchise taxes imposed on the Lenders by any political subdivision or taxing authority) charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Lenders hereunder or to reduce the amount of principal, interest or any fee or compensation receivable by the Lenders hereunder, then such additional amount or amounts as will compensate the Lenders for such additional costs or reduction shall be paid to the Lenders by the Borrowers.

    B. If, after the date of this Agreement, the Lenders shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administra- tion thereof, or compliance by the Lenders with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lenders' capital as a consequence of the obligations hereunder to a level below that which the Lenders could have achieved but for such adoption, change or compliance, then from time to time, the Borrowers shall pay to the Lenders such additional amount or amounts as will compensate the Lenders for such reduction.

    C. A certificate of the Agent setting forth such amount or amounts, supported by calculations as shall be necessary to compensate the Lenders as specified in Section 3.15.A and Section 3.15.B shall be delivered to the Borrowers and shall be conclusive and binding upon the Borrowers absent manifest error. The Borrowers shall pay the Lenders the amount shown as due on any such certificate within ten (10) Business Days after receipt of the same.

    D. Failure on the part of the Lenders to demand compensation for any increased costs, reduction in amounts received or receivable hereunder or reduction in the rate of return earned on capital, in each case pursuant to Section 3.15.A or Section 3.15.B, shall not constitute a waiver of the right to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return pursuant to Section 3.15.A and Section 3.15.B. The protection under this Section shall be available to the Lenders regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lenders for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Lenders shall promptly refund (without interest) all amounts paid under this Section arising from such invalid or inapplicable law, regulation or other condition).

                                    ARTICLE IV
                      SPECIAL PROVISIONS FOR EURODOLLAR LOANS

    4.1 INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to any Interest Period for any Euro-dollar Loan:

    A. The Agent determines in good faith (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the Eurodollar interbank market generally, deposits in Dollars (in the applicable amounts) are not being offered to the Lenders in the Eurodollar interbank market for such Interest Period; or,

    B. The Agent determines in good faith (which determination shall be conclusive absent manifest error) that (i) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of maintaining or funding such Eurodollar Loan for such Interest Period, or (ii) reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, then, the Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lenders to make Eurodollar Loans shall be suspended, and (ii) the Borrowers shall either (a) repay in full the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Loans, or (b) convert such Eurodollar Loans to Alternate Base Rate Loans in accordance with
         Section 3.2.A.(3) on the last day of the then current Interest Period applicable to each such Eurodollar Loan.

    4.2 ILLEGALITY. If with respect to any Interest Period for any Eurodollar
Loan:

    A. The Agent determines in good faith (which determination shall be conclusive absent manifest error) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Gov- ernmental Authority asserts that it is unlawful for the Lenders to maintain or fund any Loan by means of Dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "EURODOLLAR EVENT"), then, the Agent shall forthwith give notice thereof to the Borrowers. Upon receipt of such notice, the Borrowers shall either (i) prepay in full the then outstanding principal amount of the affected Eurodollar Loans, together with accrued interest thereon, or (ii) convert the affected Eurodollar Loans to Alternate Base Rate Loans on either (a) the last day of the then current Interest Period applicable to each affected Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Eurodollar Loan to such day, or (b) immediately, if the Lenders may not lawfully continue to fund and maintain such Eurodollar Loans to such day. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall contin- ue, the Lenders may exercise the aforesaid option by giving notice thereof to the Agent and the Borrowers.

    B. Any prepayment of any Eurodollar Loan which is required under the preceding Section shall be made, together with accrued and unpaid interest and all other amounts payable to the

         Lenders under this Agreement with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Borrowers referred to above, which date ("REQUIRED PREPAYMENT DATE") shall be not less than fifteen (15) days from the date of such notice.

    4.3 EFFECT ON INTEREST OPTIONS. If notice has been given pursuant to Section
4.1 or Section 4.2 requiring a type of Eurodollar Loan to be repaid or converted, then unless and until the Agent notifies the Borrowers that the circumstances giving rise to such repayment no longer apply requiring such repayment or conversion, all Loans shall thereafter be Alternate Base Rate Loans. If the Agent notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, the Borrowers may thereafter select Loans to be Eurodollar Loans in accordance with Section 3.2.A.(1).

    4.4 PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrowers make any payment of principal with respect to any Adjusted LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such Adjusted LIBOR Rate Loan, the Borrowers shall reimburse the Lenders on demand the Consequential Loss incurred by the Lenders as a result of the timing of such payment. A certificate of the Agent setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to the Borrowers and shall, in the absence of manifest error, be conclusive and binding. Any conversion of an Adjusted LIBOR Rate Loan to a different Interest Option on any day other than the last day of the Interest Period for such Adjusted LIBOR Rate shall be deemed a payment for purposes of this Section.

    4.5 SURVIVAL OF OBLIGATIONS. Failure on the part of the Lenders to demand compensation pursuant to this Article for any increased costs or reduction in amounts received or receivable with respect to any Interest Period, shall not constitute a waiver of the Lenders' rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Article shall be available to the Lenders regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lenders for compensation.

                                     ARTICLE V
                               COLLATERAL FOR LOANS

    5.1 COLLATERAL FOR LOANS. The Loans shall be secured by the following property (collectively, the "COLLATERAL") and Liens in the Collateral shall be created by or in the Collateral Documents, including, but not limited to, those described as follows:

    A. A Security Agreement in the form of Exhibit 5.1.A duly executed by each Borrower, creat- ing a first priority lien and security interest in and upon all of the Borrower's present and future Accounts, Inventory, Equipment, furniture, Goods, Fixtures, General Intangibles, Instruments, margin accounts, tax refunds, Chattel Paper, drafts, acceptances, Contracts and Contract Rights, Documents, Title Documents, notes, returned and repossessed Goods and all other personal property or interests in personal property, together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing, whether now owned or hereafter acquired, and wherever located.

    B. A Security Agreement-Pledge in the form of Exhibit 5.1.B duly executed by Invatec and Puget (other than the Preferred Stock), as applicable, creating a first priority lien and security interest in and upon all of the outstanding and issued capital stock of Puget, Benicia, Steam and Flickinger (collectively, the "PLEDGED STOCK").

    5.2 COLLATERAL DOCUMENTS. Each of the Collateral Documents will be duly executed by the parties thereto. Each document, including, without limitation, any Financing Statement, required by the Collateral Documents, under law or requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent for the benefit of the Lenders, a perfected first Lien on the Collateral described therein, shall be properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall receive an acknowledgment copy, or other evidence satisfactory to the Agent, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

    5.3 FURTHER ASSURANCES. The Collateral Documents will contain a description of the Collateral sufficient to grant to the Agent for the benefit of the Lenders perfected Liens pursuant to applicable law in all Collateral. Upon the filing by the Agent of the Financing Statements and the delivery to the Agent of the Pledged Stock, the Agent will have, for the benefit of the Lenders, perfected first priority Liens in all Collateral. The Borrowers shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, transfers, assignments, Financing Statements or other assurances, and take any and all such other action, as the Agent may, from time to time, deem necessary or proper in connection with any of the Loan Documents, or for better assuring and confirming unto the Agent for the benefit of the Lenders creation of Liens in all Collateral, or for granting to the Agent for the benefit of the Lenders any security for the Obligations which the Agent may reasonably request from time to time.

    5.4 OTHER LOANS. It is agreed that the Collateral and the Collateral Documents given to secure the Loans shall secure all Obligations, regardless of how same may arise and all collateral given to secure any other obligations of any of the Borrowers shall additionally secure the Obligations. Any Default shall constitute an event of default in all Obligations and the collateral documents securing the payment of same.

                                    ARTICLE VI
                          CUSTODY, INSPECTION, COLLECTION
                           AND MAINTENANCE OF COLLATERAL

    6.1 CASH COLLATERAL ACCOUNT. The Borrowers will open a collection account (the "CASH COLLATERAL ACCOUNT") with Chase into which account all payments made on all Accounts will be deposited. The Cash Collateral Account will be established pursuant to the terms of this Agreement and the Lockbox Agreement among the Borrowers, the Agent and Chase in the form of Exhibit 6.1. The Borrowers will provide written notification to each Account Debtor to remit all payments to the Cash Collateral Account.

    6.2 COLLECTION OF ACCOUNTS. So ;ong as the procedures set forth in this Article remain in effect, the arrangements between the Agent and the Lenders with respect to making of Loans shall be handled in the manner set out herein.

    A. The Borrowers will, at Borrowers' cost and expense, (i) arrange for remittances on Ac- counts to be made directly to the Cash Collateral Account or in such other manner as the Agent may direct, (ii) except for disputed items, promptly deposit all payments received by the Borrowers on account of Accounts, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, into the Cash Collateral Account in original form received (but with any endorsements of the Borrowers necessary for deposit or collection), and on the date of receipt thereof, and (iii) deposit or cause to be deposited into the Cash Collateral Account all other sums paid or payable to the Borrowers from any source, including, but not limited to, insurance proceeds and condemnation awards. The deposits into the Cash Collateral Account will be subject to withdrawal only by the Agent as hereinafter provided. Until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Lenders' property and shall not be commingled with the Borrowers' other accounts, all of which will be maintained in accordance with Section 7.1.M.

    B. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Agent to reduce the outstanding balance of the Loans, subject to the continued accrual of interest on such remittances and payments for two (2) Business Days (or three {3} Business Days in the case of remittances and payments received after 12:00 noon, New York, New York time) and in any event subject to final collection in cash of the item deposited.

    C. The Agent shall not, however, be required to credit Borrowers' account for the amount of any instrument which is unsatisfactory to the Agent and the Agent may charge the Borrowers' account for the amount of any instrument which is returned to the Agent unpaid.

    D. Each month the Agent shall render to the Borrowers a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within thirty (30) days after such statement was rendered to the Borrowers.

    E. The Borrowers shall not, without the Agent's prior written consent, which the Agent may withhold in the Agent's business judgment, with respect to any single Account in excess of $2,500.00 or any combination of Accounts in excess of $50,000.00 in any Fiscal Year, grant any extension of the time of payment of any Accounts, compromise, adjust or settle any Accounts for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, extend the time for payment thereof, or allow any credit or discount whatsoever thereon except as permitted under Section 7.3.P.

    F. If at any time during the term of this Agreement, the Agent permits the Borrowers to collect any of the proceeds of the Collateral, then until the authority of the Borrowers to collect the proceeds of the Collateral is terminated by the Agent, the Borrowers will, at the Borrowers' sole cost and expense, but on the Agent's behalf and for the Agent's account, collect as the

         Lenders' property and hold in trust for the Lenders, all amounts unpaid on Collateral, and shall not commingle such collections with funds of the Borrowers, except to pay the Obligations.

    G. Upon the occurrence and continuance of an Event of Default, the Agent may (and upon the determination of the Lenders, shall) send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto.

    H. At any time after the occurrence and during the continuance of an Event of Default, the Agent may, without notice to or consent from the Borrowers sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon. The Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts. The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom.

    6.3 VERIFICATION OF ACCOUNTS. At the Agent's request, the Borrowers will, upon the creation of Accounts, or at such intervals as the Agent may require, provide the Agent with (i) confirmatory assignment schedules, (ii) copies of Account Debtor's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Accounts as the Agent may reasonably require. The Agent shall have the right to confirm and verify all Accounts and do whatever the Agent may reasonably deem necessary to protect the Lenders' interests. The items to be provided under this Section are to be in forms satisfactory to the Agent and executed by the Borrowers and delivered to the Agent, from time to time, solely for the Agent's convenience in maintaining records of the Collateral. The failure to deliver any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Liens in favor of the Agent for the benefit of the Lenders.

    6.4 SALES OF INVENTORY. So long as there exists no Default, Inventory subject to the Liens in favor of the Agent for the benefit of the Lenders may be sold by the Borrowers in the ordinary course of business, but shall not otherwise be taken or removed from the Premises. If there shall occur a Default, the then Inventory shall not be sold, taken or removed, except with the Agent's prior consent and upon substitution of other Collateral in form and amount satisfactory to the Agent, in the Agent's business judgment or upon payment of an amount satisfactory to the Agent to be applied to the Obligations in such order as the Agent, in the Agent's sole discretion, may determine.

    6.5 INSPECTIONS AND FIELD EXAMINATIONS. At all times, the Agent and any of the Lenders shall have full access to, and the right to examine, check, inspect and make abstracts and copies from the books, records, audits, correspondence and all other papers relating to the Collateral. The Agent or any of the Lenders, and their respective agents, may enter upon any of the Premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Agent shall have the right to make field examinations, as often as it may request (but initially scheduled for three (3) times in each Fiscal Year) the existence and condition of the Accounts, books and records of the Borrowers and to review compliance with the terms and conditions of this Agreement and the other Loan Documents. If there shall occur an Event of Default, the Agent is authorized to make as many field examinations, as it may reasonably require. The Borrowers shall permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of the Borrowers with the appropriate Financial Officer and such other officers of the Borrowers as the Agent shall deem appropriate and the Borrowers' independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through a Responsible Officer of Invatec who shall have the right to be present at any such meeting. The Borrowers irrevocably authorize and direct all accountants and auditors employed by the Borrowers to exhibit and deliver to the Agent at any time during the term of this Agreement copies of any of the Financial Statements, trial balances or other accounting records of any sort of the Borrowers in the accountant's or auditor's possession, and to disclose to the Agent any information they may have concerning the financial status and business operations. The Borrowers authorize all Governmental Authority to furnish to the Agent copies of reports or examinations relating to a Borrower, whether made by the Borrowers or otherwise.

    6.6 REPORTS. Each of the Borrowers will, daily on each Business Day, deliver to the Agent, in form and detail satisfactory to the Agent, (i) confirmatory assignment schedules, (ii) the Borrower's daily invoice register with respect to sales for the preceding day, (iii) a collections report for the preceding day,
(iv) the Borrower's daily debit and credit adjustments journal, and (v) with any supporting documentation reasonably requested by the Agent relating to the foregoing. Each of the Borrowers will, immediately upon learning thereof, report to the Agent all matters materially affecting the value, enforceability or collectibility of any of the Collateral such as the reclamation, repossession or return to the Borrower of goods and claims or disputes asserted by any Account Debtor. In addition, each of the Borrowers shall notify the Agent of any noncompliance in respect of the representations, warranties and covenants contained in Section 9.3.

    6.7 MATERIAL CONTRACTS. Each of the Borrowers will comply with the terms of the Borrower's Material Contracts. Material Contracts shall include any contract with any supplier, franchisor, vendor, dealer or distributor from which the Borrower purchases Inventory and the sales of the Inventory so purchased constitutes ten (10) per cent or more of the Borrower's sales.

    6.8 COMPLIANCE WITH LAW. The Borrowers shall comply with all actions, rules, regulations and orders of any Governmental Authority applicable to the Collateral or any part thereof or to the operation of the businesses of the Borrowers. The Borrowers may, however, contest or dispute any actions, rules, regulations, orders and directions of a Governmental Authority in any reasonable manner, provided the Agent is satisfied that the contest or dispute does not affect the Agent's Liens or have a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default: (i) if any of the Accounts includes a charge for any Tax, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the Governmental Authority for the account of the Borrowers and to charge the Borrowers' account therefor; and, (ii) the Borrowers shall notify the Agent if any Accounts include any Tax and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Accounts and shall not be liable for any taxes that may be due from the Borrowers by reason of the sale and delivery creating such Accounts.

6.9 ACCESS. So long as amounts are owing under Obligations, the Agent:

    A. May use any owned or leased lifts, hoists, trucks and other facilities or equipment for han- dling or removing the Collateral; and,

    B. Shall have, and is hereby granted, a right of ingress and egress to and through any owned or leased property, including the Premises.

    6.10 PROTECTION. At any time there shall be an Event of Default, the Agent may, at any time, take such steps as the Agent deems necessary to protect the Agent's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as the Agent may deem appropriate. The Agent may elect to employ and maintain at the Premises a custodian who shall have full authority to do all acts necessary to protect the Agent's interest in the Collateral. The Agent may lease warehouse facilities to which the Agent may move all or part of the Collateral. The Borrowers agree to cooperate fully with all of the Agent's efforts to preserve the Collateral and will take such actions necessary to preserve the Collateral as the Agent may direct. All of the Agent's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account and added to the Obligations. The Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.

    6.11 RIGHT TO RECEIVE. The Agent shall have the right to receive, endorse, assign and/or deliver in the names of the Agent and the Borrowers, any and all checks, drafts and other instruments for the payment of money relating to the Accounts. The Borrowers waive notice of presentment, protest and of non-payment of any instrument so endorsed. The Borrowers constitute the Agent or the Agent's designee as Borrowers' attorney-in-fact with power to: (i) endorse Borrowers' names upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) sign Borrowers' names on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, assignments and verifications of Accounts and notices to Account Debtors; (iii) send verifications of Accounts to any Account Debtor; (iv) upon the occurrence of an Event of Default, notify the U.S. Postal Service to change the address for delivery of mail addressed to the Borrowers to such address as the Agent may designate; and, (v) do all other acts and things necessary to preserve, collect, or perfect the Agent's interest in the Collateral and carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Commitment is terminated.

                                    ARTICLE VII
                                     COVENANTS

    7.1 AFFIRMATIVE COVENANTS. Until the fulfillment of all Obligations, unless the Agent and the Lenders shall otherwise consent in writing, the Borrowers will perform and comply with the following covenants:

    A.   The Borrowers shall furnish to the Agent:

         (1) As soon as possible, but in any event within one hundred twenty
         (120) days after the end of each Fiscal Year, audited, consolidated Financial Statements of the Borrowers and the Consolidated Subsidiaries consisting of statements of income, stockholder's equity and cash flow for such Fiscal Year and a balance sheet as of the end of such Fiscal Year, setting forth, in each case, in comparative form, corresponding figures from the immediately preceding annual audit, accompanied by supporting schedules required by GAAP, all in reasonable detail and satisfactory in scope to the Agent, as fairly presenting the financial position of the Borrowers and the Consolidated Subsidiaries as of the dates indicated in accordance with GAAP, together with an opinion thereon, without material qualifications or exceptions certified by independent certified public accountants selected by the Borrowers and satisfactory to the Agent, and the consolidating Financial Statements of each Consolidated Subsidiary;

         (2) As soon as possible, but in any event within one hundred twenty
         (120) days after the end of each Fiscal Year, the auditors' management report, and promptly upon receipt thereof, each written report submitted to the Borrowers by independent accountants made in any annual, quarterly or special audit.

         (3) Within thirty (30) days after the end of each calendar month, an unaudited balance sheet as of the end of such calendar month and the related statements of income, and stockholder's equity and setting forth, the amounts for such calendar month and the Fiscal Year to date, prepared in accordance with GAAP, and certified by the Financial Officer of Invatec as fairly presenting the financial position of the Borrowers as of the dates indicated, subject to changes resulting from audit and normal year-end adjustment, and (i) commencing on September 30, 1997, and for each quarter-annual period thereafter until January 31, 1998, and monthly after such date, the Financial Statements shall include statements of cash flows, and (ii) commencing on January 31, 1998, the Financial Statements shall set forth amounts for the corresponding periods in the prior Fiscal Year, in comparative form;

         (4) As soon as possible, but in any event within fifteen (15) days after the end of each calendar month, a consolidated aging and listing of all Accounts, Eligible Accounts and all accounts payable for such month certified as being true and correct by the Financial Officer of Invatec.

         (5) Within fifteen (15) days after the end of each calendar month, an Inventory Designation Report;

         (6) On the Effective Date and within thirty (30) days after the end of each calendar month, Invatec will provide to the Agent (i) a Certificate of Compliance (with an attached Borrowing Base Certificate) in the form of Exhibit 7.1.A.(6), signed by the Financial Officer of Invatec certifying that no Events of Default have occurred and the Borrowers are in compliance with the covenants set out in Section 7.2 (which annual Certificate of Compliance with respect to the calculation of the covenants set out in Section 7.2 shall be signed by the Borrowers' accountants), calculating the Borrowing Base and demonstrating compliance as at the end of such month with the Availability requirements, and (ii) together with such payment, if any, as may be necessary to bring the Availability to zero;

         (7) Within thirty (30) days prior to the end of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures) for the Borrowers for the next Fiscal Year (including quarterly balance sheets, statements of income and of cash flow) and annual projections for the next following Fiscal Year prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent;

         (8) As soon as practicable, copies of all reports, forms, filings, documents and financial information submitted to any Governmental Authority and/or the Borrowers' shareholders;

         (9) As soon as possible, copies of the Federal income tax return and all extension thereof of the Borrowers for the current Fiscal Year then ended, certified as being true and correct by the Financial Officer of Invatec; and,

         (10) From time to time, such further information regarding the business, affairs and financial condition of the Borrowers as the Agent may reasonably request.

    B. The Borrowers shall, promptly upon learning thereof: (i) inform the Agent, in writing, of any material delay in the Borrowers' performance of any Borrowers' obligations to any Account Debtor or of any assertion of any claims, setoffs or counterclaims by any Account Debtor; and,
         (ii) furnish to and inform the Agent of all material adverse information relating to the financial condition of any Account Debtor.

    C. The Borrowers shall comply with all Requirements of any Governmental Authority, including, but expressly not limited to Environmental Laws applicable to the Premises, any property owned by the Borrowers, or any parts thereof, and the Occupational Safety and Health Act of 1970 ("OSHA"), if the failure to be in compliance would have a Material Adverse Effect.

    D. Each Borrowers will, at all times, do or cause to be done all things necessary to preserve, renew and keep in full force and effect, all Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of their businesses.

    E. The Borrowers shall act prudently and in accordance with customary industry standards in managing or operating any Borrowers' assets, properties, business and investments. The Borrowers shall keep in good working order and condition, ordinary wear and tear excepted, all of their assets and properties which are necessary to the conduct of their businesses. The Borrowers shall maintain and operate their business in the same general manner in which presently conducted and operated.

    F. The Borrowers will maintain with financially sound, responsible and reputable insurance companies insurance against such risks, and in such amounts and with co-insurance and deductibles as are satisfactory to the Agent and as otherwise are usually carried by owners of similar businesses and properties in the same general areas in which a Borrower operates, and at least in the amounts and types presently carried by the Borrowers. All insurance covering tangible personal property subject to Liens in favor of the Agent for the benefit of the Lenders granted pursuant to the Collateral Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least thirty (30) days prior written notice to the Agent of the cancellation or substantial modification thereof. The Borrowers shall cause the insurance policies or proper certificates evidencing the same to be delivered to the Agent. If the Borrowers shall fail to obtain insurance as herein provided, or to keep the same in force, the Agent may obtain such insurance and pay the premiums therefor and charge the Borrowers' accounts therefor, and such expenses so paid shall be part of the Obligations.

    G. Each Borrower will continue to be a corporation duly incorporated and existing in good standing under the laws of the state of its incorporation and will continue to be duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary, and the failure to do so would have a Material Adverse Effect.

    H. Each Borrower will promptly inform the Agent of the creation or acquisition of any direct or indirect Subsidiary. The Borrowers shall cause each (i) Subsidiary not in existence on the Effective Date (ii) inactive Subsidiary existing on the Effective Date which becomes active with the consent of the Lenders, to become a Borrower, and to execute the Collateral Documents, as applicable, and cause the direct parent of each such Subsidiary to pledge all of the capital stock of such Subsidiary pursuant to a Security Agreement-Pledge in the form attached hereto and cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Collateral Documents.

    I. The Borrowers shall pay and discharge all taxes, assessments and governmental charges or levies including, but expressly not limited to, Taxes, prior to the date on which penalties or liens attach thereto and become of public record, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Borrowers shall pay all lawful claims for labor, materials and supplies, unless such claims are being contested in good faith, and which, if unpaid and in excess of $25,000.00 in the aggregate, might become a Lien or charge on such Person's properties.

    J. The Borrowers shall give the Agent prompt written notice of (i) any IRS audit of any of the Borrowers, (ii) of the filing or commencement of any action, suit, or administrative pro- ceeding against any of the Borrowers, whether at law or in equity or by or before any Governmental Authority, (iii) any Reportable Event, or (iv) violations of any Requirement (any of which (a) is material and is brought by or on behalf of any Person, or in which injunctive or other equitable relief is sought, and (b) it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would (x) reasonably be expected to result in liability in an aggregate amount of $25,000.00 or more, not reimburs- able by insurance, or (y) materially impair the ability of such Person to perform its obliga-tions under any of the Loan Documents to which it is a party.

    K. The Borrowers will furnish to the Agent prompt notice of any development in the business, affairs, financial condition or Material Contracts of any of the Borrowers which has had or which is likely, in the judgment of any Responsible Officer of the Borrowers, to have, a Material Adverse Effect.

    L. The Borrowers will furnish to the Agent prompt notice of the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Advances, or invalidating, or having the effect of invalidating, any provision of the Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint.

    M. The Borrowers will maintain all operating accounts (other than accounts maintained at other business locations provided that aggregate balances in all such other accounts do not exceed $25,000.00 at any time outstanding but no more than $10,000.00 in any one account) and cash management arrangements with Chase or Texas Commerce.

    N. The Borrowers will pay in full all reasonable and necessary expenses, including legal expenses and attorney's fees, of the Agent or any of the Lenders which have been or may be incurred by the Agent or any of the Lenders in connection with the preparation of the Loan Documents, the lending hereunder, the collection or enforcement of the Obligations and the recording and filing and re-recording and re-filing of any such document and the release of any of the Collateral.

    O. Except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Collateral Documents as valid and perfected first priority Liens on the Collateral intended to be covered thereby (subject only to the Permitted Liens) and supply all information to the Agent necessary for such maintenance.

    P. The Borrowers will make full and timely payment of the Obligations whether now existing or hereafter arising, and duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the Borrowing limitations) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein.

    Q. The Borrowers shall execute and deliver to the Agent, for the benefit of Agent and each of the Lenders, the Hazardous Materials Indemnification Agreement in the form of Exhibit 7.1.Q.

    7.2 FINANCIAL COVENANTS. Until the fulfillment of all Obligations unless the Lenders shall otherwise consent in writing, Borrowers shall maintain the following financial covenants.

    A. The Borrowers (exclusive of Invatec) shall have on a combined basis, and shall maintain a Net Worth of $10,600,000.00.

    B. The Borrowers shall not have Net Loss for any consecutive two (2) month period or Net Loss for any quarterly period during the term hereof.

    C. The Borrowers shall not permit Availability to be less than zero at any time.

    7.3 OTHER COVENANTS. Until the fulfillment of all Obligations, unless the Agent and the Lenders shall otherwise consent in writing, Borrowers will perform and comply with the following covenants:

    A. The Borrowers will not create, incur, assume or suffer to exist Indebtedness, except (i) the Indebtedness ("SCHEDULED INDEBTEDNESS") described in Schedule 7.3.A, (ii) the Loans; (iii) current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business; and
         (iv) subject to Section 7.3.D, 7.3.E and Section 7.3.E, (a) Indebtedness incurred in connection with the acquisition of Equipment or other assets, or (b) Rentals.

    B. The Borrowers will not incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except for (i) the Liens ("SCHEDULED LIENS") described in Schedule 7.3.B, and (ii) the Permitted Liens.

    C. The Borrowers will not (i) pay or modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness, (ii) directly or indirectly prepay, redeem, purchase or retire any Indebtedness other than Indebtedness incurred hereunder and Scheduled Indebtedness (except as otherwise permitted hereunder), (iii) execute a Guaranty (except in favor of the Lenders), or (iv) otherwise in any manner directly or indirectly become or be responsible for Indebtedness (including, but not limited to, working capital maintenance and take or pay contracts) of any other Person.

    D. For each Fiscal Year, the Borrowers will not expend or enter into the commitment to expend, whether by Capital Lease (but only with respect to the obligations under the Capital Lease accruing in such Fiscal
         Year) or Capital Expenditure, an amount in the aggregate exceeding $400,000.00.

    E. For each Fiscal Year, the Borrowers will not expend or enter into the commitment to expend by Capital Lease an amount in the aggregate exceeding $100,000.00.

    F. The Borrowers will not (i) lend or advance any money, credit or property to any Person, or (ii) make or have outstanding any Investments in any Person, except Temporary Cash Investments and such other "CASH EQUIVALENT" investments as the Lenders may, from time to time, approve.

    G. The Borrowers will not, and will not permit any Subsidiary to, (i) declare or pay any Dividends, (ii) dissolve or liquidate, or (iii) become a party of any merger or consolidation, or purchase, lease or otherwise acquire all or substantially all of the assets or capital stock of any Person.

    H. None of the Borrowers will issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities.

    I. None of the Borrowers will amend its organizational documents, including but not limited to, Articles or Certificate of Incorporation and bylaws.

    J. None of the Borrowers will change its name, Fiscal Year, current tax status or method of accounting except as required by GAAP. A Borrower may change its name if the

         Borrowers have given the Agent sixty (60) days prior notice of such name change and there shall have been taken such action as the Agent deems necessary to continue the perfection of the Liens securing payment of the Obligations.

    K. None of the Borrowers will pay any management fees to or enter into any transaction with any Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

    L. None of the Borrowers will engage in any other line of business or business venture, including, but expressly not limited to, any joint ventures, partnerships or other ventures, other than those presently engaged or those which are directly related thereto, or change any method of operation or manner of doing business in any material respect.

    M. None of the Borrowers will (i) use proceeds of any Loan to acquire any security in any transaction which is subject to ss.13 or ss.14 of the Securities Exchange Act of 1934, including particularly (but without limitation) ss.13(d) and ss.14(d) thereof, or (ii) permit the proceeds of any Advance to be used for any purpose which is or could become a violation of, or is inconsistent with, Regulation G, T, U or X of the Board.

    N. None of the Borrowers will sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of business and for a fair consideration.

    O. None of the Borrowers will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrowers intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    P. None of the Borrowers will sell, assign, discount, transfer, or otherwise dispose of any Accounts, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business, or (ii) the sale of any such accounts to the Agent or any of the Lenders.

    7.4 ERISA COMPLIANCE. Borrowers shall, and shall cause each ERISA Affiliate to:

    A. At all times, make prompt payment of all contributions required under all Employee Plans and required to meet the minimum funding standard set forth in ERISA with respect to all Employee Plans;

    B. With respect to any Pension Plan, not permit to exist any material "ACCUMULATED FUNDING DEFICIENCY" (within the meaning of ss.302 of ERISA and ss.412 of the Code), whether or not waived, with respect thereto;

    E. Not engage in any transaction in connection with which the Borrowers or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of ss.502 of ERISA or a material tax imposed under the provisions of ss.4975 of the Code;

    D. Not terminate any Pension Plan in a "DISTRESS TERMINATION" under ss.4041 of ERISA, or take any other action which could result in a material liability of the Borrowers or any ERISA Affiliate to the PBGC;

    E. Not adopt an amendment to any Pension Plan requiring the provision of security under ss.307 of ERISA or ss.40(a)(29) of the Code;

    F. Within thirty (30) days after the filing thereof, furnish to the Agent each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the IRS pursuant to ERISA, and the regulations promulgated thereunder, in connection with each Employee Plan for each Employee Plan year;

    G. Notify the Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Employee Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate U.S. District Court of a trustee to administer an Employee Plan, together with a statement, if requested by the Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and,

    H. Furnish to the Agent, upon request, such additional information concerning any Employee Plan as may be requested.

    7.5 INDEMNITY. EACH LOAN PARTY, JOINTLY AND SEVERALLY, INDEMNIFY AND SHALL SAVE, AND HOLD THE AGENT AND THE LENDERS (INDIVIDUALLY, AN "INDEMNITEE" AND COLLECTIVELY, THE "INDEMNITEES") FROM AND AGAINST THE FOLLOWING (EACH A "CLAIM"): (I) ANY AND ALL CLAIMS, DEMANDS, ACTIONS, OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON IF THE CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION THAT THE PERSON ASSERTS OR MAY ASSERT AGAINST A LOAN PARTY (II) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE IF THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO THE COMMITMENT, THE USE OF PROCEEDS OF THE LOANS, OR THE RELATIONSHIP OF A LOAN PARTY AND THE AGENT OR ANY OF THE LENDERS UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED PURSUANT TO THIS AGREEMENT; (III) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY DIRECTLY OR INDIRECTLY RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN CLAUSES (I) OR (II) ABOVE; AND, (IV) ANY AND ALL LIABILITIES, LOSSES, REASONABLE AND NECESSARY COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF ANY OF THE FOREGOING. If any claim is asserted against any Indemnitee, the Indemnitee shall promptly notify the Borrowers, but the failure to so promptly notify the Borrowers shall not affect the Loan Parties' obligations under this Section unless such failure materially prejudices the Loan Parties' right to participate in the contest of the Claim. The obligations and liabilities of the Loan Parties to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of the Obligations.

                                   ARTICLE VIII
                               CONDITIONS PRECEDENT

    8.1 INITIAL ADVANCES. The obligation of the Lenders to make any Advance on the Loans is subject to the conditions precedent that, on or before the date of the initial Advance, the Agent shall have received the following:

    A. The Borrowers must evidence in a manner satisfactory to the Agent that the principals of the Borrowers shall have funded not less than $7,400,000.00 in equity contributions to the Borrowers.

    B.   A duly executed Notice of Borrowing.

    C. Each of the Collateral Documents duly executed by the parties thereto. Each document, including, without limitation, any Financing Statements, required by the Collateral Documents, under law or requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent for the benefit of the Lenders, a perfected first priority Lien on the Collateral described therein shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, the Agent shall have received an acknowledgment copy, or other evidence satisfactory to the Agent, of each such filing, registration or recordation and satisfactory evi- dence of the payment of any necessary fee, tax or expense relating thereto. The Agent shall have received the possession of the certificates representing all of the Pledged Stock, together with undated stock powers executed in blank.

    D. Subordination Agreements executed by D. Bowen King and Edsel S. Ries in the form of Exhibit 8.1.D.

    E. The Landlord Agreements in the form of Exhibit 8.1.E, duly executed by each landlord under on each Leasehold pursuant to which any Borrower possesses any leasehold interest in real property on which any portion of the Borrower's business is operated. All of the Leaseholds are set out in Schedule 8.1.E. Notwithstanding the foregoing, if the Borrowers have not obtained all Landlord Agreements on or before the Effective Date, the condition will be waived as to the initial fundings of the Loans, however, the Borrowers covenant to obtain the Landlord Agreements within forty-five (45) days of the Effective Date. If, within forty-five (45) days of the Effective Date, the Borrowers have not obtained all Landlord Agreements, there will be established a Reserve equal to the rental which will accrue over a ninety (90) day period for each of the Leaseholds for which a Landlord Agreement has not been obtained.

    F.   The duly executed Lockbox Agreement.

    G.   The duly executed Hazardous Materials Indemnification Agreement.

    H. Favorable opinions of legal counsel for Borrowers in form and substance satisfactory to the Agent subject to reasonable assumptions, qualifications and limitations.

    I. An Officers Certificate in the form of Exhibit 8.1.1 certified by the President and the Secretary of Invatec, stating that after due investigation and review of matters pertinent to the subject matter of such certificate, (i) no litigation is pending or threatened which would have a Material Adverse Effect except as specifically disclosed in the Financial Statements of Borrowers; (ii) no investigation or proceeding before any Governmental Authority is con- tinuing or threatened against such Borrower, or any officer, director or Affiliate of such Borrower with respect to this Agreement, the Documents or any of the transactions contemplated hereby or thereby which could have a Material Adverse Effect; and, (iii) to the best knowledge and belief of such Persons, after due investigation and review of matters pertinent to the subject matter of such certificate (a) all of the representations and warranties contained herein and the other Loan Documents are true and correct as of the date of the Advance, and (b) no event has occurred and is continuing, or would result from the Ad-vance, which constitutes a Default or an Event of Default. The Agent shall also receive a summary and analysis of all litigation in which any Borrower is involved, in form and substance acceptable to the Agent, and a statement to the effect that no litigation in which a Borrower is involved would, in the event of an adverse determination, have a Material Adverse Effect.

    J. Resolutions of each of the Borrowers approving the execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated herein and therein, duly adopted by its board of directors and accompanied by a certificate of the Secretary of each Borrower stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect. The resolutions shall certify the name of each officer authorized to sign the Loan Documents to be executed by the Borrower and the other documents or certificates to be delivered by the Borrower pursuant to the Loan Doc- uments, together with the true signature of each such officer. The Agent may conclusively rely on each certificate until the Agent receives a further certificate of the Secretary canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate.

    K. Certificates of Corporate Existence issued by the Secretary of State of each state of incorporation for each respective Borrower and a Certificate of Account Status or like certificates for each Borrower and Certificates of Qualification, Certificates of Authorization or other similar instruments for each Borrower, issued by the Secretary of State or other appropriate official of each of the states wherein a Borrower is qualified to do business, each dated within ten (10) days of the Effective Date.

    L. The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC reporting service, listing all effective financing statements which name any of the Borrowers (including the assumed names under which any of the Borrowers may or has conducted business) as debtor and which are filed in the appropriate offices in any state in which any of the Borrowers have operating offices, together with copies of such financing statements. With respect to any Liens which are not Permitted Liens, the Agent shall have received termination statements in form and substance satisfactory to it.

    M. Copies of the Articles of Incorporation of each Borrower and all amendments thereto, certified by the Secretary of State of the State of incorporation for the Borrower, and dated within ten days of the Effective Date, and a copy of the bylaws of each Borrower, and all amendments thereto, certified by the Secretary of the Borrower, as being true, correct and complete as of the date of such certification.

    N. The Agent shall have received and determined to be in form and substance satisfactory to the Agent:

              (1) The most recent, dated not earlier than forty-five (45) days prior to the Effective Date, schedule and aging of accounts receivable of the Borrowers;

              (2) Evidence that the Borrowers have not less than $3,200,000.00 of Availability on the Effective Date;

              (3) A copy of a field examination of the Borrowers' books and records and the results of such field examination shall be satisfactory to the Agent in all respects;

              (4) The Financial Statements described in Section 9.1.D, together with management letters received for the last Fiscal Year;

              (5) Evidence that the Transactions are in compliance with all Requirements;

              (6) Evidence that all requisite third party consents (including, without limitation, consents with respect to the Borrowers) to the Transactions have been received;

              (7) Copies of all Material Contracts between any of the Borrowers and its major customers and suppliers and all material leases and franchise agreements of the Borrowers;

              (8) Evidence that the Borrowers have cash management and management information systems satisfactory to the Agent;

              (9) Evidence that there has occurred no event which would have a Material Adverse Effect on the business, assets, operations or financial condition of the Borrowers since the date of the last Financial Statements provided to the Agent; and,

              (10) Evidence that there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting any of the Borrowers or any of respective Borrower's business, assets or rights which involve any of the Transactions.

    O. The Agent shall have had the opportunity, if the Agent so chooses, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing field examination which shall include, without limitation, verification of Eligible Accounts, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent in all respects.

    P. The corporate structure and capitalization of each of the Borrowers shall be satisfactory to the Lenders in all respects.

    Q. All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

    R. Invatec, for and on behalf of the Borrowers, shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Advance made on the Effective Date, in form and substance satisfactory to the Agent.

    S. The Agent and the Lenders shall have received from the Borrowers, and its counsel where appropriate, a letter stating that there are no material violations of ERISA, OSHA or Environmental Laws which would have a Material Adverse Effect.

    T. The Agent and the Lenders shall have received from the Borrowers and shall be satisfied with management prepared income statements, balance sheets and cash flow projections for the Borrowers for Fiscal Years 1997, 1998, and 1999, including a pro forma balance sheet as of the Effective Date.

    U. Evidence satisfactory to the Agent that the insurance policies required by this Agreement and the Collateral Documents are in force and effect, the originals of all such policies, or copies of the policies with certificates of insurance, where required, and receipts showing that the premiums therefor have been paid.

    V. The Borrowers shall have paid in full (i) all fees owed to the Agent and the Lenders by the Borrowers under this Agreement, and, (ii) all legal fees charged, and all costs and expenses incurred, by legal counsel to the Agent through the Effective Date in connection with the Transactions.

    W. Upon the fulfillment of all applicable conditions set forth herein, the Agent will, as soon as practicable, but in no event later than 5:00 p.m. (New York, New York time) on the first Business Day after the Effective Date, fund the proceeds of the Advance to Union Bank of California to payoff and discharge Indebtedness of Steam Supply secured by Liens on the Collateral, and upon receipt of and such other instruments as the Agent shall require.

    8.2 SUBSEQUENT ADVANCES. The obligation of any Lender to make any subsequent Advance under this Agreement shall be subject to the following additional conditions precedent:

    A. As of the date of the making of such Advance, there shall not exist any Default or Event of Default.

    B. Borrowers shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with before or on the date of such Advance.

    C. As of the date of making such Advance, no change that would cause a Material Adverse Effect shall have occurred.

    D. In the case of any Borrowing, the Agent shall have received an appropriate Notice of Borrowing dated as of the date of a Borrowing signed by a Responsible Officer of Borrowers. All of the statements contained in such Notice of Borrowing shall be true and correct, and such Notice of Borrowing shall contain a certification by such officer that, as of the date thereof, (i) all of the representations and warranties of Borrowers contained in this Agreement and each of the Loan Documents executed by Borrowers are true and correct, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes a Default or an Event of Default, and
         (iii) such other facts as Lenders may request.

    E. The representations and warranties contained in each of the Loan Documents shall be true in all material respects on the date of making of such Advance, the same force and effect as though made on and as of that date.

                                    ARTICLE IX
                          REPRESENTATIONS AND WARRANTIES

    9.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE BORROWERS. The Borrowers represent and warrant to the Agent and each of the Lenders the following matters concerning the Borrowers.

    A. Each Borrower is a corporation duly incorporated and existing in good standing under the laws of the State shown in its Certificate of Resolution. Each Borrower is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

    B. Each Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by it. The execution, delivery and perfor- mance by each Borrower of this Agreement and each of the other Loan Documents to which it is a party, the Borrowing hereunder by the Borrower, the execution and delivery by the Borrower of the Note, the grant of security interests in the Collateral created by the Collateral Documents and the performance by the Borrower of the Obligations thereunder (collectively, the "TRANSACTIONS") have been duly authorized by all necessary corporate action. Such actions will not (i) violate any provision of law, the Borrower's Articles of Incorporation or bylaws, or (ii) result in the breach of or constitute a default under other agreement or instrument to which the Borrower is a party. No consent of the Borrower's shareholders or any holder of Indebtedness of the Borrower is required as a condition to the validity of this Agreement.

    C. The Loan Documents, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of each Borrower in accordance with their respective terms.

    D. Each of the Borrowers has furnished to the Agent, (i) current fiscal year end Financial Statements, including a balance sheet and an income and surplus statement, and related statements of retained earnings and changes in financial condition, and current interim, year-to-date balance sheet and the income and surplus statements and related statements of retained earnings and changes in financial condition. The Financial Statements are true and correct and have been prepared in accordance with GAAP throughout the periods involved. The balance sheets fairly present the financial condition of the Borrower as of the dates thereof, and the income and surplus statements fairly present the results of the operations of the Borrower for the periods indicated. There have been no changes in the condition, financial or otherwise, of any Borrower since the dates of such Financial Statements which would have a Material Adverse Effect.

    E. Except as disclosed in the Financial Statements referenced in Section 9.1.D, none of the Borrowers has any (i) Investment in any other Person, or (ii) agreements in effect providing for or relating to extensions of credit in respect of which it is or may become directly or contingently obligated.

    F. There is no material fact that Borrowers have failed to disclose to the Agent or the Lenders which could have a Material Adverse Effect. Neither the Financial Statements referenced in Section 9.1.D, nor any certificate or statement delivered herewith or heretofore by Borrowers to the Agent in connection with negotiations of the Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

    G. The Borrowers have good title to the assets pledged or given as Collateral to secure the Loans, free and clear of all Liens except the Permitted Liens. None of the Borrowers is aware of any reason why each of the Collateral Documents to which it is a party would not create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority security interest in the Collateral identified therein, subject to the Permitted Liens.

    H. Each Borrower has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 9.1.D and all assets and properties acquired since the date of such balance sheet, except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and (ii) minor defects in title that do not interfere with the ability of the Borrower to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than Permitted Liens.

    I. Each Borrower has complied in all material respects with all obligations under all Leaseholds to which it is a party and under which it is in occupancy, except for the failure of the Borrower to obtain the consent of all of the owners of the Premises to the transfer of the Leaseholds or where noncompliance does not affect the Borrower's use or occupancy, and all such leases are in full force and effect and the Borrower enjoys peaceful and undisturbed possession under all such leases.

    J. Each Borrower owns or controls or has the right to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of its business. No Borrower is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other Person or Persons. There is no claim or action by any such other Person pending, or to the knowledge of any Re- sponsible Officer of any of the Borrowers, threatened, against any of the Borrowers with respect to any of the rights or property referred to in this Section.

    K. Invatec is the sole shareholder of Puget and Benicia. Puget is the sole shareholder of Steam and Flickinger. No Borrower owns any other Subsidiary. The sole shareholders of Invatec are set out in Schedule 9.1.K, which sets out the authorized and the issued capital stock of Invatec. There are no outstanding warrants or options to purchase any of the capital stock of any of Borrowers. All outstanding capital stock of each Borrower has been validly issued, is fully paid and non-assessable and is owned by the shareholder free and clear of all Liens, except for the Liens in favor of the Lenders.

    L. Each of the Borrowers is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred and the Liens in connection herewith, will be Solvent.

    M. Except as disclosed in writing to the Agent and the Lenders, no Borrower is a party to a transaction with any Affiliate. All such transactions are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

    N. None of the Borrowers is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which the Borrower is a party or by which any of the Borrower's property is bound except for the failure of the Borrower to obtain the consent of all of the owners of the Premises to the transfer of the Leaseholds.

    O. Neither the business nor the property of any Borrower are, affected by any fire, explosion, accident, strike, lockout or other labor dispute, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

    P. The proceeds of the Loans will be used by the Borrowers solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any "MARGIN STOCK" as defined in Regulation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "PURPOSE CREDIT" within the meaning of such Regulation U, Regulation X, or Regulation G. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither any of the Borrowers nor any Person acting on behalf of any Borrower has taken or will take any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Regulation U, Regulation X, or Regulation G or any other regulations of the Board or to violatess.8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. No Borrower owns margin stock except for that described in the Financial Statements referred to in Section 9.1.D and, as of the Effective Date, the aggregate value of all margin stock owned by any Borrower does not exceed twenty-five (25) per cent of the value of all of the Borrower's assets. If requested by any Lender, each Borrower shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in Regulation U.

   Q. No Borrower has during the preceding five (5) years, been known as or used any fictitious, assumed or trade names except for the assumed names enumerated in Schedule 9.1.Q. The principal office, chief executive office and principal place of business of each Borrower is at the address set out in the Security Agreement executed by the Borrower. Each Borrower maintains its principal records and books at such address.

    R. Each Borrower possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses and permits, approvals and consents (collectively, the "PERMITS") of all Governmental Authority as required to conduct its business. Each such Permit is and will be in full force and effect. Each Borrower is in compliance in all material respects with all Permits, and to its knowledge no event, including, without limitation, any violation of any law, rule or regulation, has occurred which allows the revocation or termination of any Permit or any restriction thereon.

    S. All employment agreements, compensation agreements or management agreements of any of the Borrowers is terminable with not more than thirty (30) days notice.

    9.2 REGULATORY MATTERS. Borrowers represent and warrant that as of the Effective Date, no Regulatory Defects exist, and specifically the following matters.

    A. No Borrower or any Person having "CONTROL" (as that term is defined in 12 U.S.C. ss.375(b)(5) or in regulations promulgated pursuant thereto) of any Borrower, is an "EXECUTIVE OFFICER", "DIRECTOR", or "PRINCIPAL SHAREHOLDER" (as those terms are defined in 12 U.S.C.ss.375(b) or in regulations promulgated pursuant thereto) of any of the Lenders, of a bank holding company of which any of the Lenders is a subsidiary, or of any subsidiary of a bank holding company of which any of the Lenders is a subsidiary, or of any bank at which any of the Lenders maintains a "CORRESPONDENT ACCOUNT" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with any of the Lenders.

    B. Except as disclosed in the Financial Statements of the Borrowers and the summary and analysis of litigation in which the Borrowers are involved, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Responsible Officer of any of the Borrowers threatened against or affecting any Borrower or the business, assets or rights of any of the Borrowers (i) which involve any of the Transactions, or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any Borrower to conduct business substantially as now conducted, or have a Material Adverse Effect.

    C. The Borrowers have filed all U.S. tax returns and all state and foreign tax returns which are required to be filed. The returns properly reflect the U.S. income tax, foreign tax and/or state taxes of each Borrower for the period covered thereby. The Borrowers have paid, or made provisions for the payment of, all Taxes which have become due pursuant to the re- turns or pursuant to any assessment received by the Borrower, except such Taxes, if any, as are being contested in good faith and as to which, adequate cash reserves have been provided. No Federal income tax returns of any Borrower have been audited by the IRS. None of the Borrowers has, as of the Effective Date, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Borrowers is a party to or has any obligation under any tax sharing agreement.

    D. (i) No Reportable Event has occurred and is continuing with respect to any Employee Plan; (ii) PBGC has not instituted proceedings to terminate any Employee Plan; (iii) neither the Borrowers, any ERISA Affiliate, any member of the Controlled Group, nor any duly-ap- pointed administrator of an Employee Plan has (a) incurred any liability to PBGC with respect to any Employee Plan other than for premiums not yet due or payable, or (b) insti- tuted or intends to institute proceedings to terminate any Employee Plan underss.4041 or ss.4041A of ERISA or withdraw from any Multi-Employer Plan (as that term is defined in ss.3(37) of ERISA); and, (iv) each Employee Plan has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

    E. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrowers of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

    F. The Borrowers have complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. ss.ss.200 et.seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. ss.215(a). This representation and warranty, and each re-confirmation thereof, shall constitute assurance from Borrowers, given as of the Effective Date and as of the date of each re-confirmation, that Borrowers have complied with the requirements of the FLSA, in general, and 29 U.S.C. ss.215(a)(1), thereof, in particular.

    G. Except as disclosed to the Lenders in writing, the Borrowers are compliance with all laws, rules, regulations, orders and decrees which are applicable to the Borrowers or their properties.

    H. None of the Borrowers has been accused of being in violation of Title IX, of the Organized Crime Control Act of 1970, entitled "RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS" (RICO), 18 U.S.C. ss.ss.1961 et.seq.

    I. The operations of the Borrowers comply in all material respects with all applicable Environ- mental Laws (except as disclosed in writing to the Lenders) and with OSHA. The Borrowers and all of Borrowers' present facilities or operations, as well as, to the knowl- edge of the Borrowers, Borrowers' past facilities or operations, are not subject to any judicial or administrative proceeding or any outstanding written order or agreement with any Governmental Authority or private party respecting (i) Environmental Laws, (ii) any remedial work (except as disclosed in writing to the Lenders), or (iii) any environmental claims arising from the release of Hazardous Materials into the environment. To the best of the knowledge of the Borrowers, none of Borrowers' operations is the subject of any Federal or state investigation evaluating whether any remedial work is needed to respond to a release of any Hazardous Materials into the environment in violation of Environmental

         Laws. Borrowers have not filed any notice under Enviromental Laws indicating past or present treatment, storage, or disposal of Hazardous Materials or reporting a spill or release of Hazardous Materials into the environment in violation of Environmental Laws. To the best of the knowledge of the Borrowers, Borrowers do not have any contingent liability in connection with any release of any Hazardous Materials and none of Borrowers' operations involve the generation, transportation, treatment or disposal of Hazardous Materials.

    9.3 REPRESENTATIONS REGARDING ACCOUNTS. The Borrowers make the following representations and warranties which shall be deemed to be incorporated by reference in each Notice of Borrowing and shall be deemed repeated and confirmed with respect to each item of the Accounts as it is created or otherwise acquired by the Borrowers.

    A. Each Account Debtor named in an Eligible Account or on an invoice is, to the best of Borrowers' knowledge, Solvent and will continue to be fully able to pay in full when due all Accounts on which the Account Debtor is obligated in full when due.

    B. Each Eligible Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrowers, or work, labor and/or services theretofore rendered by the Borrowers.

    C. No Eligible Account is or shall be subject to any defense, setoff, counterclaim, discount or allowances except as may be stated in the copy of the invoice delivered to the Agent.

    D. No note, trade acceptance, draft or other instrument or chattel paper has been or will be received with respect to merchandise giving rise to any Eligible Account unless the same is assigned and delivered to the Agent.

    E. There has been no material change in credit criteria or collection policies concerning Accounts of the Borrowers since December 31, 1996.

    F. A Borrowers shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of Collateral owned by it;

    G. To the best of Borrowers' knowledge, none of the transactions underlying or giving rise to any Eligible Accounts shall violate any applicable state or federal laws or regulations, and all documents relating to any Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of applicable Debtor Laws.

    H. All documents and agreements relating to Eligible Accounts shall be true and correct and in all respects what they purport to be.

    I. To the best of Borrowers' knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Accounts shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract.

    J. Borrowers shall maintain books and records pertaining to the Accounts in such detail, form and scope as the Agent shall require.

    K. Borrowers will immediately notify the Agent if any Accounts arise out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the Governmental Authority under the Assignment of Claims Act.

    L. Borrowers shall not redate any invoice or sale or make sales on extended dating beyond that customary in the industry

    9.4 REPRESENTATIONS REGARDING INVENTORY. The Borrowers make the following representations and warranties regarding the Inventory which shall be deemed to be incorporated by reference in each Notice of Borrowing and shall be deemed repeated and confirmed with respect to each item of Inventory as it is acquired by Borrowers.

    A. No part of the Inventory is subject to any Lien or security interest whatsoever except for the security interest granted to the Agent in the Loan Documents.

    B. All Inventory is located on the Premises.

    C. Except as promptly disclosed to the Agent from time to time in writing, all Inventory shall be of good merchantable quality, free from any defects which would affect the market value of the Inventory.

    D. Borrowers will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Inventory, and any other matters affecting the value of the Inventory.

    E. Borrowers shall conduct a physical count of the Inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost {on a FIFO basis} or market value) of such Inventory.

    9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrowers shall survive delivery of the Loan Documents and the making of the Loans. Any investigation at any time made by or on behalf of the Agent or any of the Lenders shall not diminish the Agent's or any Lender's right to rely on the representations and warranties made by Borrowers.

                                     ARTICLE X
                               DEFAULTS AND REMEDIES

    10.1 EVENTS OF DEFAULT. The Borrowers shall be in Default hereunder if any one of the following shall occur:

    A. If any installment of principal on any of the Note shall not be paid when and as due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

    B. If any installment of interest on the Note, any fee or any other amounts payable hereunder, or any other Loan Document or in connection with any Advance or the Transactions shall not be paid when and as due and payable, or if there shall occur a failure to pay any Obligations owed to the Lenders when and as the same shall become due and payable;

    C. If there be a termination of all or any portion of any Material Contract.

    D. If any representation, statement, warranty or certification made by any Loan Party in the Loan Documents, or furnished to the Agent or any of the Lenders in connection with the Loans, shall prove to have been incorrect in any material respect at the time of making or issuance thereof.

    E. If there shall occur any one of the following events (an "EVENT OF DEFAULT"), and if the event can be cured by affirmative action on the part of Borrowers but shall continue uncured after five (5) days from the earlier to occur of (i) the date such event becomes known to a Loan Party, or (ii) the date the Agent shall have given notice to Borrowers that such event has occurred; provided, however, the Agent shall not be required to give notice of any such failure or event; provided, further, if an Event of Default cannot be cured within time above specified because of causes beyond Borrowers' control, Borrowers must timely commence and continue the curing of the Event of Default with due diligence to completion:

         (1) If the Borrowers shall fail to comply with any of the covenants and agreements set forth in Section 7.1.A.(3) or Section 7.1.A.(7); and/or,

         (2) Both the following events shall occur: (i) Either (a) process shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) by Borrowers, any ERISA Affiliate, any Subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Employee Plan shall be terminated in any such case under ss.4041 or ss.4042 of ERISA, or (b) a Reportable Event, the occurrence of which would cause the imposition of a lien under ss.4068 of ERISA, shall have occurred with respect to any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) and be continuing for a period of sixty (60) days; and, (ii) the sum of the estimated liability to PBGC under ss.4062 of ERISA and the currently payable obligations of Borrowers or any ERISA Affiliate to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of ss.412 of the Code) under the Employee Plan or Employee Plans subject to such event shall exceed ten (10) per cent of Tangible Net Worth at such time; and/or,

         (3) Any or all of the following events shall occur with respect to any Multi-Employer Plan (as that term is defined in ss.3(37) of ERISA) to which Borrowers or any ERISA Affiliate contributes or contributed on behalf of its employees: (i) Borrowers or any ERISA Affiliate incurs a withdrawal liability under ss.4201 of ERISA; (ii) any such plan is "IN REORGANIZATION" as that term is defined in ss.4241 of ERISA; or, (iii) any such Employee Plan is terminated under ss.4041A of ERISA and the Agent determines in good faith that the aggregate liability likely to be incurred by Borrowers or any ERISA Affiliate, as a result of all or any of the events specified in subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect.

    F. If there shall occur any change in the condition (financial or otherwise) of the Borrowers which, in the opinion of the Agent or the Lenders, has a Material Adverse Effect.

    G. If any of the Loan Documents shall, for any reason, (i) cease to be, or shall be asserted by the Borrowers not to be, legal, valid and binding agreements enforceable against the Borrowers executing the same in accordance with the respective terms thereof, (ii) in any manner be terminated or become or be declared ineffective or inoperative, or
         (iii) in any manner whatsoever cease to give or provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

    H. If there shall occur a failure by the Borrowers in the observance or performance of any other provision of the Loan Documents. The provisions of this Agreement shall control in the event that any provision of any other Loan Document is in conflict with the provisions of any other instrument executed pursuant hereto and all of such provisions in such other instruments shall be deemed to be cumulative of the provisions hereof to the extent such provisions are not inconsistent herewith.

    I. If there shall occur a failure beyond any period of grace, if any, by the Borrowers in the payment, when due, of (i) the interest on or the principal of any Indebtedness in excess of $10,000.00, other than accounts payable incurred in the ordinary course of business, or (ii) any other Indebtedness and if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness, at its option to accelerate, the maturity of such Indebtedness.

    J. If a judgment (not reimbursed by insurance) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $10,000.00 shall be rendered by a court or other tribunal against a Loan Party, and (i) shall remain undischarged or un-bonded for a period of thirty
         (30) consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively, or (ii) any judgment creditor or other Person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty.

    K. If there shall be any Change of Control of any of the Borrowers.

    L. If a Lien in excess of $10,000.00 arising from unpaid Taxes shall be filed against any of the Borrowers' properties or assets.

    M. If any Borrower shall:

         (1) Apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of such Person, or of such Person's property; and/or,

         (2) Admit in writing such Person's inability to pay debts as they mature; and/or,

         (3) Make a general assignment for the benefit of creditors; and/or,

         (4) Be adjudicated to be bankrupt or insolvent by any court having jurisdiction; and/or,

         (5) File a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment, an arrangement or similar relief with creditors under any present or future Debtor Laws or file an answer admitting the material allegations of a petition filed against such Person in bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken for the purpose of effecting any of the foregoing; and/or,

         (6) Have a receiver or trustee or assignee in bankruptcy or insolvency appointed for such Person or such Person's property without such Person's application or consent.

    N. If an involuntary petition or complaint shall be filed against any of the Borrowers seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Per-son's assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or, if an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any of the Borrowers or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets.

    10.2 REMEDIES. Upon the occurrence of an Event of Default, the obligation of the Lenders to extend Advances to the Borrowers pursuant hereto shall immediately terminate. If a Default shall occur, the Lenders may, at their option, without notice to the Borrowers, declare the principal of and interest accrued on the Obligations to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived. Notwithstanding the foregoing, if the Default is a default set out in Section 10.1.M or Section 10.1.N, the Commitment shall automatically terminate and the principal of the Note, together with accrued interest and fees thereon and any other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived. Thereafter, the Agent, for and on behalf of the Lenders, may exercise all remedies available to the Agent as provided in any of the Loan Documents, and at law or in equity. None of the provisions contained in any of the Loan Documents shall, or shall be deemed to, give the Agent or any of the Lenders the right to exercise control over the assets, including, without limitation, real property, affairs, or management of Borrowers. The rights of the Agent and the Lenders are limited to the exercise the remedies provided in this Agreement and the other Loan Documents.

    10.3 NOTICES OF DEFAULT. Upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, the Borrowers shall immediately furnish to the Agent notice specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto.

                                   ARTICLE XI
                                      AGENT

    11.1 APPOINTMENT. In order to expedite the transactions contemplated by this Agreement, the Agent is appointed to act as agent on behalf of the Lenders. Each of the Lenders (which term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Lender) and each subsequent holder of the Note, by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. No other agent or coagent will be appointed without to consent of Chase.

    11.2 AUTHORIZATION. The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority to:

    A. Receive on behalf of each of the Lenders any payment of principal of or interest on the Note and all other amounts accrued hereunder paid to the Agent and, pursuant to the terms hereof, distribute to each Lender its proper share of all payments so received;

    B. Give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender;

    C. Take all actions with respect to this Agreement and the other Loan Documents as are specifically delegated to the Agent; and,

    D. In the event that (i) the Borrowers fail to pay any of the Obligations when due, or (ii) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent shall, within a reasonable time, give written notice thereof to the Lenders, and shall take such action with respect to such Default, Event of Default or other condition or event as it shall be directed to take by the Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action under the Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of all of the Lenders.

    11.3 RESPONSIBILITIES OF AGENT. It is expressly understood and agreed that the obligations of the Agent under the Loan Documents are only those expressly set forth in the Loan Documents.

    A. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof.

    B. In the event that the Agent shall acquire actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, the Agent shall promptly give notice thereof to the Lenders.

    C. Lenders recognize and agree, that for the purposes of Section 2.1 hereof the Agent shall not be required to independently determine whether the conditions described in Section 8.2 have been satisfied and, in disbursing funds to the Borrowers, may rely fully upon statements contained in the relevant Notice of Borrowing.

    D. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith at the request or with the approval of the Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders).

    E. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender, other than the Agent, of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

    F. The Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any such notice, consent, certifi- cate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the exercise of its judgment, or which may appear to it to be neces-sary or desirable in the circumstances.

    G. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrowers to perform any of its obligations hereunder.

    H. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it.

    I. The relationship between the Agent and each of the Lenders is only that of principal and agent and has no fiduciary aspects, and the Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Note), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting upon the instructions of the Lenders and such instructions shall be binding upon all the Lenders and all holders of the Note; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

    11.4 RESIGNATION AND SUCCESSOR. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers and the Agent may be removed at any time with or without cause by the Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as the Agent.

    11.5 NOTEHOLDERS. The Agent may treat the payee of the Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

    11.6 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it.

    11.7 EXPENSES AND INDEMNIFICATION. Each Lender agrees to reimburse the Agent in the amount of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers. Each Lender agrees to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any manner relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers.

    11.8 BENEFIT AND APPLICABILITY OF ARTICLE. The agreements contained in this Article are applicable to and solely for the benefit of the Agent and the Lenders, and are not applicable to or for the benefit of, or shall the provisions of this Article be relied upon by the Borrowers or any other Person, and no Loan Party assumes or shall have any duties, covenants, obligations or other liabilities of any kind whatever by reason or in consequence of any provisions contained in this Article.

                                  ARTICLE XII
                           ASSIGNMENT OF NOTE AND LIENS

    12.1 ASSIGNMENT OF NOTE AND LIENS. It is specifically understood and agreed among the Borrowers, the Agent, and the Lenders that the Lenders have borrowed sums from Chase and Texas Commerce (collectively, the "BANKS") pursuant to certain credit facilities granted by the Banks and administered by Chase. To secure the extension of credit to the Lenders, the Lenders will collaterally assign, transfer and convey to Chase, as agent for the Banks, the Note and the Collateral Documents. As assignee of the Note and the Collateral Documents and agent for the Banks, Chase will, so long as any sums are owing by any of the Lenders to the Banks, be the successor Agent and shall administer the Loans made pursuant to the terms of this Agreement for and on behalf of the Lenders. The Note, duly indorsed with recourse, will be delivered to Chase, as the agent for the benefit of the Banks, together with a Security Agreement-Collateral Assignment of Note. Pursuant to the terms of the Security Agreement-Collateral Assignment of Note Chase has the right to exercise and will exercise all of the functions of the Agent hereunder. Each of the Borrowers agree to perform and fulfil its respective obligations hereunder to Chase and as required by it.

    12.2 NOTEMAKER ESTOPPEL CERTIFICATE. In confirmation of their respective acknowledgements of the assignment of the Note and Collateral Documents and their respective agreements to perform and fulfil their agreements to Chase, the Borrowers agree to execute and deliver to Chase a Notemaker Estoppel Certificate in the form of Exhibit 12.2.

                                  ARTICLE XIII
                                  MISCELLANEOUS

    13.1 NOTICES. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt, if hand delivered, (ii) three (3) days after being deposited with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested, or (iii) upon receipt (promptly confirmed in writing) if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section or in accordance with the latest revoked direction from such party. Notices to be provided to any of the Borrowers shall be given to Invatec. Notices to be provided to any of the Lenders shall be given to the Agent. Notices, consents and other communications provided for herein shall be in writing and shall be addressed:

    If to Invatec:                INNOVATIVE VALVE TECHNOLOGIES, INC.
                                  14900 Woodham Drive, A-125
                                  Houston, Texas  77073

    If to the Agent:              THE SAFE SEAL COMPANY, INC.
                                  14900 Woodham Drive, A-125
                                  Houston, Texas 77073

    If to Chase:                  THE CHASE MANHATTAN BANK
                                  Asset Based Lending
                                  633 Third Avenue, 7th Floor
                                  New York, New York 10017
                                  Attention:  Credit Deputy

    13.2 SEVERABILITY. In the event any one or more of the provisions contained in the Loan Documents should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms. The parties shall endeavor, in good faith negotiation, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as nearly as possible to that of the invalid, illegal or unenforceable provision.

    13.3 CAPTIONS. The Article, Section, Subsection captions, headings, and arrangements, the Schedules, Exhibits and the Table of Contents used in this Agreement are for convenience of reference only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

    13.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrowers, any Subsidiary of Borrowers, any ERISA Affiliate, the Agent and the Lenders and shall inure to the benefit of Borrowers, any Subsidiary of Borrowers, any ERISA Affiliate, Agent, Lenders and the successors and assigns of the Agent and the Lenders. No Loan Party may, without the prior consent of the Lenders, assign any rights, powers, duties or obligations hereunder. Without limiting the generality of the foregoing, the Borrowers specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank.

    13.5 SYNDICATIONS. In the event that Chase shall elect to further syndicate the credit facility provided under this Agreement, the Borrowers agree to use their best efforts to assist Chase in same, including, but not limited to, the providing of such information and confirmations of the Obligations to proposed syndicate members as shall be necessary to permit the proposed syndicate members to evaluate the credit facility provided hereunder.

    13.6 NON-LIABILITY OF THE AGENT AND THE LENDERS. The relationship among the Borrowers, the Agent and the Lenders is, and shall at all times remain, solely that of debtors and creditors. Neither the Agent nor any of the Lenders undertakes or assumes any responsibility or duty to any Person to review, inspect, supervise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Agent or any of the Lenders in connection with any such matter is for the protection of the Agent and the Lenders, and no Person is entitled to rely thereon.

    13.7 FINANCING STATEMENTS. Any carbon, photographic or other reproduction of any Financing Statement signed by any of the Borrowers is sufficient as a financing statement for all purposes, including, without limitation, filing in any state pursuant to the provisions of the UCC.

    13.8 LIST OF EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are attached hereto and made a part hereof for all purposes:

    Exhibit 2.1              Notice of Borrowing
    Exhibit 3.1              Note
    Exhibit 5.1.A            Security Agreement
    Exhibit 5.1.B            Security Agreement-Pledge of Stock

    Exhibit 6.1.             Lockbox Agreement
    Exhibit 7.1.A.(6)        Certificate of Compliance
    Exhibit 7.1.Q            Hazardous Materials Indemnification Agreement
    Exhibit 8.1.D            Subordination Agreement
    Exhibit 8.1.E            Landlord Agreements
    Exhibit 8.1.I            Officers Certificate
    Exhibit 12.2             Notemaker Estoppel Certificate

    Schedule 7.3.A           Scheduled Indebtedness
    Schedule 7.3.B           Scheduled Liens
    Schedule 8.1.E           Leaseholds
    Schedule 9.1.K           Invatec Shareholders
    Schedule 9.1.Q           Borrowers' Assumed or Trade Names

    13.9 MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by the Borrowers therefrom, shall be effective only if the same shall be in writing and agreed to by the Lenders and then shall be effective only in the specific instance and for the purpose for which given.

    13.10 WAIVER. The acceptance by the Agent or any of the Lenders of any partial payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agent or any of the Lenders of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default, or Default. No delay or omission by the Agent or any of the Lenders in exercising any right under the Loan Documents shall impair that right or be construed as a waiver thereof or any acquiescence therein, or shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right under the Loan Documents or otherwise. Any waiver of any provision of this Agreement or the Note or consent to any departure by the Borrowers therefrom must be authorized as provided in
Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent. The rights of the Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law.

    13.11 APPLICABLE LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN NEGOTIATED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPALS OF THE STATE OF NEW YORK, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE LOAN DOCUMENTS EXCEPT AS SPECIFICALLY SET OUT IN ANY SUCH LOAN DOCUMENT.

    13.12 CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION. Any suit, action or proceeding against any Loan Party with respect to the Loan Documents, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of New York, or in the U.S. courts located in State of New York, as the Agent, in the Agent's sole discretion, may elect.

The Agent, each Lender, and each Loan Party submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

    A. All parties irrevocably waive, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

    B. All parties irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in Section 13.1.

    C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

    13.13 WAIVER OF JURY TRIAL. Each party hereto hereby waives any right it may have to a trial by jury in respect of any in any legal proceeding directly or indirectly arising out of, under or in connection with or relating to any of the Loan Documents or the Transactions. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that no representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that it has been induced to enter into this Agreement, the Note and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

    13.14 NO THIRD PARTY BENEFICIARY. Except as otherwise expressly set out herein, the parties do not intend for the this Agreement to inure to the benefit of any third party, or for this Agreement to be construed to make or render the Agent or any of the Lenders liable to any mechanic, materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers for debts or claims accruing to any such Persons against Borrowers. Neither the Agent nor any of the Lenders, by anything herein or in any of the other Loan Documents, assumes any Indebtedness of Borrowers under any contract or agreement assigned to the Agent or any of the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any manner for the performance by the Borrowers of any of the terms and conditions thereof.

    13.15 PAYMENT OF EXPENSES. The Borrowers shall pay all necessary and reasonable expenses, charges, costs and fees provided for in this Agreement or relating to the Loans or the Collateral, including fees, charges, and taxes in connection with recording or filing any of the Loan Documents, charges, fees of any consultants, fees and expenses of the Agent's counsel (which attorneys may be employees of the Agent), fees and expenses of the Agent's special counsel, which may include fees billed for law clerks, paralegals and other persons not admitted to the Bar but performing services under the supervision of an attorney, printing, photocopying and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of insurance policies and surety bonds, fees for any appraisal, market or feasibility study required by the Agent fees for the preparation or review of any releases of any of the Liens. All such expenses, charges, costs and fees shall be the Borrowers' obligations regardless of whether or not the Borrowers have requested and met the conditions for the

Loans. This obligation on the part of the Borrowers shall survive the execution and delivery of the Loan Documents and the repayment of the Obligations. The Borrowers authorize the Agent to pay such expenses, charges, costs and fees at any time by a disbursement of the Loans.

    13.16 CONFLICTS. If there shall exist any conflict among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.

    13.17 ENTIRETY. The Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by the Loan Documents. Except as expressly provided herein or the Loan Documents (other than this Agreement), nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

    13.18 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, upon the request of the Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

    13.19 JOINT AND SEVERAL OBLIGATIONS. The Borrowers are jointly and severally responsible for their respective agreements, covenants, representations and warranties and obligations contained in this Agreement.

    13.20 ENTIRETY. The Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by the Loan Documents. Except as expressly provided herein or the Loan Documents (other than this Agreement), nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

    13.21 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

THIS WRITTEN CREDIT AGREEMENT AND THE LOAN DOCUMENTS DESCRIBED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    In witness whereof, the parties have duly executed this Agreement on the day and year hereinabove first set forth.

INNOVATIVE VALVE                       PUGET INVESTMENTS, INC.
  TECHNOLOGIES, INC.


BY:/s/ CHARLES F. SCHUGART             BY:/s/ CHARLES F. SCHUGART
CHARLES F. SCHUGART                    CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                  SENIOR VICE PRESIDENT

FLICKINGER-BENICIA, INC,               STEAM SUPPLY & RUBBER CO., INC.


BY:/s/ CHARLES F. SCHUGART             BY:/s/ CHARLES F. SCHUGART
CHARLES F. SCHUGART                    CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                  SENIOR VICE PRESIDENT

FLICKINGER COMPANY                     THE SAFE SEAL COMPANY, INC., AGENT


BY:/s/ CHARLES F. SCHUGART             BY:/s/ CHARLES F. SCHUGART
CHARLES F. SCHUGART                    CHARLES F. SCHUGART
SENIOR VICE PRESIDENT                  SENIOR VICE PRESIDENT
SENIOR VICE PRESIDENT

                                 Schedule 7.3.A
                              Scheduled Indebtedness

(1) 5.5% Convertible Subordinated Promissory Note dated July ___, 1997, executed by Innovative Valve Technologies, Inc., in the original principal amount of $____________, payable to the order of D. Bowen King.

(2) 5.5% Convertible Subordinated Promissory Note dated July ___, 1997, executed by Innovative Valve Technologies, Inc., in the original principal amount of $____________, payable to the order of E. S. Ries.

                                  Schedule 7.3.B
                                  Scheduled Liens

None

                                  Schedule 8.1.E
                                    Leaseholds

(1)   2900-2910 California Avenue
      Long Beach, California  90806

(2)   2550 N.W. 25th Place
      Portland, Oregon  97210

(3)   1335 South Inca
      Denver, Colorado  80223

(4)   Steam Supply
      (Lease from Puget Investments)
      615 Alaska Street
      Seattle, Washington  98108

(5)   Bay 4
      120101 Industry Way
      Anchorage, Alaska  99511

(6)   3200 Bayshore Road, Unit #3
      Benicia, California  94510

                                  Schedule 9.1.Q
                        Borrowers' Assumed or Trade Names

Flickinger Company:
      King-Ries Acquisitions, Inc. (Borrower will not use post July 28, 1997) Flickinger Valve Company, Inc.